         The documents identified below are incorporated by reference into and, in accordance with Instruction G of Form N-14 under the Securities Act of 1933, accompany the Registration Statement on Form N-14 of Norwest Advantage Funds filed with the Securities and Exchange Commission on February 13, 1996. These documents were previously filed on paper with the Commission and have not been independently filed electronically. These documents are not filed as part of the Registration Statement.

1.  Prospectus dated October 1, 1995 offering I Shares of
    Adjustable U.S. Government Reserve Fund, Government Income
    Fund and Income Stock Fund (the "Transferor Funds").

2.  Prospectus dated October 1, 1995 offering A Shares and B
    Shares of Adjustable U.S. Government Reserve Fund and
    Government Income Fund.

3.  Prospectus dated October 1, 1995 offering A and B Shares of
    Income Stock Fund.

4. Report of Independent Auditors and Financial Statements of the Transferor Funds for the year ended May 31, 1995.

           END OF REGISTRATION STATEMENT ON FORM N-14
                   OF NORWEST ADVANTAGE FUNDS



























47180012.AD5

PROSPECTUS - I SHARES

October 1, 1995

Norwest Advantage Funds (the "Trust") is registered as an open-end management investment company (a mutual fund). This Prospectus offers I Shares (the "Shares") of twelve portfolios of the Trust: Adjustable U.S. Government Reserve Fund, Government Income Fund, Income Fund and Total Return Bond Fund (each a fixed-income fund); Tax-Free Income Fund, Colorado Tax-Free Fund and Minnesota Tax-Free Fund (each a tax-free fixed-income fund); and Income Stock Fund, ValuGrowth Stock Fund, Small Company Stock Fund, Contrarian Stock Fund and International Fund (each an equity fund) (each of the twelve a "Fund" and collectively the "Funds").

This Prospectus sets forth concisely the information concerning the Trust and the Funds that a prospective investor should know before investing. The Trust has filed with the Securities and Exchange Commission (the "SEC") a Statement of Additional Information ("SAI") dated October 1, 1995, as amended from time to time, which contains more detailed information about the Trust and each of the Funds and is incorporated into this Prospectus by reference. An investor may obtain a copy of the SAI without charge by contacting the Trust. Investors should read this Prospectus and retain it for future reference.

International Fund seeks to achieve its investment objective by investing all of its investable assets in International Portfolio (the "Portfolio"), a separate portfolio of a registered open-end management investment company with an identical investment objective. See "Prospectus Summary" and "Other Information
- Core Trust Structure."

Shares of Colorado and Minnesota Tax-Free Funds are offered solely to residents of Colorado and Minnesota, respectively.




NORWEST ADVANTAGE FUNDS IS A FAMILY OF OPEN-END INVESTMENT COMPANIES COMMONLY KNOWN AS MUTUAL FUNDS. THE SHARES OF MUTUAL FUNDS ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENT AGENCY. THE SHARES ALSO ARE NOT OBLIGATIONS, DEPOSITS OR ACCOUNTS OF, OR ENDORSED OR GUARANTEED BY NORWEST BANK MINNESOTA, N.A. OR ANY OTHER BANK OR BANK AFFILIATE.

AN INVESTMENT IN SHARES OF ANY MUTUAL FUND IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

1.   SUMMARY

The following summary is qualified in its entirety by the more detailed information contained in this Prospectus.

WHO SHOULD INVEST
I Shares are offered to fiduciary, agency and custodial clients of bank trust departments, trust companies and their affiliates. See "Purchases and Redemptions of Shares." While no single Fund is intended to provide a complete or balanced investment program, each can serve as a component of an investor's investment program.

THE FUNDS

Shares of twelve portfolios are offered by this Prospectus: (a) four Fixed Income Funds - Adjustable U.S. Government Reserve Fund, Government Income Fund, Income Fund, Total Return Bond Fund (the "Fixed Income Funds"); (b) three Tax-Exempt Fixed-Income Funds - Tax-Free Income Fund, Colorado Tax-Free Fund and Minnesota Tax-Free Fund (the "Tax-Exempt Fixed-Income Funds"); and (c) five Equity Funds - Income Stock Fund, ValuGrowth Stock Fund, Small Company Stock Fund, Contrarian Stock Fund and International Fund (the "Equity Funds"). Only I Shares (formerly, prior to October 1, 1995, Trust Shares) are offered by this Prospectus. Other classes of the Funds, which are designed for retail investors and charge a sales load or incur additional expenses, are offered by separate prospectuses that may be obtained by contacting the Trust. Shares of each class of a Fund have identical interests in the investment portfolio of the Fund and, with certain exceptions, have the same rights. See "Other Information - The Trust and Its Shares."

Fixed-Income Funds

ADJUSTABLE U.S. GOVERNMENT RESERVE FUND seeks high current income consistent with minimal principal fluctuation. This objective is pursued primarily by investing in a portfolio of adjustable rate securities including mortgage-backed securities, that are U.S. Government securities. GOVERNMENT INCOME FUND seeks maximum income and, secondarily, preservation of capital by primarily investing in a portfolio of U.S. Government securities, including mortgage-backed securities. INCOME FUND seeks current income and, secondarily, growth of capital. This objective is pursued by investing in a portfolio of fixed income securities issued by domestic and foreign issuers. TOTAL RETURN BOND FUND seeks total return. This objective is pursued by investing in a portfolio of U.S. Government and investment-grade corporate fixed income securities.

Tax-Exempt Fixed-Income Funds

TAX-FREE INCOME FUND seeks to produce current income exempt from Federal income taxes by investing primarily in a portfolio of investment grade municipal securities, the interest on which is free from Federal income tax. COLORADO TAX-FREE FUND seeks to provide shareholders with a high level of current income exempt from both Federal and Colorado state income taxes (including the alternative minimum tax) consistent with preservation of capital. This objective is pursued by investing primarily in a portfolio of investment grade municipal securities of Colorado issuers. MINNESOTA TAX-FREE FUND seeks to provide shareholders with a high level of current income exempt from both Federal and Minnesota state income taxes (including the alternative minimum tax) without assuming undue risk. This objective is pursued by investing primarily in a portfolio of investment grade municipal securities of Minnesota issuers.

Equity Funds

INCOME STOCK FUND seeks current income and growth of income and, consistent with those objectives, long-term capital growth. This objective is pursued by investing primarily in equity securities of companies that, in the view of the Fund's investment adviser, offer earnings growth potential while paying current dividends. VALUGROWTH STOCK FUND seeks capital appreciation. This objective is pursued by investing in a diversified portfolio of common stock and securities convertible into common stock. The Fund invests primarily in medium - and large
- capitalization companies that, in the view of the Fund's investment adviser, possess above average growth prospects and appear to be undervalued. SMALL COMPANY STOCK FUND seeks long-term capital appreciation. This objective is pursued by investing primarily in the common stock of small-and-medium size domestic companies that have a market capitalization well below that of the average company in the Standard & Poor's 500 Composite Stock Price Index. CONTRARIAN STOCK FUND seeks capital appreciation. This objective is pursued by investing primarily in common stocks for which the Fund's investment adviser believes there is significant potential for price appreciation. INTERNATIONAL FUND seeks long-term capital appreciation. This objective is pursued by investing, directly or indirectly, in high quality companies based outside the United States. The Fund currently seeks to achieve its investment objective by investing all of its investable assets in the Portfolio, a series of Core

Trust (Delaware) ("Core Trust"), itself a registered open-end management investment company. Accordingly, the investment experience of the Fund will correspond directly with the investment experience of the Portfolio. See "Other Information - Core Trust Structure." The Portfolio has the same investment objective and policies as the Fund.

MANAGEMENT OF THE FUNDS

The investment adviser to each Fund (the "Adviser") is Norwest Investment Management, a part of Norwest Bank Minnesota, N.A. ("Norwest"). Norwest is a subsidiary of Norwest Corporation, which is a multi-bank holding company that was incorporated under the laws of Delaware in 1929. As of June 30, 1995, Norwest Corporation was the 13th largest bank holding company in the United States in terms of assets. As of that date, the Adviser managed or provided investment advice with respect to assets totaling approximately $16 billion.
The Adviser makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program. Norwest serves as the Trust's transfer agent, dividend disbursing agent, custodian and provides certain administrative services to International Fund. Subject to the Adviser's general oversight, Crestone Capital Management, Inc., an investment advisory subsidiary of Norwest, serves as investment subadviser to Small Company Stock Fund. The investment adviser to the Portfolio is Schroder Capital Management International Inc. ("Schroder"). Schroder makes investment decisions for the Portfolio and continuously reviews, supervises and administers the Portfolio's
investment program.   The manager of the Trust and distributor of its shares is
Forum Financial Services, Inc. ("Forum"). Forum also serves as administrator of Core Trust. See "Management of the Funds," for information on Norwest, Crestone, Schroder and Forum, including their fees.

PURCHASE AND REDEMPTION OF SHARES

Shares of each Fund may be purchased or redeemed without a sales or other charge. The minimum initial investment in each Fund is $1,000, except that the minimum initial investment in Adjustable U.S. Government Reserve Fund is $5,000. The minimum subsequent investment in each Fund is $100. See "Purchases and Redemptions of Shares."

DIVIDENDS AND DISTRIBUTIONS

Dividends of net investment income are declared daily and paid monthly by the Fixed Income Funds and the Tax-Exempt Fixed Income Funds and are declared and paid monthly by the Equity Funds (except International Fund). Dividends of International Fund's net investment income are declared and paid annually. Each Fund's net capital gain, if any, is distributed annually. See "Dividends, Distributions and Tax Matters."

CERTAIN RISK FACTORS

There can be no assurance that any Fund will achieve its investment objective, and a Fund's net asset value and total return will fluctuate based upon changes in the value of its portfolio securities. Upon redemption, an investment in a Fund may be worth more or less than its original value. All investments made by the Funds entail some risk. Certain investments and investment techniques, however, entail additional risks, such as the potential use of leverage by certain Funds through borrowings, securities lending, swap transactions and other investment techniques. See "Investment Objectives and Policies" and "Additional Investment Policies."

Normally, the values of the FIXED INCOME FUNDS' and the TAX-EXEMPT FIXED INCOME FUNDS' investments vary inversely with changes in interest rates. The Fixed Income Funds' and Tax-Exempt Fixed Income Funds' investments are subject to "credit risk" relating to the financial condition of the issuers of the securities that each Fund holds. Each Fund (other than Minnesota Tax-Free
Fund), however, invests only in investment grade securities (those rated in the top four grades by a nationally recognized statistical rating organization ("NRSRO") such as Standard & Poor's Corporation. Minnesota Tax-Free Fund may invest in non-investment grade municipal securities, which may entail certain risks. See "Investment Objectives and Policies - Tax-Exempt Fixed Income Funds - Minnesota Tax-Free Fund - Non-

Investment Grade Securities."   In addition, with respect to the Fixed Income
Funds, the potential for appreciation in the event of a decline in interest rates may be limited or negated by increased principal repayments on certain mortgage- and asset-backed securities held by a Fund. The Fixed Income Funds' use of these securities entails certain risks. See "Additional Investment Policies - Fixed Income Investments - Mortgage-Backed and Asset-Backed Securities."

Each of COLORADO TAX-FREE FUND and MINNESOTA TAX-FREE FUND invests principally in securities issued by the government of and municipalities in the State of Colorado or Minnesota, respectively, and is therefore more susceptible to factors adversely affecting issuers of those states than would be a comparable municipal securities portfolio having a greater degree of geographic concentration. Each of these Funds is non-diversified, which means they have greater latitude than a diversified Fund to invest in fewer issuers and to invest more of their assets in any one issuer. Non-diversified funds may present greater risks than a diversified fund. See "Investment Objectives and Policies - Tax-Exempt Fixed Income Funds - Investment Considerations and Risk Factors."

SMALL COMPANY STOCK FUND'S policy of investing in smaller companies and CONTRARIAN STOCK FUND'S policy of investing in securities that may be out of favor with many institutional investors entail certain risks in addition to those normally associated with investments in equity securities. INTERNATIONAL FUND'S policy of investing directly or indirectly in foreign issuers entails certain risks in addition to those normally associated with investments in equity securities. See "Investment Objectives and Policies - Equity Funds." By investing solely in the Portfolio, International Fund may achieve certain efficiencies and economies of scale. Nonetheless, this investment could also have potential adverse effects on the Fund. Investors in the Fund should consider these risks, as described under "Other Information- -Core Trust Structure."

EXPENSES OF INVESTING IN THE FUNDS

The purpose of the following table is to assist investors in understanding the expenses that an investor in I Shares of a Fund will bear directly or indirectly. There are no transaction charges in connection with purchases, redemptions or exchanges of Fund shares. None of the Funds has adopted a Rule 12b-1 plan with respect to I Shares and, accordingly, no Fund incurs distribution expenses with respect to I Shares.

Annual Operating Expenses

(as a percentage of average net assets after applicable fee waivers and expense reimbursements)(1):

                                             Investment        Rule                          Total
                                              Advisory         12b-1          Other        Operating
                                                Fees           Fees        Expenses(3)     Expenses
Fixed Income Funds
   Adjustable U.S. Government
     Reserve Fund                               0.43%          None           0.42%          0.85%
   Government Income Fund                       0.36%          None           0.38%          0.75%
   Income Fund                                  0.37%          None           0.38%          0.75%
   Total Return Bond Fund                       0.10%          None           0.61%          0.71%
Tax-Exempt Fixed Income Funds
   Tax-Free Income Fund                         0.27%          None           0.33%          0.60%
   Colorado Tax-Free Fund                       0.00%          None           0.30%          0.30%
   Minnesota Tax-Free Fund                      0.00%          None           0.48%          0.48%
Equity Funds
   Income Stock Fund                            0.37%          None           0.63%          1.00%
   ValuGrowth Stock Fund                        0.80%          None           0.40%          1.20%
   Small Company Stock Fund                     0.00%          None           0.52%          0.52%
   Contrarian Stock Fund                        0.40%          None           0.72%          1.12%
   International Fund(2)                        0.45%          None           1.05%          1.50%

(1) For a further description of the various expenses incurred in the operation of the Funds, see "Management of the Funds." Expenses associated with A and B Shares of the Funds differ from those of I Shares listed in the table. The amounts of expenses for each Fund, except International Fund, are based on amounts incurred during the Funds' most recent fiscal year ended May 31,

1995. The amounts of expenses for International Fund are based on estimated amounts for the Fund's first fiscal year of operations ending October 31, 1995.

Absent actual expense reimbursements and fee waivers, the Investment Advisory Fees, Other Expenses, and Total Operating Expenses of each Fund would be, respectively: Adjustable U.S. Government Reserve Fund: 0.50%, 0.59%, and 1.09%; Government Income Fund: 0.40%, 0.53%, and 0.93%; Income Fund: 0.50%, 0.56%, and 1.06%; Total Return Bond Fund: 0.50%, 0.67%, and 1.17%; Tax-Free Income Fund:
0.50%, 0.55%, and 1.05; Colorado Tax-Free Fund: 0.50%, 0.66%, and 1.16%;
Minnesota Tax-Free Fund: 0.50%, 1.08%, and 1.58%; Income Stock Fund: 0.80%, 0.67%, and 1.47%; ValuGrowth Stock Fund: 0.80%, 0.53%, and 1.33%; Small Company Stock Fund: 1.00%, 0.81%, and 1.81%.; and Contrarian Stock Fund: 0.80%, 0.77%, and 1.57%. Absent estimated expense reimbursements and fee waivers Other Expenses and Total Operating Expenses of International Fund would be 1.10% and 1.55%, respectively.

(2) The expenses for International Fund as listed above include the Fund's pro rata portion of all operating expenses of the Portfolio, which will be borne indirectly by Fund shareholders. The Trust's Board of Trustees believes that the aggregate per share expenses of International Fund and the Portfolio will be approximately equal to the expenses the Fund would incur if its assets were invested directly in foreign securities. Investment Advisory Fees are those incurred by the Portfolio; as long as its assets are invested in the Portfolio, International Fund pays no investment advisory fees directly.

(3) Other Expenses for all funds except International Fund include transfer agency and custodial fees payable to Norwest at a combined annual rate of up to 0.30% of each Fund's average daily net assets attributable to I Shares. Other Expenses for International Fund includes transfer agency fees payable to Norwest at an annual rate of 0.25% of the Fund's average daily net assets attributable to I Shares and administrative service fees payable to Norwest of 0.25%.

Example

Following is a hypothetical example that indicates the dollar amount of expenses that an investor would pay, assuming a $1,000 investment in I Shares of each Fund, a 5% annual return, reinvestment of all dividends and distributions and full redemption at the end of each period:

                                            One      Three     Five       Ten
                                           Year      Years     Years     Years
Fixed Income Funds
     Adjustable U.S. Government
       Reserve Fund                          9        27        47        105
     Government Income Fund                  8        24        41        92
     Income Fund                             8        24        41        93
     Total Return Bond Fund                  7        23        40        88
Tax-Exempt Fixed Income Funds
     Tax-Free Income Fund                    6        19        33        75
     Colorado Tax-Free Fund                  3        10        17        38
     Minnesota Tax-Free Fund                 5        15        27        61
Equity Funds
     Income Stock Fund                      10        32        55        122
     ValuGrowth Stock Fund                  12        38        66        145
     Small Company Stock Fund                5        17        29        65
     Contrarian Stock Fund                  11        36        62        136
     International Fund                     15        47        82        179

The example is based on the expenses listed in the "Annual Operating Expenses" table above. The 5% annual return is not predictive of and does not represent the Funds' projected returns; rather, it is required by government regulation. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RETURN. ACTUAL EXPENSES AND RETURN MAY BE GREATER OR LESS THAN INDICATED.

2.   FINANCIAL HIGHLIGHTS

The following tables provide financial highlights for each Fund. This information represents selected data for a single outstanding share of each Fund for the periods shown. Information for the years ended May 31, 1994, and May 31, 1995, was audited by KPMG Peat Marwick LLP, independent auditors. The Funds' (other than International Fund's) financial statements for the fiscal year ended May 31, 1995, and independent auditors' report thereon are contained in the Annual Report of the Funds, and are incorporated by reference into the SAI. Further information about each Fund's performance is contained in the Annual Report which may be obtained from the Trust without charge. Information for the period ended April 30, 1995 for International Fund is unaudited. International Funds' financial statements for the semi-annual period ended April 30, 1995, are contatined in the Semi-Annual Report of International Fund and are incorporated by reference into the SAI.


                                                    Adjustable U.S.
                                                     Government                    Government
                                                      Reserve                       Income                        Income
                                                        Fund                         Fund                          Fund
                                             Year Ended     Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
                                               May 31         May 31         May 31         May 31         May 31         May 31
                                                1995          1994(a)         1995          1994(a)         1995          1994(a)
Beginning Net Asset Value per Share           $ 9.67        $ 10.14         $ 9.04          $ 9.89        $ 9.51        $ 10.68
  Net Investment Income                         0.55           0.40           0.63            0.55          0.65           0.58
  Net Realized and Unrealized
     Gain (Loss) on Investments                (0.29)         (0.44)         (0.20)          (0.85)         0.11          (0.91)
  Dividends from Net
     Investment Income                         (0.55)         (0.40)         (0.63)          (0.55)        (0.65)         (0.58)
  Distributions from Net
     Realized Gains                               --          (0.03)         (0.08)             --            --          (0.26)
  Ending Net Asset Value per Share            $ 9.38         $ 9.67         $ 8.76          $ 9.04        $ 9.62         $ 9.51
  Ratios to Average Net Assets
     Expenses(b)                                0.85%          0.85%(c)       0.75%           0.61%(c)      0.75%          0.61%(c)
  Net Investment Income                         5.72%          4.77%(c)       7.30%           6.86%(c)      7.02%          6.75%(c)
     Total Return                               2.76%         (0.58%)(c)      5.21%          (3.78%)(c)     8.49%         (4.04%)(c)
  Portfolio Turnover Rate                      86.05%        149.00%        125.34%          24.70%        98.83%         26.67%
     Net Assets at End of
     Period (000's omitted)                 $ 21,515       $ 25,678       $ 94,328       $ 120,830     $ 109,994       $ 93,665

(a)  Adjustable U.S. Government Reserve Fund, Government Income Fund and Income Fund commenced the offering of I Shares (formerly
     Trust Shares) on August 2, 1993.
(b)  During the periods, various fees and expenses were waived and reimbursed, respectively.  Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
     Expenses                                   1.09%          1.13%(c)       0.93%           0.97%(c)      1.06%          1.09%(c)
(c)  Annualized.


                                                    Total Return                    Tax-Free                     Colorado
                                                       Bond                         Income                       Tax-Free
                                                       Fund                          Fund                          Fund
                                             Year Ended     Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
                                               May 31         May 31         May 31         May 31         May 31         May 31
                                                1995          1994(a)         1995          1994(a)         1995          1994(a)
Beginning Net Asset Value per Share           $ 9.54        $ 10.00         $ 9.60         $ 10.14        $ 9.69        $ 10.22
Net Investment Income                           0.67           0.27           0.55            0.47          0.48           0.39
Net Realized and Unrealized
  Gain (Loss) on Investments                    0.19          (0.46)          0.22           (0.47)         0.21          (0.52)
Dividends from Net
  Investment Income                            (0.67)         (0.27)         (0.55)          (0.47)        (0.48)         (0.39)
Distributions from Net
  Realized Gains                                  --             --             --           (0.07)           --          (0.01)
Ending Net Asset Value per Share              $ 9.73         $ 9.54         $ 9.82          $ 9.60        $ 9.90         $ 9.69
Ratios to Average Net Assets
  Expenses(b)                                   0.71%          0.46%(c)       0.60%           0.60%(c)      0.30%          0.11%(c)
  Net Investment Income                         7.04%          6.81%(c)       5.84%           5.71%(c)      5.08%          5.03%(c)
Total Return                                    9.43%         (4.62%)(c)      8.42%          (0.21%)(c)     7.47%          0.90%(c)
Portfolio Turnover Rate                        35.19%         37.50%        130.90%         116.54%        47.88%         40.92%
Net Assets at End of
     Period (000's omitted)                 $ 96,199       $ 11,694       $ 94,454       $ 102,084      $ 24,539       $ 15,153

(a)  Total Return Bond Fund, Tax-Free Income Fund and Colorado Tax-Free Fund commenced the offering of I Shares (formerly Trust
     Shares) on December 31, 1993, August 2, 1993 and August 23, 1993, respectfuly.
(b)  During the periods, various fees and expenses were waived and reimbursed, respectively.  Had these waivers and reimbursements occurred, the ratio of expenses to average net assets would have been:
       Expenses                                 1.17%       2.10%(c)          1.05%        1.10%(c)         1.16%       1.21%(c)
(c)  Annualized.


                                                    Minnesota                       Income                       ValuGrowth
                                                     Tax-Free                        Stock                         Stock
                                                       Fund                          Fund                          Fund
                                             Year Ended     Year Ended     Year Ended     Year Ended     Year Ended     Year Ended
                                               May 31         May 31         May 31         May 31         May 31         May 31
                                                1995          1994(a)         1995          1994(a)         1995          1994(a)
Beginning Net Asset Value per Share          $ 10.16        $ 10.74         $ 9.54          $ 9.61       $ 17.16        $ 16.91
   Net Investment Income                        0.53           0.43           0.27            0.25          0.18           0.13
   Net Realized and Unrealized
   Gain (Loss) on Investments                   0.29          (0.39)          1.97           (0.06)         1.64           0.46
   Dividends from Net
   Investment Income                           (0.53)         (0.43)         (0.27)          (0.26)        (0.18)         (0.12)
Distributions from Net
   Realized Gains                                 --          (0.19)         (0.01)             --            --          (0.22)
Ending Net Asset Value per Share             $ 10.45        $ 10.16        $ 11.50          $ 9.54       $ 18.80        $ 17.16
   Ratios to Average Net Assets
   Expenses(b)                                  0.48%          0.61%(c)       1.00%           0.86%(c)      1.20%          1.20%(c)
   Net Investment Income                        5.29%          4.90%(c)       2.77%           3.20%(c)      1.02%          0.92%(c)
   Total Return                                 8.44%          0.29%(c)      23.85%           1.73%(c)     10.67%          2.99%(c)
   Portfolio Turnover Rate                    139.33%         84.23%          8.93%          51.50%        63.82%         86.07%
   Net Assets at End of
   Period (000's omitted)                    $ 1,799          $ 872       $ 58,927        $ 15,237     $ 136,589      $ 113,061

(a)  Minnesota Tax-Free Fund, Income Stock Fund and ValuGrowth Stock Fund commenced the offering of I Shares (formerly Trust Shares)
     on August 2, 1993.
(b)  During the periods, various fees and expenses were waived and reimbursed, respectively.  Had these  waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
     Expenses                                   1.58%          1.54%(c)       1.47%        1.62%(c)         1.33%          1.39%(c)
(c)  Annualized.


                                                     Small                      Contrarian
                                                    Company                       Stock              International
                                                   Stock Fund                     Fund                   Fund
                                             Year Ended  Year Ended     Year Ended      Year Ended   Period Ended
                                               May 31      May 31         May 31          May 31       April 30
                                                1995       1994(a)         1995           1994(a)       1995(a)
Beginning Net Asset Value per Share            $ 9.80     $ 10.00         $ 9.71         $ 10.00       $ 17.28
   Net Investment Income                         0.12        0.08           0.11            0.07          0.01
   Net Realized and Unrealized
   Gain (Loss) on Investments                    0.87       (0.20)          1.19           (0.29)        (0.15)
   Dividends from Net
   Investment Income                            (0.12)      (0.08)         (0.11)          (0.07)           --
   Distributions from Net
   Realized Gains                               (0.08)         --         (0.003)             --            --
Ending Net Asset Value per Share              $ 10.59      $ 9.80        $ 10.90          $ 9.71       $ 17.14
   Ratios to Average Net Assets
   Expenses(b)                                   0.52%       0.20%(d)       1.12%           0.62%(d)      1.50%(c)(d)
   Net Investment Income                         1.14%       2.03%(d)       0.91%           1.82%(d)      0.08%(d)
   Total Return                                 10.13%      (2.93%)(d)     13.52%          (5.35%)(d)    (1.72%)(d)
   Portfolio Turnover Rate                      68.09%      14.98%         30.32%           2.67%        21.25%
   Net Assets at End of
   Period (000's omitted)                    $ 54,240     $ 9,251       $ 45,832         $ 4,548      $ 83,222

(a) Small Company Stock Fund and Contrarian Stock Fund commenced the offering of I Shares (formerly Trust Shares) on December 31,
    1993.  International Fund commenced the offering of I Shares (formerly Advantage Shares) on November 11, 1994.
(b) During the periods, various fees and expenses were waived and reimbursed, respectively.  Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
    Expenses                                     1.82%       4.33%(d)       1.57%           3.52%(d)      1.63%(d)
(c) Includes expenses allocated from International Portfollio of Core Trust (Delaware) of 0.80%, net of waviers of 0.08%, and reflects International Fund fee waivers of 0.05%.
(d) Annualized.

3.  INVESTMENT OBJECTIVES AND POLICIES

Set forth below are the investment objectives and investment policies of each of the Funds. There can be no assurance that any Fund will achieve its investment objective. For a further description of each Fund's investments and investment techniques see "Additional Investment Policies." For a detailed description of fixed income securities, see "Additional Investment Policies - Fixed Income Investments." Additional information concerning the Funds' investment policies, including additional fundamental policies, is contained in the Funds' SAI.

FIXED INCOME FUNDS

Adjustable U.S. Government Reserve Fund

INVESTMENT OBJECTIVE. The investment objective of the Fund is to seek high current income consistent with minimal principal fluctuation. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES. The Fund seeks to attain its investment objective primarily by investing in a portfolio of adjustable rate securities, including adjustable rate mortgage-backed securities ("ARMS"), that are U.S. Government Securities. Under normal circumstances, the Fund will, invest at least 65% of its total assets in adjustable rate U.S. Government Securities. The Adviser currently anticipates that a substantial amount of the adjustable rate U.S. Government Securities purchased by the Fund will be ARMS. The Adviser actively manages the Fund and focuses on high quality, short and intermediate maturity instruments. Adjustable rate instruments are emphasized to attempt to control principal fluctuation. Investment return is enhanced through the application of disciplined fixed income management techniques combined with fundamental economic, credit and market analysis.

The Fund may invest up to 35% of its total assets in fixed rate U.S. Government Securities or corporate securities and in mortgage- and asset-backed securities that are not U.S. Government Securities. The Fund may invest also in securities that are restricted as to disposition under the Federal securities laws (sometimes referred to as "private placement" or "restricted securities").

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the three highest long-term or two highest short-term rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of various NRSROs is contained in the SAI.

The Fund will invest primarily in securities with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 12 years and seeks to maintain an average dollar-weighted portfolio maturity of between 2 and 5 years. Under normal circumstances, the Fund's portfolio of securities will have a duration of no more than 1.75 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and, accordingly, is a measure of price sensitivity to interest rate changes ("duration risk"). Because earlier payments on a debt security have a higher present value, duration of a security, except a zero-coupon security, will be less than the security's stated maturity.

In order to manage its exposure to different types of investments, the Fund may enter into interest rate and mortgage swap agreements and may purchase interest rate caps, floors and collars. The Fund may also engage in certain strategies involving options (both exchange-traded and over-the-counter) to attempt to enhance the Fund's income and may attempt to reduce the overall risk of its investments (hedge) by using options and futures contracts . The Fund may write covered call and put options, buy put and call options, buy and sell interest rate futures contracts and buy options and write covered options on those futures contracts. An option is covered if, so long as the Fund is obligated under the option, it owns an offsetting position in the underlying security or futures contract or maintains a segregated account of liquid, high-grade debt instruments with a value at all times sufficient to cover the Fund's obligations under the option.

Government Income Fund

INVESTMENT OBJECTIVES. The primary investment objective of the Fund is to seek maximum income. The Fund pursues this objective by investing in a portfolio of U.S. Government Securities, repurchase agreements pertaining to U.S. Government Securities, mortgage-backed securities and options and financial futures transactions which relate to those securities. The Fund's secondary objective is preservation of capital. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES. The Fund seeks to attain its investment objectives primarily by investing in a portfolio of U.S. Government Securities, including mortgage-backed securities, and repurchase agreements pertaining to U.S. Government Securities. The Adviser actively manages the Fund and attempts to structure the Fund to benefit from the attractive risk/return characteristics of intermediate maturity issues. The Adviser attempts to enhance the Fund's income through ownership of mortgage-backed and asset-backed securities. While the Fund may engage in options and financial futures transactions, it is not currently contemplated that the Fund will engage in these transactions to any material extent. As a fundamental investment policy, the Fund will invest at least 65% of its total assets in U.S. Government Securities. The Fund may invest up to 20% of its total assets in mortgage-backed securities that are not U.S. Government Securities.

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the three highest rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of various NRSROs is contained in the SAI.

The Fund primarily will invest in securities with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 12 years, and it is anticipated that the Fund's portfolio of securities will have an average dollar-weighted maturity of between 3 and 7 years. The Fund's portfolio of securities normally will have a duration of between 75% and 125% of the duration of the Lehman Brothers Intermediate Government Bond Index, an unmanaged index of fixed income securities. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and, accordingly, is a measure of price sensitivity to interest rate changes ("duration risk"). Because earlier payments on a debt security have a higher present value, duration of a security, except a zero-coupon security, will be less than the security's stated maturity.

In order to manage its exposure to different types of investments, the Fund may enter into interest rate and mortgage swap agreements and may purchase interest rate caps, floors and collars. The Fund's ability to use these strategies may be limited by market considerations, regulatory limits and tax considerations.

Income Fund

INVESTMENT OBJECTIVE. The investment objective of the Fund is to seek current income and, secondarily, growth of capital. The Fund pursues this objective by investing in a portfolio of fixed income securities issued by domestic and foreign issuers. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES. The Fund seeks to attain its investment objective by investing in a diversified portfolio of fixed and variable rate U.S. dollar denominated fixed income securities. These securities cover a broad spectrum of United States issuers, including U.S. Government Securities, mortgage- and asset-backed securities and the debt securities of financial institutions, corporations, and others. The Adviser attempts to increase the Fund's performance by applying various fixed income management techniques combined with fundamental economic, credit and market analysis while at the same time controlling total return volatility by targeting the Fund's duration within a narrow band around the Lehman Brothers Aggregate Index, an unmanaged index of fixed income securities.

The Fund may invest any amount of its assets, and normally will invest at least 50% of its total assets in U.S. Government Securities. The fixed income securities in which the Fund invests also include mortgage-backed and other asset-backed securities, although the Fund limits these investments to not more than 50% and 25%, respectively, of its total assets. The Fund may invest up to 30% of its total assets in corporate securities, such as bonds, debentures and notes and fixed income securities that can be converted into or exchanged for common stocks ("convertible securities") and may invest in guaranteed investment contracts. The Fund may invest in securities that are restricted as to disposition under the Federal securities laws (sometimes referred to as "private placement" or "restricted securities").

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the four highest rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. Securities rated in these categories are generally considered to be investment grade securities, although Moody's indicates that securities rated Baa (the fourth highest category) have speculative characteristics. A description of the rating categories of various NRSROs is contained in the SAI.

The Fund will invest primarily in securities with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 30 years, and it is anticipated that the Fund's portfolio of securities will have an average dollar-weighted maturity of between 3 and 12 years. The Fund's portfolio of securities will normally have a duration of between 75% and 125% of the duration of the Lehman Brothers Aggregate Index. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and, accordingly, is a measure of price sensitivity to interest rate changes ("duration risk"). Because earlier payments on a debt security have a higher present value, duration of a security, except a zero-coupon security, will be less than the security's stated maturity.

FOREIGN SECURITIES AND THEIR RISKS. The Fund may invest in debt securities registered and sold in the United States by foreign issuers (Yankee Bonds) and debt securities sold outside the United States by foreign or U.S. issuers (Euro-bonds). The Fund intends to restrict its purchases of debt securities to issues denominated and payable in United States dollars. For a description of the risks involved in investments in foreign securities, see "Investment Objectives and Policies - Equity Funds - International Fund - Investment Policies - Foreign Investment Considerations and Risk Factors."

Total Return Bond Fund

INVESTMENT OBJECTIVE. The investment objective of the Fund is to seek total return. The Fund pursues this objective by investing in a portfolio of U.S. Government and investment grade corporate fixed income investments. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES. The Fund invests primarily in U.S. Government Securities, including mortgage-backed securities and investment grade corporate fixed income securities, although the Fund may invest an unlimited amount of its assets in either corporate securities or U.S. Government Securities.

The Adviser's investment decisions are based on its analysis of major changes in the direction of interest rates rather than an attempt by the Adviser to predict short-term interest rate fluctuations. The Adviser also applies a contrarian perspective by looking for undervalued segments of the fixed income market which the Adviser believes offer opportunities for increased returns.

The average maturity of the Fund's portfolio will vary, generally, from 1 to 30 years. In making its investment decisions for the Fund, the Adviser focuses on the maturity structure and quality structure of the fund's portfolio. When the Adviser's outlook is for rising interest rates and falling bond values, the majority of the Fund's investment portfolio will be invested in securities with short-term maturities in an effort to ride interest rates up while minimizing the negative effect of falling bond prices. When the Adviser anticipates interest rates to fall and bond prices increase, the Fund generally will be invested in securities with long-term maturities in an attempt to lock in high interest rates and capitalize on bond price appreciation.

The Fund will be invested to a greater degree in corporate securities, however, as the spread between corporate and U.S. Government issues offers potential for incremental returns. The corporate securities in which the Fund may invest include debt securities (corporate bonds, debentures and notes), preferred stock and convertible securities (convertible debt and convertible preferred stock).

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the four highest rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. Securities rated in these categories are generally considered to be investment grade securities, although Moody's indicates that securities rated Baa (the fourth highest category) have speculative characteristics. A description of the rating categories of various NRSROs is contained in the SAI.

TAX-EXEMPT FIXED INCOME FUNDS

For a detailed description of the fixed income investments, including municipal securities and related investments in which the Tax-Exempt Fixed Income Funds invest, see "Additional Investment Policies - Fixed Income Investments". Under certain circumstances the Tax-Exempt Fixed Income Funds may invest in taxable investments. See "Taxable Investments" below.

Tax-Free Income Fund

INVESTMENT OBJECTIVE. The investment objective of Tax-Free Income Fund is to produce current income exempt from Federal income taxes. The Fund pursues this objective by investing primarily in a portfolio of investment grade fixed income securities the interest on which is free from Federal income tax.

INVESTMENT POLICIES. Substantially all of the Fund's total assets normally will be invested in municipal securities, which are debt obligations issued by or on behalf of the states, territories or possessions of the United States, the District of Columbia and their subdivisions, authorities, instrumentalities and corporations the interest on which is exempt from Federal income tax and not treated as a preference item for individuals for purposes of the Federal alternative minimum tax ("municipal securities"). In order to respond to business and financial conditions, the Fund may invest up to 20% of its assets in instruments on which the interest is subject to Federal taxation. See "Taxable Investments" below, and "Additional Investment Policies - Common Policies of the Funds - Temporary Defensive Position" and "Dividends, Distributions and Tax Matters." As a fundamental investment policy, except during periods when the Fund assumes a temporary defensive position, the Fund will invest at least 80% of its total assets in securities exempt from Federal income taxes (including the Federal alternative minimum tax).

The average dollar-weighted maturity of the Fund's assets normally will be between 10 and 20 years. Depending on market conditions, however, the average dollar-weighted maturity could be higher or lower. In general, the longer the maturity of a municipal security, the higher the rate of interest it pays. However, a longer maturity is generally associated with a higher level of volatility in the market value of a security. Since the Fund's objective is to provide high current income, the Fund will invest in municipal securities with an emphasis on income rather than stability of the Fund's net asset value, and the average maturity of the Fund's portfolio will vary depending on anticipated market conditions.

Substantially all of the Fund's assets will be invested in municipal securities that are rated within the top four grades by an NRSRO at the time of purchase. For example, for municipal bonds, these grades are Aaa, Aa, A and Baa in the case of Moody's Investors Service, Inc. ("Moody's") and AAA, AA, A and BBB in the case of Standard & Poor's Corporation and Fitch Investors Services, Inc. These securities are generally considered to be investment grade securities, although Moody's indicates that municipal securities rated Baa have speculative characteristics. The Fund also may invest in unrated securities that the Adviser believes are comparable in quality to rated securities in which the Fund may invest. A description of the rating categories of certain NRSROs is contained in the SAI.

Colorado Tax-Free Fund

INVESTMENT OBJECTIVE. The investment objective of Colorado Tax-Free Fund is to seek to provide shareholders with a high level of current income exempt from both Federal and Colorado state income taxes (including the alternative minimum tax) consistent with the preservation of capital. Shares of the Fund are offered only to residents of the State of Colorado.

INVESTMENT POLICIES. Substantially all the Fund's total assets normally will be invested in investment grade municipal securities, which are debt obligations issued by the state of Colorado and its political subdivisions, various authorities, instrumentalities, public corporations and special districts ("municipal securities"). Municipal securities also include the securities issued by the various territories and possessions of the United States, such as Puerto Rico. In order to respond to business and financial conditions, the Fund may invest up to 20% of its assets in instruments on which the interest is subject to taxation. See "Taxable Investments" below, "Additional Investment Policies - Common Policies of the Funds - Temporary Defensive Position" and "Dividends, Distributions and Tax Matters." As a fundamental policy, except during periods when the Fund assumes a temporary defensive position, the Fund will invest at least 80% of its total assets in securities exempt from both Federal and Colorado state income taxes (including the alternative minimum tax).

The yields of Colorado municipal securities depend on, among other things, conditions in the Colorado municipal bond market and fixed income markets generally, the size of a particular offering, the maturity of the obligation and the rating of the issue. In some cases, Colorado issues may have yields that are slightly less than the yields of municipal obligations of issuers located in other states because of the favorable Colorado state tax exemption on Colorado issues.

There are no restrictions on the Fund's average portfolio maturity, but the average portfolio maturity is currently expected to be greater than 10 years. Average portfolio maturity may reach or exceed 20 years in the future. In general, the longer the maturity of a municipal security, the higher the rate of interest it pays. However, a longer average maturity is generally associated with a higher level of volatility in the market value of a security. Since the Fund's objective is to provide high current income, the Fund will invest in municipal securities with an emphasis on income rather than maintaining a stable net asset value. However, the Fund attempts to limit net asset value fluctuations.

Substantially all of the Fund's assets will be invested in municipal securities that are rated within the top four grades by an NRSRO at the time of purchase. For example, for municipal bonds, these grades are Aaa, Aa, A and Baa in the case of Moody's Investors Service, Inc. ("Moody's") and AAA, AA, A and BBB in the case of Standard & Poor's Corporation and Fitch Investors Services, Inc. These securities are generally considered to be investment grade securities, although Moody's indicates that municipal securities rated Baa have speculative characteristics. The Fund also may invest in unrated securities that the Adviser believes are comparable in quality to rated securities in which the Fund may invest. A description of the rating categories of certain NRSROs is contained in the SAI.

Minnesota Tax-Free Fund

INVESTMENT OBJECTIVE. The investment objective of Minnesota Tax-Free Fund is to provide shareholders with a high level of current income exempt from both Federal and Minnesota state income taxes (including the alternative minimum tax) without assuming undue risk. Shares of the Fund are offered only to residents of the State of Minnesota.

INVESTMENT POLICIES. Substantially all the Fund's total assets normally will be invested in investment grade municipal securities, which are debt obligations issued by the state of Minnesota and its political subdivisions, duly constituted authorities and corporations ("municipal securities"). Municipal securities also include the securities issued by the various territories and possessions of the United States, such as Puerto Rico. In order to respond to business and financial conditions, the Fund may invest up to 20% of its assets in instruments on which the interest is subject to taxation. See "Taxable Investments" below, "Additional Investment Policies - Common Policies of the Funds - Temporary Defensive Position" and "Dividends, Distributions and Tax Matters." As a fundamental policy, except during periods when the Fund assumes a temporary defensive position, the Fund will invest at least 80% of its total assets in securities exempt from both Federal and Minnesota state income taxes (including the alternative minimum tax).

The yields of Minnesota municipal securities depend on, among other things, conditions in the Minnesota municipal bond market and fixed income markets generally, the maturity of the obligation, the rating of the issue and the size of a particular offering. In some cases, Minnesota issues may have yields that are slightly less than the yields of municipal obligations of issuers located in other states because of the favorable Minnesota state tax exemption on Minnesota issues. See "Dividends, Distributions and Tax Matters - Tax-Exempt Distributions
- Minnesota Tax-Free Fund" for a description of certain tax matters that may effect the Fund and its shareholders.

There are no restrictions on the Fund's average portfolio maturity, but the average dollar-weighted maturity is currently expected to be greater than 10 years. Average portfolio maturity may reach or exceed 20 years in the future. Depending on market conditions, however, the average dollar-weighted maturity could be higher or lower. In general, the longer the maturity of a municipal security, the higher the rate of interest it pays. However, a longer average maturity is generally associated with a higher level of volatility in the market value of a municipal security. Since the Fund's objective is to provide high current income, the Fund will invest in municipal securities with an emphasis on income rather than stability of the Fund's net asset value.

Normally, at least 75% of the Fund's assets will be invested in municipal securities that are rated within the top four grades by an NRSRO at the time of purchase. For example, for municipal bonds, these grades are Aaa, Aa, A and Baa in the case of Moody's Investors Service, Inc. ("Moody's") and AAA, AA, A and BBB in the case of Standard & Poor's Corporation ("S&P") and Fitch Investors Services, Inc. ("Fitch"). These securities are generally considered to be investment grade securities, although Moody's indicates that municipal securities rated Baa have speculative characteristics. The Fund also may invest in unrated securities that the Adviser believes are comparable in quality to rated securities in which the Fund may invest. A description of the rating categories of certain NRSROs is contained in the SAI.

NON-INVESTMENT GRADE SECURITIES. Minnesota Tax-Free Fund may invest up to 25% of its total assets in municipal bonds rated in the fifth highest rating category of an NRSRO (Ba by Moody's or BB by S&P or Fitch), or which are unrated and judged by the Adviser to be of comparable quality to securities rated in the fifth highest category. Such securities (commonly referred to as "junk bonds") are not considered to be investment grade and have speculative or predominantly speculative characteristics. Non-investment grade, high risk securities provide poor protection for payment of principal and interest but may have greater potential for capital appreciation than do higher quality securities. These lower rated securities involve greater risk of default or price changes due to changes in the issuer's creditworthiness than do higher quality securities. The market for these securities may be thinner and less active than that for higher quality securities, which may affect the price at which the lower rated securities can be sold. In addition, the market prices of lower rated securities may fluctuate more than the market prices of higher quality securities and may decline significantly in periods of general economic difficulty or rising interest rates.

During its most recent fiscal year ended May 31, 1995, the Fund had 93.0% of its average annual assets in municipal securities rated by Moody's or S&P and 7.0% of its average annual assets in unrated investments, including cash and short-term cash equivalents which are typically unrated. During that year, the Fund had the following percentages of its average annual net assets invested in rated securities: Aaa/AAA-37.0%, Aa/AA-26.0%, A/A-24.0%, Baa/BBB-6.0% and Ba/BB and below-0.0%. For this purpose, securities with different ratings from Moody's and S&P were assigned the higher rating. This information reflects the average composition of the Fund's assets for the Fund's last fiscal year and is not necessarily representative of the Fund as of the current fiscal year or any other time.

Taxable Investments

Apart from temporary defensive purposes, each Fund may invest up to 20% of the value of its total assets in cash equivalents the interest on which is not exempt from Federal income tax or is treated as a preference item for purposes of the Federal alternative minimum tax. For more information regarding the alternative minimum tax, see "Dividends, Distributions and Tax Matters." In addition, the Funds may hold a portion of their assets in cash and cash-equivalents pending investment in municipal securities, to meet requests for redemptions or to assume a temporary defensive position. With respect to Tax-Free Income Fund, these securities include debt securities of corporate issuers meeting the Fund's investment quality standards described above and bonds or notes issued by or on behalf of a municipality, the interest on which is an item of tax preference for purposes of the Federal alternative minimum tax on individuals.

Investment Considerations and Risk Factors

GEOGRAPHIC CONCENTRATION. Because Colorado Tax-Free Fund and Minnesota Tax-Free Fund invest principally in municipal securities issued by issuers within a particular state and the state's political subdivisions, those Funds are more susceptible to factors adversely affecting issuers of those municipal securities than would be a comparable municipal securities portfolio having a lesser degree of geographic concentration. In addition, to the extent it may concentrate its investments in a particular jurisdiction, Tax-Free Income Fund will be subject to similar risks. These risks arise from the financial condition of the state and its political subdivisions. To the extent state or local governmental entities are unable to meet their financial obligations, the income derived by a Fund, its ability to preserve or realize appreciation of its portfolio assets or its liquidity could be impaired.

To the extent a Fund's investments are primarily concentrated in issuers located in a particular state, the value of the Fund's shares may be especially affected by factors pertaining to that state's economy and other factors specifically affecting the ability of issuers of that state to meet their obligations. As a result, the value of the Fund's assets may fluctuate more widely than the value of shares of a portfolio investing in securities relating to a number of different states. The ability of state, county or local governments and quasi-government agencies to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amounts of tax and other revenues available to governmental issuers may be affected from time to time by economic, political and demographic conditions within their state. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. The availability of Federal, state and local aid to governmental issuers may also affect their ability to meet obligations. Payments of principal of and interest on private activity securities will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political or demographic conditions in the state.

The Colorado constitution restricts the ability of the state and local governments to increase taxes, revenues, debt and spending. Prior voter approval is required to impose any new tax or tax rate increase or to issue any "multiple-fiscal year" debt. The future impact on the financial operations and obligations of the state and local governments cannot be determined at this time. The Adviser will continue to monitor the situation closely and will, if necessary, seek the advice of counsel concerning its effect on instruments being considered for purchase by the Fund. A further discussion of potential risks of investment in Colorado municipal securities is contained in the SAI.

RELATED ISSUERS. Some municipal securities are related in such a way that an economic, business or political development affecting one municipal security would have a similar effect on another municipal security. For example, the repayment of different obligations may depend on similar types of projects or on projects located in the same state. Except as otherwise noted, each Fund will not invest more than 25% of its total assets in securities that are so related or invest more than 25% of its total assets in a single type of revenue bond (e.g. electric revenue, housing revenue, etc.).

DIVERSIFICATION MATTERS. Each of Colorado Tax-Free Fund and Minnesota Tax-Free Fund is non-diversified, which means that it has greater latitude than a diversified fund with respect to the investment of its assets in the securities of a relatively few municipal issuers. As non-diversified portfolios, these Funds may present greater risks than a diversified fund. However, each Fund intends to comply with applicable diversification requirements of the Internal Revenue Code. These requirements provide that, as of the last day of each fiscal quarter, with respect to 50% of its assets, a Fund may not (i) own the securities of a single issuer, other than a U.S. Government security, with a value of more than 5% of the Fund's total assets or (ii) own more than 10% of the outstanding voting securities of a single issuer.

Except for investment in U.S. Government Securities, no more than 25% of the total assets of Colorado Tax-Free Fund, and no more than 20% of the total assets of Minnesota Tax-Free Fund, may be invested in securities of any one issuer. These limitations do not apply to securities of an issuer payable solely from the proceeds of escrowed U.S. Government Securities.

When the assets and revenues of an issuing agency, authority, instrumentality or other political subdivision are separate from those of the government creating the issuing entity and a security is backed only by the assets and revenues of the entity, the entity will be deemed to be the sole issuer of the security. Similarly, in the case of a security issued by or on behalf of public authorities to finance various privately operated facilities, such as an industrial development bond, that is backed only by the assets and revenues of the non-governmental user, the non-governmental user will be viewed as the sole issuer of the bond.


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EQUITY FUNDS

Income Stock Fund

INVESTMENT OBJECTIVE. The investment objective of the Fund is to seek current income and growth of income and, consistent with those objectives, long-term capital growth. The Fund pursues this objective by investing primarily in equity securities of companies that, in the view of the Adviser, offer earnings growth potential while paying current dividends. Over time, continued earnings growth in a company leads to higher dividends and strengthened capital value of the company's stock. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES. The Fund expects to invest primarily in equity securities paying current dividends although it may purchase securities that are not paying dividends but offer prospects for growth of capital or future income. The Fund may invest in any combination of common stock, securities convertible into common stock, preferred stock and fixed income securities. However, under normal market conditions the Fund's fixed income positions (not including convertible securities) will not exceed 20% of the Fund's total assets.

The Fund seeks to achieve its investment objective by investing in a broadly diversified portfolio which offers above average dividend and earnings growth potential. The Fund's emphasis on current yield and dividend and earnings growth potential is based upon the investment philosophy that long-term performance is based upon both current yield and capital appreciation derived from earnings and dividend growth. Dividend income is generally a significant contributor to the returns available from investing in stocks over the long-term, and the Adviser believes that dividend income is often more consistent as a source of investment return than capital appreciation. Moreover, the price volatility of stocks with relatively higher yields tends to be less than stocks that pay out little dividend income, affording the Fund the potential for greater principal stability. While current yield is an important factor in selecting stocks, the Adviser believes that long-term capital appreciation is generally associated with the stocks of companies whose dividend income and earnings are growing. The Fund, therefore, seeks to identify and purchase stocks with above average earnings and dividend growth potential.

In selecting investments for the Fund, the Adviser will emphasize fundamental analysis of company operating trends, balance sheet developments and industry conditions. Valuation, yield, dividend and earnings growth potential and portfolio diversification will all be factors in purchase decisions. The decision to sell a security will be based upon valuation, deterioration of fundamental investment characteristics or the opportunity to purchase another stock judged to have better fundamental investment characteristics.

ValuGrowth Stock Fund

INVESTMENT OBJECTIVE. The investment objective of the Fund is to seek capital appreciation by investing in a diversified portfolio of common stock and securities convertible into common stock which may be rated or unrated. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES. The Fund invests primarily in medium- and large-capitalization companies (companies with a market capitalization of greater than $500 million) that, in the view of the Adviser, possess above average growth characteristics and appear to be undervalued. Stock market capitalizations are calculated by multiplying the total number of common shares outstanding by the market price per share of the stock.

The Fund seeks to identify and invest in companies whose earnings and dividends the Adviser believes will grow both faster than inflation and faster than the economy in general and whose growth the Adviser believes has not yet been fully reflected in the market price of the companies' shares. In seeking these investments, the Adviser relies primarily on a company by company analysis (rather than on a broader analysis of industry or economic sector trends) and considers such matters as the quality of a company's management, the existence of a leading or dominant position in a major product line or market, the soundness of the company's financial position, and the maintenance of a relatively high rate of return on invested capital and shareholder's equity. Once companies are identified as possible investments, the


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Adviser applies a number of valuation measures to determine the relative attractiveness of each company and selects those companies whose shares are most attractively priced.

The Fund may also invest in selected companies that the Adviser regards as "special situations." Special situation companies often have the potential for significant future earnings growth but have not performed well in the recent past. These situations may include management turnarounds, corporate or asset restructurings, or significantly undervalued assets. Such investments are the exception, not the rule, and must satisfy the Adviser's valuation parameters.

Small Company Stock Fund

INVESTMENT OBJECTIVE. The Fund's investment objective is long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

INVESTMENT POLICIES. The Fund invests primarily in the common stock of small and medium-size domestic companies which have a market capitalization well below that of the average company in the Standard & Poor's 500 Composite Stock Price Index. Small - and medium companies are those whose market capitalization is less than $1 billion at the time of the Fund's purchase, although it is anticipated that investments primarily will be in companies with capitalization of less than $750 million. Market capitalization refers to the total market value of a Company's outstanding shares of common stock, calculated by multiplying the market value of the Company's shares by the total number of shares outstanding.

In selecting securities for the Fund, the Adviser seeks securities with significant price appreciation potential, and attempts to identify companies that show above average growth, as compared to long-term overall market growth. The companies in which the Fund invests may be in a relatively early stage of development or may produce goods and services which have favorable prospects for growth due to increasing demand or developing markets. Frequently, such companies have a small management group and single product or product line expertise that, in the view of the Adviser, may result in an enhanced entrepreneurial spirit and greater focus which may allow the firms to be successful. The Adviser believes that such companies may develop into significant business enterprises and that an investment in such companies offers a greater opportunity for capital appreciation than an investment in larger more established entities. Small companies frequently retain a large part of their earnings for research, development and investment in capital assets, however, so that the prospects for immediate dividend income are limited.

The securities in which the Fund invests may be listed on a securities exchange, included in the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System, or traded in the over-the-counter securities market. Equity securities owned by the Fund that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by the Fund of a portfolio security, to meet redemption requests by shareholders or otherwise, may require the Fund to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

ADDITIONAL INVESTMENT CONSIDERATIONS AND RISK FACTORS. Investments in smaller companies generally involve greater risks than investments in larger companies due to the small size of the issuer and the fact that the issuer may have limited product lines, less access to financial markets and less management depth. In addition, many of the securities of these firms trade less frequently and in lower volumes than securities issued by larger firms. The result is that the short-term price volatility of those small company securities is greater than the price volatility of the securities of larger, more established companies that are widely held. The securities of small companies may also be more sensitive to market changes generally than the securities of large companies.

Contrarian Stock Fund

INVESTMENT OBJECTIVE. The investment objective of the Fund is to seek capital appreciation by investing primarily in common stocks for which the Adviser believes there is significant potential for price appreciation. There can be no assurance that the Fund will achieve its investment objective.


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


INVESTMENT POLICIES. The basic premise of the Adviser's "Contrarian" investment approach is to purchase stocks whose prices are temporarily depressed, either because they are out-of-favor with, or simply ignored by, the investment community. The Adviser believes that security prices change more than fundamental investment values, as consensus thinking often results in severe undervaluation of securities whose immediate problems are obvious and whose longer term prospects are, therefore, viewed too negatively. This consensus pessimism can create investment opportunity.

The basis of the Adviser's contrarian investment approach is the comparison of the value and the price of a security. The Adviser generally analyzes a Security's value in terms of recovery earnings and potential share price over a three-year investment time horizon. Typically, stocks that the Adviser considers for purchase will tend to have significantly depressed prices and relatively low price/book value ratios.

ADDITIONAL INVESTMENT CONSIDERATIONS AND RISK FACTORS. The Fund's policy of investing in securities that may be temporarily out of favor differs from the investment approach followed by many other mutual funds with a similar investment objective. Such mutual funds typically do not invest in securities that have declined sharply in price, are not widely followed, or are issued by companies that may have reported poor earnings or that may have suffered a cyclical downturn in business. The Adviser believes, however, that purchasing securities depressed by temporary factors may provide investment returns superior to those obtained when premium prices are paid for issues currently in favor.

International Fund

The Fund is designed for investors who desire to achieve international diversification of their investments by participating in foreign securities markets. Because international investments generally involve risks in addition to those risks associated with investments in the United States, the Fund should be considered only as a vehicle for international diversification and not as a complete investment program. The following investment objective and policies are those of the Fund and of the Portfolio. As the Fund has the same investment policies as the Portfolio and currently invests all of its assets in the Portfolio, investment policies are discussed with respect to the Portfolio only.

INVESTMENT OBJECTIVE. The investment objective of the Fund is to provide long-term capital appreciation by investing directly or indirectly in high quality companies based outside the United States. The Fund currently pursues its investment objective by investing all of its investable assets in the Portfolio, which has the same investment objective. There can be no assurance that the Fund or the Portfolio will achieve its investment objective.

INVESTMENT POLICIES. Under normal circumstances, the Portfolio will invest substantially all of its assets, but not less than 65% of its net assets, in equity securities of companies domiciled outside the United States. The Portfolio selects its investments on the basis of their potential for capital appreciation without regard to current income. The Portfolio may also invest in the securities of domestic closed-end investment companies investing primarily in foreign securities and may invest in debt obligations of foreign governments or their political subdivisions, agencies or instrumentalities, of supranational organizations and of foreign corporations. The Portfolio's investments will be diversified among securities of issuers in foreign countries including, but not limited to, Japan, Germany, the United Kingdom, France, the Netherlands, Hong Kong, Singapore and Australia. In general, the Portfolio will invest only in securities of companies and governments in countries that Schroder, in its judgment, considers both politically and economically stable. The Portfolio has no limit on the amount of its assets which may be invested in any one type of foreign instrument or in any foreign country; however, to the extent the Portfolio concentrates its assets in a foreign country, it will incur greater risks.

The Portfolio may purchase preferred stock and convertible debt securities, including convertible preferred stock, and may purchase American Depository Receipts, European Depository Receipts or other similar securities of foreign issuers. The Portfolio may also enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements.


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FOREIGN EXCHANGE CONTRACTS.  Changes in foreign currency exchange rates will affect the U.S. dollar values of securities denominated in currencies other than the U.S. dollar. The rate of exchange between the U.S. dollar and other currencies fluctuates in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

The Portfolio may enter into foreign currency forward contracts or currency futures or options contracts for the purchase or sale of foreign currency to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S. dollar value of interest and dividends to be paid on such securities, or to hedge against the possibility that the currency of a foreign country in which the Portfolio has investments may suffer a decline against the U.S. dollar. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. This method of attempting to hedge the value of portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency. The Portfolio does not intend to maintain a net exposure to such contracts where the fulfillment of the portfolio's obligations under such contracts would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the portfolio's portfolio securities or other assets denominated in the currency. The Portfolio will not enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. These contracts involve a risk of loss if Schroder fails to predict currency values correctly. The Portfolio has no present intention to enter into currency futures or options contracts but may do so in the future.

FOREIGN INVESTMENT CONSIDERATIONS AND RISK FACTORS. All investments, domestic and foreign, involve certain risks. Investments in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, and changes in foreign governmental attitudes towards private investment, possibly leading to nationalization, increased taxation or confiscation of foreign investors' assets.

Moreover, dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income available for distribution to the portfolio's shareholders; commission rates payable on foreign transactions are generally higher than in the United States; foreign accounting, auditing and financial reporting standards differ from those in the United States and, accordingly, less information may be available about foreign companies than is available about issuers of comparable securities in the United States; and foreign securities may trade less frequently and with lower volume and may exhibit greater price volatility than United States securities.

Changes in foreign exchange rates will also affect the value in U.S. dollars of all foreign currency-denominated securities held by the Portfolio. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

Income from foreign securities will be received and realized in foreign currencies, and the Portfolio is required to compute and distribute income in U.S. dollars. Accordingly, a decline in the value of a particular foreign currency against the U.S. dollar occurring after the portfolio's income has been earned and computed in U.S. dollars may require the Portfolio to liquidate portfolio securities to acquire sufficient U.S. dollars to make a distribution. Similarly, if the exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.

Foreign, Debt and Convertible Securities


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

FOREIGN SECURITIES. Each Equity Fund may invest up to 20% of its assets (and the Portfolio may invest without limit) in securities of foreign issuers and in sponsored and unsponsored American Depository Receipts. For a description of the investment considerations and risk factors of investing in foreign securities, see ""Equity Funds - International Fund - Investment Policies - Foreign Investment Considerations and Risk Factors" above.

DEBT SECURITIES. Income Stock Fund, Small Company Stock Fund and Contrarian Stock Fund may invest in corporate debt obligations and U.S. Government Securities. These instruments may have fixed, floating or variable rates of interest. These debt securities must be rated in one of the three highest rating categories by an NRSRO or, if unrated by any NRSRO, judged by the Adviser (or Crestone, as appropriate) to be of comparable quality. See "Additional Investment Policies - Fixed Income Investments."

CONVERTIBLE SECURITIES. Each Equity Fund may invest in convertible securities, including convertible debt and convertible preferred stock, which may be rated in any category by an NRSRO or may be unrated.

4. ADDITIONAL INVESTMENT POLICIES AND
   RISK CONSIDERATIONS

Each Fund's and the Portfolio's investment objective and all investment policies of the Funds (and the Portfolio) that are designated as fundamental may not be changed without approval of the holders of a majority of the outstanding voting securities of the Fund (or the Portfolio). A majority of outstanding voting securities means the lesser of 67% of the shares present or represented at a shareholder's meeting at which the holders of more than 50% of the outstanding shares are present or represented, or more than 50% of the outstanding shares. Except as otherwise indicated, investment policies of the Funds are not deemed to be fundamental and may be changed by the Trust's Board of Trustees (the "Board") without shareholder approval. Likewise, non-fundamental investment policies of the Portfolio may be changed by Core Trust's board of trustees without shareholder approval. Unless otherwise indicated below, the discussion below of the investment policies of the Funds refers, in the case of International Fund, to the investment policies of the Portfolio (and reference to the Portfolio refers to International Fund). For more information concerning shareholder voting, see "Other Information - The Trust and Its Shares - Shareholder Voting and Other Rights" and "Other Information - Core Trust Structure". A further description of the Funds investment policies, including additional fundamental policies, is contained in the SAI.

Each investment adviser monitors the creditworthiness of counterparties to the Funds' transactions and intends to enter into a transaction only when it believes that the counterparty presents minimal credit risks and the benefits from the transaction justify the attendant risks. As used herein, the term U.S. Government Securities means obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities.

Each of Total Return Bond Fund, Small Company Stock Fund and Contrarian Stock Fund reserves the right to invest through a structure similar to that of International Fund - to invest all or a portion of its assets in shares of a diversified, open-end, management investment company with an investment objective and investment policies substantially similar to its own.

COMMON POLICIES OF THE FUNDS

Borrowing

As a fundamental policy, each Fund (other than the Portfolio) may borrow money from banks or by entering into reverse repurchase agreements and will limit borrowings to amounts not in excess of 33 1/3% of the value of the Fund's total assets. As a fundamental policy, the Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests, and will limit borrowings to amounts not in excess of 33 1/3% of the value of the Portfolio's total assets. Borrowing for other than temporary or emergency purposes or meeting redemption requests may not exceed 5% of the value of any Fund's assets. Each Fund may enter reverse repurchase agreements (which are considered borrowings by


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

each Fund but not the Portfolio), transactions in which a Fund sells a security and simultaneously commits to repurchase that security from the buyer at an agreed upon price on an agreed upon future date.

Diversification and Concentration

Each Fund (other than Colorado Tax-Free Fund and Minnesota Tax-Free Fund) is diversified as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). As a fundamental policy, with respect to 75% of its assets, none of these Funds may purchase a security (other than a U.S. Government Security or shares of investment companies) if, as a result, (i) more than 5% of the Fund's total assets would be invested in the securities of a single issuer or (ii) the Fund would own more than 10% of the outstanding voting securities of any single issuer. Each Fund is prohibited from concentrating its assets in the securities of issuers in any industry. As a fundamental policy, no Fund may purchase securities if, immediately after the purchase, more than 25% of the value of the Fund's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry. This limit does not apply to investments in U.S. Government Securities, foreign government securities or repurchase agreements covering U.S. Government Securities.

Illiquid Securities

No Fund may invest more than 15% of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities and includes, among other things, repurchase agreements not entitling the holder to payment within seven days and restricted securities (other than those determined to be liquid pursuant to guidelines established by the Board or, in the case of the Portfolio, Core Trust's board of trustees). Limitations on resale may have an adverse effect on the marketability of portfolio securities, and, to the extent it may invest in restricted securities, a Fund might also have to register those securities in order to dispose of them, resulting in expense and delay. A Fund might not be able to dispose of restricted or other securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. There can be no assurance that a liquid market will exist for any security at any particular time.

A domestic institutional market has developed for certain securities that are not registered under the Securities Act of 1933 (the "1933 Act"), including repurchase agreements and foreign securities. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on the issuer's ability to honor a demand for repayment of the unregistered security. A security's contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the 1933 Act, the investment advisers may determine that such securities are not illiquid securities under guidelines adopted by the Board (or, in the case of the Portfolio, Core Trust's board of trustees). These guidelines take into account trading activity in the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, a Fund's holdings of that security may be illiquid.

Repurchase Agreements and Lending of Portfolio Securities

Each Fund may seek additional income by entering into repurchase agreements or by lending securities from its portfolio to brokers, dealers and other financial institutions. These investments may entail certain risks not associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty in these transactions or a counterparty defaulted on its obligations, a Fund might suffer a loss.

Repurchase agreements are transactions in which a Fund purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. When a Fund lends a security it receives interest from the borrower or from investing cash collateral. The Trust maintains possession of the purchased securities and any underlying collateral in these transactions, the total market value of which on a continuous basis is at least equal to the repurchase price or value of securities loaned, plus accrued interest. The Funds may pay fees to


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arrange securities loans and each Fund will, as a fundamental policy, limit securities lending to not more than 33 1/3% of the value of its total assets.

When-Issued Securities and Forward Commitments

Each Fund may purchase securities offered on a "when-issued" basis and may purchase securities on a "forward commitment" basis. When such transactions are negotiated, the price is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within three months after the transaction, but delayed settlements beyond three months may be negotiated.

During the period between a commitment and settlement, no payment is made for the securities purchased and, thus, no interest accrues to the Fund. At the time a Fund makes a commitment to purchase securities in this manner, however, the Fund immediately assumes the risk of ownership, including price fluctuation. Failure by the other party to deliver or pay for a security purchased or sold by the Fund may result in a loss or a missed opportunity to make an alternative investment. Any significant commitment of a Fund's assets committed to the purchase of securities on a when-issued or forward commitment basis may increase the volatility of its net asset value. Total Return Bond Fund limits its investments in when-issued and forward commitment securities to 35% of the value of the Fund's total assets.

The use of when-issued transactions and forward commitments enables a Fund to hedge against anticipated changes in interest rates and prices. If the Adviser were to forecast incorrectly the direction of interest rate movements, however, a Fund might be required to complete when-issued or forward transactions at prices inferior to the current market values. The Funds enter into when-issued and forward commitments only with the intention of actually receiving the securities, but a Fund may sell the securities before the settlement date if deemed advisable. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to deliver or receive against a forward commitment, it can incur a gain or loss. When-issued securities may include bonds purchased on a "when, as and if issued" basis under which the issuance of the securities depends upon the occurrence of a subsequent event.

Portfolio Transactions

The investment advisers place orders for the purchase and sale of assets they manage with brokers and dealers selected by and in the discretion of the respective adviser. The investment advisers seek "best execution" for all portfolio transactions, but a Fund may pay higher than the lowest available commission rates when an investment adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

Commission rates for brokerage transactions are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to a Fund that invests in foreign securities than would be the case for comparable transactions effected on United States securities exchanges.

Subject to the Funds' policy of obtaining "best execution" each investment adviser and, in the case of Small Company Stock Fund, Crestone, may employ broker-dealer affiliates of the investment adviser (collectively "Affiliated Brokers") to effect brokerage transactions for the Funds. The Funds' payment of commissions to Affiliated Brokers is subject to procedures adopted by the Board and, with respect to the Portfolio, Core Trust's board of trustees, to provide that the commissions will not exceed the usual and customary broker's commissions charged by unaffiliated brokers. No specific portion of a Fund's brokerage will be directed to Affiliated Brokers and in no event will a broker affiliated with the investment adviser directing the transaction receive brokerage transactions in recognition of research services provided to the adviser. The investment advisers may effect transactions for the Funds (or the portfolio) through brokers who sell Fund shares. The Funds have no obligation to deal with any specific broker or dealer in the execution of portfolio transactions.

The frequency of portfolio transactions of a Fund (the portfolio turnover rate) will vary from year to year depending on many factors. From time to time a Fixed Income Fund or Tax-Exempt Fixed Income Fund may engage in active short-term trading to take advantage of price movements affecting individual issues, groups of issues or markets. The Funds' portfolio turnover is reported under "Financial Highlights." Schroder anticipates that the annual portfolio turnover rate in the Portfolio will be less than 100%. An


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annual portfolio turnover rate of 100% would occur if all of the securities in the Portfolio were replaced once in a period of one year. Higher portfolio turnover rates may result in increased brokerage costs to a Fund or the Portfolio and a possible increase in short-term capital gains or losses.

Temporary Defensive Position

When business or financial conditions warrant, each Fund may assume a temporary defensive position and invest without limit in cash or prime quality cash equivalents, including (i) short-term U.S. Government Securities, (ii) certificates of deposit, bankers' acceptances and interest-bearing savings deposits of commercial banks doing business in the United States, (iii) commercial paper, (iv) repurchase agreements and (v) shares of "money market funds' registered under the 1940 Act within the limits specified therein. During periods when and to the extent that a Fund has assumed a temporary defensive position, it may not be pursuing its investment objective. Prime quality instruments are those that are rated in one of the two highest short-term rating categories by an NRSRO or, if not rated, determined by the investment adviser to be of comparable quality. Apart from temporary defensive purposes, a Fund may at any time invest a portion of its assets in cash and cash equivalents as described above. Except during periods when ValuGrowth Stock Fund, Small Company Stock Fund or Contrarian Stock Fund assumes a temporary defensive position, each Fund will have at least 65% of its total assets invested in common stock. The Portfolio may hold cash and bank instruments denominated in any major foreign currency.

For the Tax-Exempt Fixed Income Funds, when a Fund assumes a temporary defensive position, it is likely that its shareholders will be subject to Federal and applicable state income taxes on a greater portion of their income dividends received from the Fund.

EQUITY AND CONVERTIBLE SECURITIES

Common and Preferred Stock

The Equity Funds invest in common and preferred stock and Total Return Bond Fund may invest in preferred stock. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and, if applicable, preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and as to the recovery of investment. A preferred stockholder is a shareholder in the company and not a creditor of the company as is a holder of the company's fixed income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments, which are expenses of the company. Equity securities owned by a Fund may be traded in the over-the-counter market or on a securities exchange and may not be traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by a Fund of a portfolio security to meet redemptions by interest holders or otherwise may require the Fund to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth. The Funds may invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

Convertible Securities

The Equity Funds, Income Fund and Total Return Bond Fund may invest in convertible securities, including convertible debt and convertible preferred stock, which may be rated by an NRSRO or may be unrated. A Fixed Income Fund may not own the common stock into which a convertible security converts. Convertible securities are fixed income securities which may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible debt securities in that they ordinarily provide a


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stream of income with generally higher yields than those of common stocks of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinate to comparable nonconvertible securities. In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The value of convertible securities, however, is also influenced by the value of the underlying common stock.

The rating categories for convertible securities range from Aaa to C, in the case of Moody's Investors Service, Inc. ("Moody's"), and from AAA to D, in the case of Standard & Poor's Corporation ("S&P"), and for preferred stock range from aaa to c, in the case of Moody's, and from AAA to D, in the case of S&P. Income Fund and Total Return Bond Fund may only invest in securities within the four highest rating categories. Securities in the lowest rating categories are characterized by Moody's as having extremely poor prospects of ever attaining any real investment standing and by S&P as being in default, in the case of debt, and non-paying with debt in default, in the case of preferred stock. Unrated securities may not be as actively traded as rated securities. A further description of the ratings used by Moody's, S&P and certain other NRSROs is contained in the SAI.

American Depository Receipts; European Depository Receipts

The Equity Funds may invest in sponsored and unsponsored American Depository Receipts ("ADRs"), which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in registered form, are designed for use in U.S. securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. The Portfolio may also invest in European Depository Receipts ("EDRs"), which are receipts issued by a European financial institution evidencing an arrangement similar to that of ADRs, and in other similar instruments representing securities of foreign companies. EDRs, in bearer form, are designed for use in European securities markets.

FIXED-INCOME INVESTMENTS

Although each Fund (other than Minnesota Tax-Free Fund) only invests in investment grade fixed income securities, including money market instruments, an investment in a Fund is subject to risk even if all fixed income securities in the Fund's portfolio are paid in full at maturity. All fixed income securities, including U.S. Government Securities, can change in value when there is a change in interest rates or the issuer's actual or perceived creditworthiness or ability to meet its obligations.

The market value of the interest-bearing debt securities held by the Funds , including municipal securities, will be affected by changes in interest rates. There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates. In other words, an increase in interest rates produces a decrease in market value. Moreover, the longer the remaining maturity (and duration) of a security, the greater will be the effect of interest rate changes on the market value of that security. Changes in the ability of an issuer to make payments of interest and principal and in the market's perception of an issuer's creditworthiness will also affect the market value of the debt securities of that issuer. Obligations of issuers of debt securities, including municipal issuers, are also subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors which may restrict the ability of any issuer to pay, when due, the principal of and interest on its debt securities. The possibility exists that, the ability of any issuer to pay, when due, the principal of and interest on its debt securities may become impaired.

Rating Matters

The Funds' investments are subject to "credit risk" relating to the financial condition of the issuers of the securities that each Fund holds. To limit credit risk, each Fund (other than Minnesota Tax-Free Fund) will


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generally buy debt securities that are rated in the top four long-term rating categories by an NRSRO or in the top two short-term rating categories by an NRSRO, although certain Funds have greater restrictions. Accordingly, the lowest permissible long-term investment grades for corporate bonds, including convertible bonds, are Baa in the case of Moody's Investor Services, Inc. ("Moody's") and BBB in the case of Standard & Poor's Corporation ("S&P)") and Fitch Investors Service, Inc. ("Fitch"); the lowest permissible long-term investment grades for preferred stock are Baa in the case of Moody's and BBB in the case of S&P and Fitch; and the lowest permissible short-term investment grades for short-term debt, including commercial paper, are Prime-2 (P-2) in the case of Moody's, A-2 in the case of S&P and F-2 in the case of Fitch.

The Funds also may purchase unrated securities if the Adviser determines the security to be of comparable quality to a rated security that the Fund may purchase. Unrated securities may not be as actively traded as rated securities. Each Fund may retain a security whose rating has been lowered below the Fund's lowest permissible rating category (or that are unrated and determined by the Adviser to be of comparable quality to securities whose rating has been lowered below the Fund's lowest permissible rating category) if the Adviser determines that retaining the security is in the best interests of the Fund. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss.

Variable and Floating Rate Securities

The securities in which the Funds invest (including mortgage-related securities) may have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The interest paid on these securities is a function primarily of the underlying index upon which the interest rate adjustments are based. Such adjustments minimize changes in the market value of the obligation and, accordingly, enhance the ability of the Fund to maintain a stable net asset value. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. The rate of interest on securities purchased by a Fund may be tied to Treasury or other government securities or indices on those securities as well as any other rate of interest or index. Certain variable rate securities (including mortgage-related securities) pay interest at a rate that varies inversely to prevailing short-term interest rates (sometimes referred to as inverse floaters). For instance, upon reset the interest rate payable on a security may go down when the underlying index has risen. During times when short-term interest rates are relatively low as compared to long-term interest rates a Fund may attempt to enhance its yield by purchasing inverse floaters. Certain inverse floaters may have an interest rate reset mechanism that multiplies the effects of changes in the underlying index. This form of leverage may have the effect of increasing the volatility of the security's market value while increasing the security's, and thus the Fund's, yield. Total Return Bond Fund limits its investment in variable and floating rate securities to 5% of its assets.

There may not be an active secondary market for certain floating or variable rate instruments (particularly inverse floaters and similar instruments) which could make it difficult for a Fund to dispose of the instrument during periods that the Fund is not entitled to exercise any demand rights (such as puts) it may have. A Fund could, for this or other reasons, suffer a loss with respect to an instrument. The Adviser monitors the liquidity of each Fund's investment in variable and floating rate instruments, but there can be no guarantee that an active secondary market will exist.

U.S. Government Securities

As used in this Prospectus, the term U.S. Government Securities means obligations issued or guaranteed as to principal and interest by the United States Government, its agencies or instrumentalities. The U.S. Government Securities in which a Fund may invest include U.S. Treasury securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities and backed by the full faith and credit of the U.S. Government, such as those guaranteed by the Small Business Administration or issued by the Government National Mortgage Association ("Ginnie Mae"). In addition, the U.S. Government Securities in which the Funds may invest include securities supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association ("Fannie Mae"), the Federal

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Home Loan Mortgage Corporation ("Freddie Mac") and the Tennessee Valley
Authority. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. Government's full faith and credit.

Zero Coupon Securities

Each Fixed Income and Tax-Exempt Fixed Income Fund may invest in zero coupon securities. Zero-coupon securities are sold at original issue discount and pay no interest to holders prior to maturity, but a Fund holding a zero-coupon security must include the original issue discount of the security as income. Zero-coupon securities may be subject to greater fluctuation of market value than the other securities in which the Fund's may invest. The Funds distribute all of their net investment income, and may have to sell portfolio securities to distribute imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Each Fixed Income Fund may invest in separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury. These components are traded independently under the Treasury's Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program or as Coupons Under Book Entry Safekeeping ("CUBES"). The Funds may invest in other types of related zero-coupon securities. For instance, a number of banks and brokerage firms separate the principal and interest portions of U.S. Treasury securities and sell them separately in the form of receipts or certificates representing undivided interests in these instruments. These instruments are generally held by a bank in a custodial or trust account on behalf of the owners of the securities and are known by various names, including Treasury Receipts ("TRs"), Treasury Investment Growth Receipts ("TIGRs") and Certificates of Accrual on Treasury Securities ("CATS"). Zero-coupon securities also may be issued by corporations and municipalities.

Demand Notes

The Fixed Income Funds may purchase variable and floating rate demand notes of corporations, which are unsecured obligations redeemable upon not more than 30 days' notice. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. The issuers of these obligations often have the right, after a given period, to prepay their outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security. Although a Fund would generally not be able to resell a master demand note to a third party, the Fund is entitled to demand payment from the issuer at any time. The Adviser continuously monitors the financial condition of the issuer to determine the issuer's likely ability to make payment on demand.

Guaranteed Investment Contracts

Income Fund may invest in guaranteed investment contracts ("GICs"). A GIC is an arrangement with an insurance company under which the Fund contributes cash to the insurance company's general account and the insurance company credits the contribution with interest on a monthly basis. The interest rate is tied to a specified market index and is guaranteed by the insurance company not to be less than a certain minimum rate. The Fund will purchase a GIC only when the Adviser has determined that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments that the Fund may purchase.

Mortgage-Backed and Asset-Backed Securities

Mortgage-backed securities represent an interest in a pool of mortgages originated by lenders such as commercial banks, savings associations and mortgage bankers and brokers. Mortgage-backed securities may be issued by governmental or government-related entities or by non-governmental entities such as special purpose trusts created by banks, savings associations, private mortgage insurance companies or mortgage bankers.

Interests in mortgage-backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or on specified call


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dates. In contrast, mortgage-backed securities provide monthly payments which consist of interest and, in most cases, principal. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of the securities or a mortgage loan servicer. Additional payments to holders of these securities are caused by prepayments resulting from the sale or foreclosure of the underlying property or refinancing of the underlying loans.

UNDERLYING MORTGAGES. Pools of mortgages consist of whole mortgage loans or participations in mortgage loans. The majority of these loans are made to purchasers of 1-4 family homes, but may be made to purchasers of mobile homes or other real estate interests. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, the Fund may purchase pools of variable rate mortgages, growing equity mortgages, graduated payment mortgages and other types. Mortgage servicers impose qualification standards for local lending institutions which originate mortgages for the pools as well as credit standards and underwriting criteria for individual mortgages included in the pools. In addition, many mortgages included in pools are insured through private mortgage insurance companies.

LIQUIDITY AND MARKETABILITY. Generally, government and government-related pass-through pools are highly liquid. While private conventional pools of mortgages (pooled by non-government-related entities) have also achieved broad market acceptance and an active secondary market has emerged, the market for conventional pools is smaller and less liquid than the market for government and government-related mortgage pools.

AVERAGE LIFE AND PREPAYMENTS. The average life of a pass-through pool varies with the maturities of the underlying mortgage instruments. In addition, a pool's terms may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages. Prepayments with respect to securities during times of declining interest rates will tend to lower the return of the Fund and may even result in losses to the Fund if the securities were acquired at a premium. The occurrence of mortgage prepayments is affected by various factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. As prepayment rates of individual pools vary widely, it is not possible to accurately predict the average life of a particular pool. The assumed average life of pools of mortgages having terms of 30 years or less is typically between five and 12 years.

YIELD CALCULATIONS. Yields on pass-through securities are typically quoted based on the maturity of the underlying instruments and the associated average life assumption. In periods of falling interest rates the rate of prepayment tends to increase, thereby shortening the actual average life of a pool of mortgages. Conversely, in periods of rising rates the rate of prepayment tends to decrease, thereby lengthening the actual average life of the pool. Actual prepayment experience may cause the yield to differ from the assumed average life yield. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield of the Fund.

GOVERNMENT AND GOVERNMENT-RELATED GUARANTORS. The principal government guarantor of mortgage-backed securities is Ginnie Mae, a wholly-owned United States Government corporation within the Department of Housing and Urban Development. Mortgage-backed securities are also issued by Fannie Mae, a government-sponsored corporation owned entirely by private stockholders that is subject to general regulation by the Secretary of Housing and Urban Development, and Freddie Mac, a corporate instrumentality of the United States Government. While Fannie Mae and Freddie Mac each guarantee the payment of principal and interest on the securities they issue, unlike Ginnie Mae securities, their securities are not backed by the full faith and credit of the United States Government.

PRIVATELY ISSUED MORTGAGE-BACKED SECURITIES. Mortgage-backed securities offered by private issuers include pass-through securities comprised of pools of conventional mortgage loans; mortgage-backed bonds (which are considered to be debt obligations of the institution issuing the bonds and which are collateralized by mortgage loans); and collateralized mortgage obligations ("CMOs"). Mortgage-backed securities issued by non-governmental issuers may offer a higher rate of interest than securities issued by government issuers because of the absence of direct or indirect government guarantees of payment. Many non-governmental issuers or servicers of mortgage-backed securities, however, guarantee timely payment


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of interest and principal on these securities. Timely payment of interest and principal may also be supported by various forms of insurance, including individual loan, title, pool and hazard policies.

ADJUSTABLE RATE MORTGAGE-BACKED SECURITIES. Adjustable rate mortgage-backed securities ("ARMs") are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall. Also, most adjustable rate securities (or the underlying mortgages) are subject to caps or floors. "Caps" limit the maximum amount by which the interest rate paid by the borrower may change at each reset date or over the life of the loan and, accordingly, fluctuation in interest rates above these levels could cause such mortgage securities to "cap out" and to behave more like long-term, fixed-rate debt securities. ARMs may have less risk of a decline in value during periods of rapidly rising rates, but they may also have less potential for capital appreciation than other debt securities of comparable maturities due to the periodic adjustment of the interest rate on the underlying mortgages and due to the likelihood of increased prepayments of mortgages as interest rates decline. Furthermore, during periods of declining interest rates, income to the Fund will decrease as the coupon rate resets along with the decline in interest rates. During periods of rising interest rates, changes in the coupon rates of the mortgages underlying the Fund's ARMs may lag behind changes in market interest rates. This may result in a lower value until the interest rate resets to market rates.

COLLATERALIZED MORTGAGE OBLIGATIONS. CMOs are debt obligations collateralized by mortgages or mortgage pass-through securities issued by Ginnie Mae, Freddie Mac or Fannie Mae or by pools of conventional mortgages ("Mortgage Assets"). CMOs may be privately issued or U.S. Government Securities. Payments of principal and interest on the Mortgage Assets are passed through to the holders of the CMOs on the same schedule as they are received, although, certain classes (often referred to as tranches) of CMOs have priority over other classes with respect to the receipt of payments. Multi-class mortgage pass-through securities are interests in trusts that hold Mortgage Assets and that have multiple classes similar to those of CMOs. Unless the context indicates otherwise, references to CMOs include multi-class mortgage pass-through securities. Payments of principal of and interest on the underlying Mortgage Assets (and in the case of CMOs, any reinvestment income thereon) provide funds to pay debt service on the CMOs or to make scheduled distributions on the multi-class mortgage pass-through securities. Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. Planned amortization class mortgage-based securities ("PAC Bonds") are a form of parallel pay CMO. PAC Bonds are designed to provide relatively predictable payments of principal provided that, among other things, the actual prepayment experience on the underlying mortgage loans falls within a contemplated range. If the actual prepayment experience on the underlying mortgage loans is at a rate faster or slower than the contemplated range, or if deviations from other assumptions occur, principal payments on a PAC Bond may be greater or smaller than predicted. The magnitude of the contemplated range varies from one PAC Bond to another; a narrower range increases the risk that prepayments will be greater or smaller than contemplated. CMOs may have complicated structures and generally involve more risks than simpler forms of mortgage-related securities.

The final tranche of a CMO may be structured as an accrual bond (sometimes referred to as a Z-tranche). Holders of accrual bonds receive no cash payments for an extended period of time. During the time that earlier tranches are outstanding, accrual bonds receive accrued interest which is a credit for periodic interest payments that increase the face amount of the security at a compounded rate, but are not actually paid to the bond holder. After all previous tranches are retired, accrual bond holders start receiving cash payments that include both principal and continuing interest. The market value of accrual bonds can fluctuate widely and their average life depends on the other aspects of the CMO offering. Interest on accrual bonds is taxable when accrued even though the holders receive no accrual payment. The Funds distribute all of their net investment income, and may have to sell portfolio securities to distribute imputed


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income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

ASSET-BACKED SECURITIES. Each Fixed Income Fund may invest in asset-backed securities. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, assets other than mortgage-related assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements. No Fund may invest more than 10% of its net assets in asset-backed securities that are backed by a particular type of credit, for instance, credit card receivables. Asset-backed securities, including adjustable rate asset-backed securities, have yield characteristics similar to those of mortgage-related securities and, accordingly, are subject to many of the same risks.

Dollar Roll Transactions

A Fixed Income Fund may enter into dollar roll transactions wherein the Fund sells fixed income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but the Fund assumes the risk of ownership. A Fund is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by the Fund may decline below the price at which a Fund is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Fund's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities. The Funds will engage in roll transactions for the purpose of acquiring securities for its portfolio and not for investment leverage.

Swap Agreements

To manage their exposure to different types of investments, Adjustable U.S. Government Reserve Fund and Government Income Fund may enter into interest rate and mortgage (or other asset) swap agreements and may purchase interest rate caps, floors and collars. In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specified amount (the "notional principal amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. Mortgage swap agreements are similar to interest rate swap agreements, except that the notional principal amount is tied to a reference pool of mortgages. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. For example, the purchaser of an interest rate cap has the right to receive payments to the extent a specified interest rate exceeds an agreed upon level; the purchaser of an interest rate floor has the right to receive payments to the extent a specified interest rate falls below an agreed upon level. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

Swap agreements may involve leverage and may be highly volatile; depending on how they are used, they may have a considerable impact on the Fund's performance. Swap agreements involve risks depending upon the counterparty's creditworthiness and ability to perform as well as the Fund's ability to terminate its swap agreements or reduce its exposure through offsetting transactions.

Municipal Securities

The municipal securities in which the Tax-Exempt Fixed Income Funds may invest include municipal bonds, notes and leases. Municipal securities may be zero-coupon securities. Yields on municipal securities are dependent on a variety of factors, including the general conditions of the municipal security markets and the fixed income markets in general, the size of a particular offering, the maturity of the obligation and the rating of the issue. The achievement of a Fund's investment objective is dependent in part on the continuing ability of the issuers of municipal securities in which the Fund invests to meet their obligations for the payment of principal and interest when due.


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MUNICIPAL BONDS.  Municipal bonds can be classified as either "general obligation" bonds or "revenue" bonds. General obligation bonds are secured by a municipality's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are usually payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other tax, but not from general tax revenues. Municipal bonds include industrial development bonds.

The Funds may invest in tax-exempt industrial development and private activity bonds, which in most cases are revenue bonds and generally are not secured by a pledge of the credit of the municipality. The payment of the principal and interest on such bonds is dependent solely on the ability of an initial or subsequent user of the facilities financed by the bonds to meet its financial obligations and the pledge, if any, of real and personal property so financed as security for such payment.

MUNICIPAL NOTES AND LEASES. Municipal notes, which may be either "general obligation" or "revenue" securities, are intended to fulfill the short-term capital needs of the issuer and generally have original maturities not exceeding one year. They include tax anticipation notes, revenue anticipation notes (which generally are issued in anticipation of various seasonal revenues), bond anticipation notes, construction loan notes and tax-exempt commercial paper. Municipal leases, which may take the form of a lease or an installment purchase or conditional sale contract, are issued by state and local governments and authorities to acquire a wide variety of equipment and facilities such as fire and sanitation vehicles, telecommunications equipment and other capital assets.

PARTICIPATION INTERESTS. The Funds may purchase participation interests in municipal securities that are held by banks or other financial institutions. Participation interests usually carry a demand feature backed by a letter of credit or guarantee of the bank or other financial institution permitting the holder to tender them back to the bank or other financial institution. Prior to purchasing any participation interest, each Fund will obtain appropriate assurances from counsel that the interest earned by the Fund from the obligations in which it holds participation interests is exempt from Federal and, in the case of Colorado Tax-Free Fund and Minnesota Tax-Free Fund, applicable state income tax.

STAND-BY COMMITMENTS. The Funds may purchase municipal securities together with the right to resell them to the seller or a third party at an agreed-upon price or yield within specified periods prior to their maturity dates. Such a right to resell is commonly known as a "stand-by commitment," and the aggregate price which a Fund pays for securities with a stand-by commitment may be higher than the price which otherwise would be paid. The primary purpose of this practice is to permit a Fund to be as fully invested as practicable in municipal securities while preserving the necessary flexibility and liquidity to meet unanticipated redemptions. In this regard, a Fund acquires stand-by commitments solely to facilitate portfolio liquidity and does not exercise its rights thereunder for trading purposes. Stand-by commitments involve certain expenses and risks, including the inability of the issuer of the commitment to pay for the securities at the time the commitment is exercised, non-marketability of the commitment, and differences between the maturity of the underlying security and the maturity of the commitment. The Funds' policy is to enter into stand-by commitment transactions only with municipal securities dealers which, in the view of the Adviser, present minimal credit risks.

PUTS ON MUNICIPAL SECURITIES. The Funds may acquire "puts" on municipal securities they purchase. A put gives the Fund the right to sell the municipal security at a specified price at any time on or before a specified date. The Fund will acquire puts only to enhance liquidity, shorten the maturity of the related municipal security or permit the Fund to invest its funds at more favorable rates. Generally, the Fund will buy a municipal security that is accompanied by a put only if the put is available at no extra cost. In some cases, however, the Fund may pay an extra amount to acquire a put, either in connection with the purchase of the related municipal security or separately from the purchase of the security. Puts involve the same risks discussed above with respect to stand-by commitments.

FUTURES CONTRACTS AND OPTIONS

Adjustable U.S. Government Reserve Fund may (and the other Funds may in the future) seek to enhance its return through the writing (selling) and purchasing exchange-traded and over-the-counter options on fixed income securities or indices. The Fund may also to attempt to hedge against a decline in the value of


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securities owned by it or an increase in the price of securities which it plans to purchase through the use of those options and the purchase and sale of interest rate futures contracts and options on those futures contracts. The Fund may only write options that are covered. An option is covered if, so long as the Fund is obligated under the option, it owns an offsetting position in the underlying security or futures contract or maintains cash, U.S. Government Securities or other liquid, high-grade debt securities in a segregated account with a value at all times sufficient to cover the Fund's obligation under the option. A Fund may enter into these futures contracts only if the aggregate of initial deposits for open futures contract positions does not exceed 5% of the Fund's total assets.

Risk Considerations

The Fund's use of options and futures contracts subjects the Fund to certain investment risks and transaction costs to which it might not otherwise be subject. These risks include: (1) dependence on the Adviser's ability to predict movements in the prices of individual securities and fluctuations in the general securities markets; (2) imperfect correlations between movements in the prices of options or futures contracts and movements in the price of the securities hedged or used for cover which may cause a given hedge not to achieve its objective; (3) the fact that the skills and techniques needed to trade these instruments are different from those needed to select the other securities in which the Fund invests; (4) lack of assurance that a liquid secondary market will exist for any particular instrument at any particular time, which, among other things, may limit a Fund's ability to limit exposures by closing its positions; (5) the possible need to defer closing out of certain options, futures contracts and related options to avoid adverse tax consequences; and (6) the potential for unlimited loss when investing in futures contracts or writing options for which an offsetting position is not held.

Other risks include the inability of the Fund, as the writer of covered call options, to benefit from any appreciation of the underlying securities above the exercise price and the possible loss of the entire premium paid for options purchased by the Fund. In addition, the futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. A Fund may be forced, therefore, to liquidate or close out a futures contract position at a disadvantageous price.

There can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures position or that a counterparty in an over-the-counter option transaction will be able to perform its obligations. There are a limited number of options on interest rate futures contracts and exchange traded options contracts on fixed income securities. Accordingly, hedging transactions involving these instruments may entail "cross-hedging." As an example, a Fund may wish to hedge existing holdings of mortgage-backed securities, but no listed options may exist on those securities. In that event, the Adviser may attempt to hedge the Fund's securities by the use of options with respect to similar fixed income securities. The Fund may use various futures contracts that are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market in those contracts will develop or continue to exist.

Limitations

The Fund has no current intention of investing in futures contracts and options thereon for purposes other than hedging. The Fund may not purchase any call or put option on a futures contract if the premiums associated with all such options held by the Fund would exceed 5% of the Fund's total assets as of the date the option is purchased. No Fund may sell a put option if the exercise value of all put options written by the Fund would exceed 50% of the Fund's total assets or sell a call option if the exercise value of all call options written by the Fund would exceed the value of the Fund's assets. In addition, the current market value of all open futures positions held by a Fund will not exceed 50% of its total assets.

Options on Securities

A call option is a contract pursuant to which the purchaser of the call option, in return for a premium paid, has the right to buy the security underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option, who receives the premium, has the obligation upon exercise of the option to deliver the underlying security against payment of the exercise price during the option period. A put option gives its purchaser, in return for a premium, the right to sell the underlying security at a specified price during the term of the option. The writer of the put, who receives the premium,


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has the obligation to buy the underlying security, upon exercise at the exercise price during the option period. The amount of premium received or paid is based upon certain factors, including the market price of the underlying security or index, the relationship of the exercise price to the market price, the historical price volatility of the underlying security or index, the option period, supply and demand and interest rates.

Options on Stock Indexes

A stock index assigns relative values to the stock included in the index, and the index fluctuates with changes in the market values of the stocks included in the index. Stock index options operate in the same way as the more traditional stock options except that exercises of stock index options are effected with cash payments and do not involve delivery of securities. Thus, upon exercise of a stock index options, the purchaser will realize and the writer will pay an amount based on the differences between the exercise price and the closing price of the stock index.

Index Futures Contracts

Bond and stock index futures contracts are bilateral agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the bond or stock index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the fixed income or equity securities comprising the index is made. Generally, futures contracts are closed out prior to the expiration date of the contract.

Options on Futures Contracts

Options on futures contracts are similar to stock options except that an option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract rather than to purchase or sell stock, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position to the holder of the option will be accompanied by transfer to the holder of an accumulated balance representing the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the future.

5. MANAGEMENT OF THE FUNDS

The business of the Trust is managed under the direction of the Board of Trustees (the "Board"), and the business of Core Trust is managed under the direction of Core Trust's board of trustees. The Board formulates the general policies of the Funds and meets periodically to review the results of the Funds, monitor investment activities and practices and discuss other matters affecting the Funds and the Trust. The SAI contains general background information about the Trustees and Officers of the Trust and of Core Trust. The Board consists of six persons.

INVESTMENT ADVISORY SERVICES

Norwest Investment Management

Subject to the general supervision of the Board, Norwest Investment Management makes investment decisions for the Funds (except International Fund) and continuously reviews, supervises and administers each Fund's investment program or oversees the investment decisions of the investment subadviser, as applicable. The Adviser is a part of Norwest, a subsidiary of Norwest Corporation, which is a multi-bank holding company that was incorporated under the laws of Delaware in 1929. As of June 30, 1995, Norwest Corporation was the 13th largest bank holding company in the United States in terms of assets. As of that date, the Adviser managed or provided investment advice with respect to assets totaling approximately $16 billion.

Small Company Stock Fund

To assist Norwest in carrying out its obligations with respect to Small Company Stock Fund, Norwest has entered into an investment subadvisory agreement among the Trust, Norwest and Crestone. Crestone, which is located at 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111, is a subsidiary of Norwest and is registered with the SEC as an investment adviser. Crestone provides investment advice


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regarding companies with small capitalization to various clients, including institutional investors. As of the date of this Prospectus, Crestone managed assets with a value of approximately $296 million.

Pursuant to the investment subadvisory agreement, Crestone makes investment decisions for the Small Company Stock Fund and continuously reviews, supervises and administers the Fund's investment program with respect to that portion, if any, of the Fund's portfolio that Norwest believes should be invested using Crestone as investment subadviser. Currently, Crestone manages the entire portfolio of the Fund and has since the Fund's inception. The Adviser supervises the performance of Crestone, including Crestone's adherence to the Fund's investment objective and policies and pays Crestone a fee for its investment subadvisory services. This compensation does not increase the amount paid by the Trust to the Adviser pursuant to the Adviser's investment advisory agreement.

International Fund

International Fund currently invests all of its assets in the Portfolio. The Fund may withdraw its investment from the Portfolio, for which Schroder serves as investment adviser, at any time if the Board determines that it is in the best interests of the Fund and its shareholders to do so. See "Other Information
- Core Trust Structure." Accordingly, the Fund has retained the Adviser as its investment adviser and Schroder as its investment subadviser to manage the Fund's assets in the event the Fund so withdraws its investment. Neither the Adviser nor Schroder will receive any advisory or subadvisory fees with respect to the Fund as long as the Fund remains completely invested in the Portfolio or any other investment company.

Schroder acts as investment adviser to the Portfolio pursuant to an advisory agreement with Core Trust. Subject to the general control of Core Trust's board of trustees, Schroder makes investment decisions for the Portfolio and continuously reviews, supervises and administers the Portfolio's investment program. Schroder also assists the Adviser in carrying out the Adviser's obligations under the investment advisory agreement pursuant to an investment subadvisory agreement among the Trust, Norwest and Schroder. The investment advisory agreement between Schroder and Core Trust with respect to the Portfolio is the same in all material respects as the Fund's investment subadvisory agreement except as to the parties, the circumstances under which fees will be paid and the jurisdiction whose laws govern the agreement.

Schroder, whose principal business address is 787 Seventh Avenue, New York, New York 10019, is a wholly-owned U.S. subsidiary of Schroders Incorporated, the wholly-owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial services companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services and as of June 30, 1995, had assets under management in excess of $90 billion.

Portfolio Managers

Many persons on the advisory staff of Adviser, Crestone and Schroder contribute to the investment services provided to the Funds. The following persons, however, are primarily responsible for the day-to-day management of the Funds:

ADJUSTABLE U.S. GOVERNMENT RESERVE FUND - Mr. Karl P. Tourville. Mr. Tourville, a Vice President of Norwest since 1989, has served as portfolio manager for the Fund since May 25, 1995, and has been associated with Norwest since 1986. As of June 30, 1995, Mr. Tourville was responsible for the management of over $1.4 billion in pooled fixed income assets.

GOVERNMENT INCOME FUND and INCOME FUND - Ms. Marjorie H. Grace and Mr. Mark Karstrom. Ms. Grace, a Vice President of Norwest since 1992, has served as a portfolio manager for the Fund since May 25, 1995. Ms. Grace was a portfolio manager of Norwest from 1992-1993; an Institutional Salesperson with Norwest Investment Services, Inc. from 1991-1992; a portfolio manager with United Bank of Colorado from 1989-1991; and Vice President and portfolio manager with Colombia Savings and Loan from 1987-1989. Mr. Karstrom, a Vice President of Norwest since 1992, has been associated with Norwest since 1985. Mr. Karstrom has been the portfolio manager for Government Income Fund and its predecessor fund since 1988 and for Income Fund since 1987.


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TOTAL RETURN BOND FUND - Mr. David B. Kinney. Mr. Kinney, a Vice President and
Senior Portfolio Manager at Norwest, has been associated with Norwest since 1981. He has served as the Fund's portfolio manager since its inception.

TAX-FREE INCOME FUND - Mr. William T. Jackson. Mr. Jackson, a Vice President of Norwest since 1993, has served as portfolio manager of the Fund since 1993. Prior thereto, Mr. Jackson was a Senior Vice President and Institutional Sales Manager with Norwest Investment Services from 1992-1993; a Vice President and Municipal Bond Trading Manager from 1991-1992; and a Vice President and Municipal Bond Trader with Kemper Securities, Inc., from 1984-1991.

COLORADO TAX-FREE FUND - Mr. William T. Jackson. Mr. Jackson, a Vice President of Norwest since 1993, has served as portfolio manager of the Fund since July 1995. Prior thereto, Mr. Jackson was a Senior Vice President and Institutional Sales Manager with Norwest Investment Services from 1992-1993; a Vice President and Municipal Bond Trading Manager from 1991-1992; and a Vice President and Municipal Bond Trader with Kemper Securities, Inc. from 1984-1991.

MINNESOTA TAX-FREE FUND - Ms. Patricia D. Hovanetz, CFA. Ms. Hovanetz, a Vice President of Norwest where she has been a municipal bond fund portfolio manager since 1988, has served as portfolio manager of the Fund since 1991. Ms. Hovanetz has been associated with Norwest for more than 25 years in various capacities related to municipal bond investments.

INCOME STOCK FUND - Mr. David L. Roberts and Mr. Gary J. Dunn, CFA. Mr. Roberts, a Senior Vice President of Norwest since 1991, has been associated with Norwest for 22 years in various investment related capacities. Mr. Roberts has served as portfolio manager of the Fund since its inception. Mr. Dunn, a Vice President of Norwest since 1993, has been associated with Norwest since 1979 in various investment related capacities. Mr. Dunn has served as portfolio manager of the Fund since 1995.

VALUGROWTH STOCK FUND - Mr. David A. Beeck, CFA and Ms. Anne C. Whitin, CFA. Mr. Beeck, a Vice President of Norwest since 1981, has served as portfolio manager of the Fund since its inception. Ms. Whitin, a Vice President of Norwest since 1990, has served as portfolio manager of the Fund since 1990. From 1987-1989, Ms. Whitin was a Vice President and portfolio manager with Delafield, Harvey, Tabell, Inc.

SMALL COMPANY STOCK FUND - Kirk McCown, CFA. Mr. McCown, founder, President and a Director of Crestone, which was incorporated in 1990, has served as portfolio manager for the Fund since its inception. Prior to 1990, Mr. McCown was Senior Vice President of Reich & Tang, L.P.

CONTRARIAN STOCK FUND - Mr. W. Lon Schreur, CFA. Mr. Schreur, a Vice President of Norwest since 1993, is also President of United Capital Management, a part of Norwest Bank Colorado, N.A., a position which he has held for sixteen years. Mr. Schreur has served as portfolio manager of the Fund since its inception.

INTERNATIONAL FUND/INTERNATIONAL PORTFOLIO - International Fund invests all of its assets in the Portfolio and, accordingly, there is currently no portfolio manager for the Fund. The investment management team of Mark J. Smith, a First Vice President of Schroder since April 1990 and a Director thereof since April 1993, and Laura Luckyn-Malone, a Senior Vice President and Director of Schroder since 1990, with the assistance of an investment committee, is primarily responsible for managing the day-to-day operations of the Portfolio. Mr. Smith has been employed by various Schroder Group companies in the investment research and portfolio management areas since 1983. Prior to joining the Schroder Group, Ms. Luckyn-Malone was a Principal of Scudder, Stevens & Clark, Inc. Mr. Smith has served as portfolio manager of the Portfolio since its inception and Ms. Luckyn-Malone joined the Portfolio's investment management team in 1995.

Advisory Fees

The Adviser provides investment management services to each Fund pursuant to investment advisory agreements between Norwest and the Trust. For the Adviser's services, Norwest receives an advisory fee with respect to each Fund (except International Fund) based on the average daily net assets of the respective Fund at the following annual rates:

          Fund                             Advisory Fee Rate



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  Adjustable U.S. Government Reserve Fund         0.50%
  Government Income Fund                          0.40%
  Income Fund                                     0.50%
  Total Return Bond Fund                          0.50%
  Tax-Free Income Fund                            0.50%
  Colorado Tax Free Fund and       0.50% (first $300 million of assets)
  Minnesota Tax Free Fund           0.46% (next $400 million of assets)
                                         0.42% (remaining assets)
  Income Stock Fund,               0.80% (first $300 million of assets)
  ValuGrowth Stock Fund and         0.76% (next $400 million of assets)
  Contrarian Stock Fund                  0.72% (remaining assets)
  Small Company Stock Fund         1.00% (first $300 million of assets)
                                    0.96% (next $400 million of assets)
                                         0.92% (remaining assets)

  International Fund                               0.45%

The advisory fees for each Equity Fund (other than International Fund) are higher than those paid by most investment companies of all types to their advisers, but the Board believes that the fees are appropriate for equity funds.

Schroder receives an advisory fee from Core Trust with respect to the Portfolio at an annual rate of 0.45% of the average daily net assets of the Portfolio. The investment advisory agreement for International Fund provides for an investment advisory fee payable to Norwest by the Trust at an annual rate of 0.85% of the average daily net assets of the Fund in the event that the Fund is not completely invested in the Portfolio or another investment company. Pursuant to the investment subadvisory agreement with respect to International Fund, the Adviser (and not the Trust) pays Schroder a fee for its investment subadvisory services. This compensation would not increase the amount paid by the Trust to the Adviser pursuant to the Adviser's investment advisory agreement.

MANAGEMENT AND DISTRIBUTION SERVICES

Forum supervises the overall management of the Trust (including the Trust's receipt of services for which the Trust is obligated to pay) and provides the Trust with general office facilities pursuant to a Management Agreement with the Trust. Forum provides persons satisfactory to the Board to serve as officers of the Trust. Those officers, as well as certain other officers and Trustees of the Trust, may be directors, officers or employees of (and persons providing services to the Trust may include) Forum, its affiliates or certain non-banking affiliates of Norwest. As of the date of this Prospectus, Forum provided management and administrative services to registered investment companies and collective investment funds with assets of approximately $11 billion. Forum is a registered broker-dealer and investment adviser and is a member of the National Association of Securities Dealers, Inc. As of the date of this Prospectus, Forum is controlled by John Y. Keffer, President and Chairman of the Trust.

For its services and facilities, Forum receives from each Fund (other than International Fund) a management fee at an annual rate of 0.20% of the average daily net assets attributable to each class of the Fund. From its own resources, Forum may pay a fee to broker-dealers or other persons for distribution or other services related to the Funds.

For its services and facilities, Forum receives from International Fund a management fee at an annual rate of 0.10% of the average daily net assets attributable to each class of the Fund. Forum also serves as administrator of Core Trust and provides administrative services for the Portfolio that are similar to those provided to the Fund. For its administrative services Forum is compensated by Core Trust with respect to the Portfolio at an annual rate of 0.15% of the average daily net assets of the Portfolio. In addition, pursuant to a separate services agreement, Norwest receives a fee at an annual rate of 0.25% of the average daily net assets of the Fund. Under this agreement, Norwest is responsible for compiling data and preparing communications between the Fund and its shareholders, maintaining requisite information flows between

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the Fund and Schroder, as investment adviser to the Portfolio, monitoring and reporting to the Board on the performance of the Portfolio and reimbursing the Fund for certain excess expenses. No fees are payable under this service agreement in the event that the Fund is not completely invested in the Portfolio or another investment company. The International Fund incurs total management and administrative fees at a higher rate than many other mutual funds, including other funds of the Trust, due in part to the nature of the Fund's structure and the Fund's investment policies.

Forum may subcontract any or all of its duties to one or more qualified subadministrators who agree to comply with the terms of Forum's management agreement. Forum may compensate those agents for their services; however, no such compensation may increase the aggregate amount of payments by the Trust to Forum pursuant to the management agreement.

Pursuant to a separate distribution agreement with the Trust, Forum acts as the agent of the Trust in connection with the offering of shares of the Funds. Forum receives no payments for its services as distributor. In addition, none of the Funds has adopted a Rule 12b-1 Plan applicable to the I Shares and, accordingly, no Fund incurs any distribution expenses. Pursuant to a separate agreement with the Trust, Forum also provides portfolio accounting services to the each Fund and the Portfolios.

SHAREHOLDER SERVICING AND CUSTODY

Norwest serves as transfer agent and dividend disbursing agent for the Trust (in this capacity, the "Transfer Agent") pursuant to a Transfer Agency Agreement with the Trust. The Transfer Agent maintains an account for each shareholder of the Trust (unless such accounts are maintained by sub-transfer agents or processing agents), performs other transfer agency functions and acts as dividend disbursing agent for the Trust. The Transfer Agent is permitted to subcontract any or all of its functions with respect to all or any portion of the Trust's shareholders to one or more qualified sub-transfer agents or processing agents, which may be affiliates of the Transfer Agent or Forum, who agree to comply with the terms of the Transfer Agency Agreement. Sub-transfer agents and processing agents may be "Processing Organizations" as described under "Purchases and Redemptions of Shares - Purchase Procedures." The Transfer Agent is permitted to compensate those agents for their services; however, that compensation may not increase the aggregate amount of payments by the Trust to the Transfer Agent. For its transfer agency services, the Transfer Agent receives from each Fund a fee at an annual rate of 0.25% of the average daily net assets attributable to I Shares.

Norwest also serves as the Trust's custodian and may appoint subcustodians for the foreign securities and other assets held in foreign countries. For its custodial services, Norwest is compensated at an annual rate of up to 0.05% of each Fund's (other than International Fund's) average daily net assets. Norwest currently receives no fee for its custodial services to International Fund, but the Fund will incur the expenses and costs of any subcustodian. In addition, International Fund incurs its pro rata portion of the custody fees of the Portfolio.

EXPENSES OF THE FUNDS

The Funds' expenses include Trust expenses attributable to the Funds, which are allocated to each Fund, and expenses not specifically attributable to any Fund of the Trust, which are allocated among the Funds and all other funds of the Trust in proportion to their average net assets. Each investment adviser, Forum and the Transfer Agent may each elect to waive (or continue to waive) all or a portion of their fees, which are accrued daily and paid monthly. Any such waivers will have the effect of increasing a Fund's performance for the period during which the waiver is in effect. No fee waivers may be recouped at a later date.

Norwest and Forum and their agents and affiliates may also act in various capacities for, and receive compensation from, their customers who are shareholders of a Fund. Under agreements with those customers, Norwest and Forum may elect to credit against the fees payable to them by their customers or to rebate to customers all or a portion of any fee received from the Trust with respect to assets of those customers invested in a Fund.


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Subject to the obligation of Norwest to reimburse the Trust for certain expenses, the Trust has confirmed its obligation to pay all the Trust's expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent and providers of pricing, credit analysis and dividend services; telecommunications expenses; auditing, legal and compliance expenses; costs of maintaining corporate existence; costs of preparing and printing the Funds' prospectuses, SAIs, account application forms and shareholder reports and delivering them to existing shareholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Funds; costs of reproduction, stationery and supplies; compensation of trustees, officers and employees of the Funds or the Trust who are not employees of Norwest, Forum or their affiliates and costs of other personnel performing services for the Fund; costs of meetings of the Trust; SEC registration fees and related expenses; state securities laws registration fees and expenses; fees and out of pocket expenses payable to Norwest, Schroder and Forum; and fees and expenses paid by the Funds pursuant to any distribution plan.

6. PURCHASES AND REDEMPTIONS OF SHARES

I Shares are offered to fiduciary, agency and custodial clients of bank trust departments, trust companies and their affiliates. Shares are continuously sold and redeemed at a price equal to their net asset value next-determined after acceptance of an order on every weekday except customary national holidays and Good Friday ("Fund Business Day").

GENERAL PURCHASE INFORMATION

Investments in the Funds may be made either through certain financial institutions or by an investor directly. An investor who invests in a Fund directly will be the shareholder of record. All transactions in the Fund's shares are effected through the Transfer Agent which accepts orders for redemptions and for subsequent purchases only from shareholders of record. Shareholders of record will receive from the Trust periodic statements listing all account activity during the statement period.

Shares of each Fund are offered without a sales charge and may be redeemed without charge. The minimum investment in I Shares is $1,000, except for I Shares of Adjustable U.S. Government Reserve Fund, for which the investment minimum is $5,000; the minimum subsequent investment in I Shares is $100. Shareholders who elect to purchase I Shares through electronic share purchase privileges such as the Automatic Investment Plan or the Directed Dividend Option are not subject to the initial investment minimums. See "Purchases and Redemptions of Shares - Shareholder Services - Automatic Investment Plan" and "Dividends, Distributions and Tax Matters."

Except as set forth below with respect to purchases through financial institutions, an investor's order will not be accepted or invested by a Fund during the period before the Fund's receipt of immediately available funds. Shares of the Funds become entitled to receive dividends and distributions on the next Fund Business Day after the order is accepted. The Funds reserve the right to reject any subscription for the purchase of their shares. Share certificates are issued only to shareholders of record upon their written request and no certificates are issued for fractional shares.

PURCHASE PROCEDURES

Investors may obtain the account application form necessary to open an account by writing the Trust at the following address:

  Norwest Advantage Funds
  [Name of Fund]
  Norwest Bank Minnesota, N.A.
  Transfer Agent
  733 Marquette Avenue
  Minneapolis, MN  55479-0040


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To participate in shareholder services not referenced on the account application form and to change information on a shareholder's account (such as addresses), investors or existing shareholders should contact the Trust. The Trust reserves the right in the future to modify, limit or terminate any shareholder privilege upon appropriate notice to shareholders and to charge a fee for certain shareholder services, although no such fees are currently contemplated. Any privilege and participation in any program may be terminated by the shareholder at any time by writing to the Trust.

By Mail

Investors may send a check made payable to the Trust along with a completed account application form to the Trust at the address listed above. Checks are accepted at full value subject to collection. Payment by a check drawn on any member of the Federal Reserve System can normally be converted into Federal funds within two business days after receipt of the check. Checks drawn on some non-member banks may take longer.

By Bank Wire

To make an initial investment in a Fund using the wire system for transmittal of money among banks, an investor should first telephone the Transfer Agent at 612-667-8833 or 800-338-1348 to obtain an account number. The investor should then instruct a bank to wire the investor's money immediately to:

  Norwest Bank Minnesota, N.A.
  ABA 091 000 019
  For Credit to: Norwest Advantage Funds 0844-131
  Re:  [Name of Fund], I Shares
  Account Number:
  Account Name:

The investor should then promptly complete and mail the account application form. There may be a charge by the investor's bank for transmitting the money by bank wire, and there also may be a charge for the use of Federal funds. The Trust does not charge investors for the receipt of wire transfers. Payment by bank wire is treated as a Federal funds payment when received.

Through Financial Institutions

Shares may be purchased and redeemed through certain broker-dealers, banks and other financial institutions ("Processing Organizations"). The Transfer Agent, Forum or their affiliates may be Processing Organizations. Financial institutions, including Processing Organizations, may charge their customers a fee for their services and are responsible for promptly transmitting purchase, redemption and other requests to the Funds.

Investors who purchase shares through a Processing Organization will be subject to the procedures of their Processing Organization, which may include charges, limitations, investment minimums, cutoff times and restrictions in addition to, or different from, those applicable to shareholders who invest in a Fund directly. These investors should acquaint themselves with their institution's procedures and should read this Prospectus in conjunction with any materials and information provided by their institution. Customers who purchase a Fund's shares through a Processing Organization may or may not be the shareholder of record and, subject to their institution's and the Funds' procedures, may have Fund shares transferred into their name. There is typically a three-day settlement period for purchases and redemptions through broker-dealers. Certain Processing Organizations may also enter purchase orders with payment to follow.

Certain shareholder services may not be available to shareholders who have purchased shares through a Processing Organization. These shareholders should contact their Processing Organization for further information. The Trust may confirm purchases and redemptions of a Processing Organization's customers directly to the Processing Organization, which in turn will provide its customers with confirmations and periodic statements. The Trust is not responsible for the failure of any Processing Organization to carry out its obligations to its customer. Certain states, such as Texas, permit shares of the Funds to be purchased and redeemed only through registered broker-dealers, including the Fund's distributor.

Subsequent Purchases of Shares


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Subsequent purchases may be made by mailing a check, by sending a bank wire or through the shareholder's Processing Organization as indicated above. All payments should clearly indicate the shareholder's name and account number.

GENERAL REDEMPTION INFORMATION

Fund shares may be redeemed at their net asset value on any Fund Business Day. There is no minimum period of investment and no restriction on the frequency of redemptions.

Fund shares are redeemed as of the next determination of the Fund's net asset value following acceptance by the Transfer Agent of the redemption order in proper form (and any supporting documentation which the Transfer Agent may require). Redeemed shares are not entitled to receive dividends after the day on which the redemption is effective.

Normally, redemption proceeds are paid immediately, but in no event later than seven days, following acceptance of a redemption order. Proceeds of redemption requests (and exchanges), however, will not be paid unless any check to purchase the shares being redeemed has been cleared by the shareholder's bank, which may take up to 15 days. This delay may be avoided by paying for shares through wire transfers. Unless otherwise indicated, redemption proceeds normally are paid by check mailed to the shareholder's record address. The right of redemption may not be suspended nor the payment dates postponed for more than seven days after the tender of the shares to the Fund except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings, for any period during which an emergency exists as a result of which disposal by the Fund of its portfolio securities or determination by the Fund of the value of its net assets is not reasonably practicable and for such other periods as the SEC may permit.

A signature guarantee is required for any endorsement on a share certificate and for instructions to change a shareholder's record name or address, designated bank account for wire redemptions, Automatic Investment or Withdrawal Plan, dividend election, telephone redemption or exchange option election or any other option election in connection with the shareholder's account. Signature guarantees may be provided by any bank, broker-dealer, national securities exchange, credit union, savings association or other eligible institution that is authorized to guarantee signatures, and is acceptable to the Transfer Agent. Whenever a signature guarantee is required, the signature of each person required to sign for the account must be guaranteed.

Shareholders who wish to accomplish redemptions or exchanges by telephone must elect those privileges. The Trust will employ reasonable procedures in order to verify that telephone requests are genuine, including recording telephone instructions and causing written confirmations of the resulting transactions to be sent to shareholders. If the Trust did not employ such procedures, it could be liable for losses arising from unauthorized or fraudulent telephone instructions. Shareholders should verify the accuracy of telephone instructions immediately upon receipt of confirmation statements. During times of drastic economic or market changes, telephone redemption and exchange privileges may be difficult to implement. In the event that a shareholder is unable to reach the Transfer Agent by telephone, requests may be mailed or hand-delivered to the Transfer Agent.

Due to the cost to the Trust of maintaining smaller accounts, the Trust reserves the right to redeem, upon not less than 60 days' written notice, all shares in any Fund account whose aggregate net asset value is less than $1,000 ($5,000 in the case of Adjustable U.S. Government Reserve Fund) immediately following any redemption.

REDEMPTION PROCEDURES

Shareholders who have invested directly in a Fund may redeem their shares as described below. Shareholders who have invested through a Processing Organization may redeem their shares through the Processing Organization as described above. Shareholders that wish to redeem shares by telephone or receive redemption proceeds by bank wire must elect these options by properly completing the appropriate sections of their account application form. These privileges may not be available until several weeks after


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

a shareholder's application is received. Shares for which certificates have been issued may not be redeemed by telephone.

By Mail

Shareholders may redeem shares by sending a written request to the Transfer Agent accompanied by any share certificate that may have been issued to the shareholder to evidence the shares being redeemed. All written requests for redemption must be signed by the shareholder with signature guaranteed, and all certificates submitted for redemption must be endorsed by the shareholder with signature guaranteed. See "Purchases and Redemptions of Shares - General Redemption Information."

By Telephone

A shareholder who has elected telephone redemption privileges may make a telephone redemption request by calling the Transfer Agent at 800-338-1348 or 612-667-8833 and providing the shareholder's account number, the exact name in which the shares are registered and the shareholder's social security or taxpayer identification number. In response to the telephone redemption instruction, the Trust will mail a check to the shareholder's record address or, if the shareholder has elected wire redemption privileges, wire the proceeds. See "Purchases and Redemptions of Shares - General Redemption Information."

By Bank Wire

For redemptions of more than $5,000, a shareholder who has elected wire redemption privileges may request a Fund to transmit the redemption proceeds by Federal funds wire to a bank account designated in writing by the shareholder. To request bank wire redemptions by telephone, the shareholder also must have elected the telephone redemption privilege. Redemption proceeds are transmitted by wire on the day after a redemption request in proper form is received by the Transfer Agent.

EXCHANGES

Shareholders of I Shares may exchange their shares for I Shares of the other Funds and for Institutional Shares of the other funds of the Trust that offer Institutional Shares and for shares of U.S. Government Fund and Treasury Fund, money market portfolios of the Trust. It is anticipated that the Trust may in the future create additional funds that will offer I Shares, Institutional Shares, or other shares which will be exchangeable with I Shares of the Funds.

The Funds do not charge for exchanges, and there is currently no limit on the number of exchanges a shareholder may make; the Funds reserve the right, however, to limit excessive exchanges by any shareholder. Exchanges are subject to the fees charged by, and the limitations (including minimum investment restrictions) of, the Fund into which a shareholder is exchanging.

Exchanges may only be made between identically registered accounts or to open a new account. A new account application is required to open a new account through an exchange if the new account will not have an identical registration and the same shareholder privileges as the account from which the exchange is being made. Shareholders may only exchange into a fund if that fund's shares may legally be sold in the shareholder's state of residence.

The Funds and Federal tax law treat an exchange as a redemption and a purchase. Accordingly, a shareholder may realize a capital gain or loss depending on whether the value of the shares redeemed is more or less than the shareholder's basis in the shares at the time of the exchange transaction. Exchange procedures may be materially amended or terminated by the Trust at any time upon 60 days' notice to shareholders. See "Additional Purchase and Redemption Information" in the SAI.

By Mail

Exchanges may be made by sending a written request to the Transfer Agent accompanied by any share certificates for the shares to be exchanged. All written requests for exchanges must be signed by the shareholder, and all certificates submitted for exchange must be endorsed by the shareholder with signature guaranteed. See "Purchases and Redemptions of Shares - General Redemption Information."

By Telephone


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A shareholder who has elected telephone exchange privileges may make a telephone exchange by calling the Transfer Agent at 800-338-1348 or 612-667-8833 and providing the shareholder's account number, the exact name in which the shareholder's shares are registered and the shareholder's social security or taxpayer identification number. See "Purchases and Redemptions of Shares - General Redemption Information."

SHAREHOLDER SERVICES

Automatic Investment Plan

Under the Automatic Investment Plan which is available to shareholders that invest in I Shares of a Fund, shareholders may authorize monthly amounts of $50 or more to be withdrawn automatically from the shareholder's designated bank account (other than passbook savings) and sent to the Transfer Agent for investment in a Fund. Shareholders wishing to use this plan must complete an application which may be obtained by writing or calling the Transfer Agent. The Trust may modify or terminate the Automatic Investment Plan with respect to any shareholder in the event that the Trust is unable to settle any transaction with the shareholder's bank. If the Automatic Investment Plan is terminated before the shareholder's account totals $1,000, the Trust reserves the right to close the account in accordance with the procedures described under "General Redemption Information."

Individual Retirement Accounts

Except for the Tax-Exempt Fixed Income Funds, the Funds may be a suitable investment vehicle for part or all of the assets held in individual retirement accounts ("IRAs"). An IRA account application form may be obtained by contacting the Trust at 800-338-1348 or 612-667-8833. Individuals may make tax-deductible IRA contributions of up to a maximum of $2,000 annually. However, the deduction will be reduced if the individual or, in the case of a married individual filing jointly, either the individual or the individual's spouse is an active participant in an employer-sponsored retirement plan and has adjusted gross income above certain levels.

Automatic Withdrawal Plan

A shareholder of a Fund whose shares in a single account total $1,000 or more may establish a withdrawal plan to provide for the preauthorized payment from the shareholder's account of $250 or more on a monthly, quarterly, semi-annual or annual basis. Under the withdrawal plan, sufficient shares in the shareholder's account are redeemed to provide the amount of the periodic payment and any taxable gain or loss is recognized by the shareholder upon redemption of the shares. Shareholders wishing to utilize the withdrawal plan may do so by completing an application which may be obtained by writing or calling the Transfer Agent. The Trust may suspend a shareholder's withdrawal plan without notice if the account contains insufficient funds to effect a withdrawal or if the account balance is less than the required minimum amount at any time.

Reopening Accounts

A shareholder may reopen an account, without filing a new account application form, at any time within one year after the shareholder's account is closed, provided that the information on the account application form on file with the Trust is still applicable.

7. DIVIDENDS, DISTRIBUTIONS AND
   TAX MATTERS

DIVIDENDS AND DISTRIBUTIONS

Dividends of each Fixed Income Fund's and Tax-Exempt Fixed Income Fund's net investment income are declared daily and paid monthly. Dividends of each Equity Fund's (other than International Fund's) net investment income are declared and paid monthly. Dividends of International Fund's net investment income are declared and paid annually. Distributions of net capital gain, if any, realized by a Fund are distributed annually.


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

Shareholders may choose to have dividends and distributions of a Fund reinvested in shares of that Fund (the "Reinvestment Option"), to receive dividends and distributions in cash (the "Cash Option") or to direct dividends and distributions to be reinvested in shares of another fund of the Trust (the "Directed Dividend Option"). All dividends and distributions are treated in the same manner for Federal income tax purposes whether received in cash or reinvested in shares of a fund.

Under the Reinvestment Option, all dividends and distributions of a Fund are automatically invested in additional shares of that Fund. All dividends and distributions are reinvested at a Fund's net asset value as of the payment date of the dividend or distribution. Shareholders are assigned this option unless one of the other two options is selected. Under the Cash Option, all dividends and distributions are paid to the shareholder in cash. Under the Directed Dividend Option, shareholders of a Fund whose shares in a single account of that Fund total $10,000 or more may elect to have all dividends and distributions reinvested in shares of another fund of the Trust, provided that those shares are eligible for sale in the shareholder's state of residence. For further information concerning the Directed Dividend Option, shareholders should contact the Transfer Agent.

TAX MATTERS

Each Fund intends to continue to qualify (and International Fund intends to qualify) for each fiscal year to be taxed as a "regulated investment company" under the Internal Revenue Code of 1986 (the "Code"). As such, the Funds will not be liable for Federal income and excise taxes on the net investment income and capital gain distributed to their shareholders. Because each Fund intends to distribute all of its net investment income and net capital gain each year, each Fund should thereby avoid all Federal income and excise taxes.

Dividends paid by a Fund out of its net investment income (including realized net short-term capital gain) are taxable to shareholders of the Fund as ordinary income notwithstanding that the dividends are reinvested in additional shares of the Fund.

Distributions of net long-term capital gain, if any, realized by a Fund are taxable to shareholders of the Fund as long-term capital gain, regardless of the length of time the shareholder may have held shares in the Fund at the time of distribution. If a shareholder holds shares for six months or less and during that period receives a distribution taxable to the shareholder as long-term capital gain, any loss realized on the sale of the shares during that six-month period would be a long-term capital loss to the extent of the distribution.

Similarly, any dividend or distribution received by a shareholder on shares of an Equity Fund will have the effect of reducing the net asset value of the shares by the amount of the dividend or distribution. Furthermore, a dividend (with respect to an Equity Fund) or distribution (for any Fund) made shortly after the purchase of shares by a shareholder, although in effect a return of capital to that particular shareholder, would be taxable to the shareholder as described above.

It is expected that a portion of each Equity Fund's dividends from net investment income will be eligible for the dividends received deduction for corporations.

International Fund

The Portfolio is not required to pay Federal income taxes on its net investment income and capital gain, as it is treated as a partnership for Federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to have been "passed through" to the Fund in proportion to its holdings of the Portfolio, regardless of whether such interest, dividends or gains have been distributed by the Portfolio or losses have been realized by the Portfolio. Investment income received by the Fund from sources within foreign countries may be subject to foreign income or other taxes. The Fund intends to elect, if eligible to do so, to permit its shareholders to take a credit (or a deduction) for foreign income and other taxes paid by the Portfolio. Shareholders of the Fund will be notified of their share of those taxes and will be required to include that amount as income. In that event, the shareholder may be entitled to claim a credit or deduction for those taxes.

Tax Exempt Distributions


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


Dividends paid by a Tax-Exempt Fixed Income Fund out of tax-exempt interest income earned by the Fund ("exempt-interest dividends") generally will not be subject to Federal income tax in the hands of the Fund's shareholders. However, persons who are "substantial users" or "related persons" thereof of facilities financed by private activity bonds held by a Fund may be subject to Federal income tax on their pro rata share of the interest income from such bonds and should consult their tax advisers before purchasing shares of such Fund.

Interest on indebtedness incurred by shareholders to purchase or carry shares of a Fund generally is not deductible for Federal income tax purposes. Under rules of the Internal Revenue Service for determining when borrowed funds are used for purchasing or carrying particular assets, shares of a Fund may be considered to have been purchased or carried with borrowed funds even though those funds are not directly linked to the shares.

Substantially all of the dividends paid by each Tax-Exempt Fixed Income Fund are anticipated to be exempt from Federal income taxes.

TAX-FREE INCOME FUND. Shareholders of the Fund may be exempt from state and local taxes on distributions of tax-exempt interest income derived from obligations of the state and/or municipalities of the state in which they reside but may be subject to tax on income derived from the municipal securities of other jurisdictions. Shareholders are advised to consult with their tax advisers concerning the application of state and local taxes to investments in the Fund which may differ from the Federal income tax consequences described above.

COLORADO TAX-FREE FUND. It is anticipated that substantially all of the dividends paid by the Fund to individuals will be exempt from Colorado personal income tax. Dividends and distributions made by the Fund to Colorado individuals, trusts, estates and corporations subject to the Colorado income tax generally will be treated for Colorado income tax purposes in the same manner as they are treated under the Code for Federal income tax purposes. Some differences may arise for taxpayers subject to the alternative minimum tax, because interest on Colorado private activity bonds is not a preference item for Colorado income tax purposes. Further, Colorado has no corporate alternative minimum tax. Because the Fund may, except as indicated, purchase only Colorado municipal securities, none of the exempt interest dividends paid by the Fund will be subject to Colorado income tax.

MINNESOTA TAX-FREE FUND. It is anticipated that substantially all of the dividends paid by the Fund to individuals will be exempt from Minnesota personal income tax. Interest earned on Minnesota municipal securities is generally excluded from gross income for Minnesota state income tax purposes, while interest earned on bonds issued by municipal issuers from other states is not excluded. At least 95% of the exempt-interest dividends paid by the Fund must be derived from Minnesota municipal securities in order for any portion of the exempt-interest dividends paid by the Fund to be exempt from the Minnesota personal income tax. Exempt-interest dividends paid by the Fund to shareholders that are corporations are subject to Minnesota franchise tax.

Under Minnesota law, if the difference in state income tax treatment between Minnesota municipal securities and the municipal securities of issuers in other states should be judicially determined to discriminate against interstate commerce, the Minnesota legislature has expressed its intention that the discrimination be remedied by adding interest on Minnesota municipal securities to the taxable income of Minnesota residents. Such treatment would begin with the taxable years that begin during the calendar year in which the court's decision is final. If the interest on Minnesota municipal securities is determined in general to be taxable income for Minnesota income tax, the Fund will consider what actions are to be taken, in light of its current investment objectives and investment policies.

The Minnesota alternative minimum tax on resident individuals is based in part on their Federal alternative minimum taxable income. Accordingly, individual shareholders of the Fund may be subject to the Minnesota alternative minimum tax on exempt-interest dividends paid by the Fund which are attributable to interest received by the Fund on certain private activity bonds issued after August 7, 1986, even though such dividends are exempt from the regular Minnesota personal income tax.

Miscellaneous


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Each Fund is required by Federal law to withhold 31% of reportable payments
(which may include dividends, capital gain distributions and redemptions) paid to a shareholder who fails to provide the Fund with a correct taxpayer identification number or to make required certifications, or who is subject to backup withholding.

Reports containing appropriate information with respect to the Federal income tax status of dividends and distributions paid during the year by each Fund will be mailed to shareholders. Shortly after the close of each calendar year, a statement is sent to each shareholder of each Fund advising the shareholder of the total dividends paid into the shareholder's account for the year and the portion of such total derived form municipal or other securities that may be exempt is exempt from Federal and state income taxes. These portions are determined by the ratio of the income derived from a particular instrument to the total income realized by each Fund for the entire year or month and, thus, is an annual or monthly average, rather than a day-by-day determination for each shareholder.

8. OTHER INFORMATION

BANKING LAW MATTERS

Federal banking laws and regulations generally permit a bank or bank affiliate to act as investment adviser, transfer agent, or custodian to an investment company and to purchase shares of the investment company as agent for and upon the order of a customer and, in connection therewith, to retain a sales charge or similar payment. Counsel to the Trust believes that Norwest and any other bank or bank affiliate that may serve as a Processing Organization or perform sub-transfer agent or similar services or purchase shares as agent for its customers may perform the services described in this Prospectus for the Trust and its shareholders without violating applicable Federal banking laws or regulations.

Federal or state statutes or regulations and judicial or administrative decisions or interpretations relating to the activities of banks and their affiliates, however, could prevent a bank or bank affiliate from continuing to perform all or a part of the activities contemplated by this Prospectus. If a bank or bank affiliate were prohibited from so acting, changes in the operation of the Trust could occur and a shareholder serviced by a bank or bank affiliate may no longer be able to avail itself of those services. It is not expected that shareholders would suffer any adverse financial consequences as a result of any of these occurrences.

DETERMINATION OF NET ASSET VALUE

The Trust determines the net asset value per share of each Fund as of 4:00 p.m., Eastern time, on each Fund Business Day by dividing the value of the Fund's net assets (i.e., the value of its securities and other assets less its liabilities) by the number of shares outstanding at the time the determination is made. Securities owned by a Fund for which market quotations are readily available are valued at current market value or, in their absence, at fair value as determined by the Board. The Trust does not determine net asset value on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

International Fund's trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Fund Business Day. In addition, trading in foreign securities generally or in a particular country or countries may not take place on all Fund Business Days. Trading does take place in various foreign markets, however, on days on which the Fund's net asset value is not calculated. Calculation of the net asset value per share of the Fund may not occur contemporaneously with the determination of the prices of the foreign securities used in the calculation. Events affecting the values of foreign securities that occur after the time their prices are determined and before the Fund's determination of net asset value will not be reflected in the Fund's calculation of net asset value unless the Adviser or Schroder determines that the particular event would materially affect net asset value, in which case an adjustment will be made.


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

All assets and liabilities of the International Fund denominated in foreign currencies are converted into United States dollars at the mean of the bid and asked prices of such currencies against the United States dollar last quoted by a major bank prior to the time of conversion.

PERFORMANCE INFORMATION

A Fund's performance may be quoted in advertising in terms of yield or total return. All performance information is based on historical results and is not intended to indicate future performance. A Fund's yield is a way of showing the rate of income the Fund earns on its investments as a percentage of the Fund's share price. To calculate standardized yield, a Fund takes the interest income it earned from its investments for a 30-day period (net of expenses), divides it by the average number of shares entitled to receive dividends, and expresses the result as an annualized percentage rate based on the Fund's share price at the end of the 30-day period. The Tax-Exempt Fixed Income Funds may also quote tax equivalent yields, which show the taxable yields a shareholder would have to earn to equal the Fund's tax-free yield after taxes. A tax equivalent yield is calculated by dividing the Fund's tax-free yield by one minus a stated Federal, state or combined Federal and state tax rate.

A Fund's total return shows its overall change in value, including changes in share price and assuming all the Fund's dividends and distributions are reinvested. A cumulative total return reflects a Fund's performance over a stated period of time. An average annual total return reflects the hypothetical annually compounded return that would have produced the same cumulative total return if the Fund's performance had been constant over the entire period. Because average annual returns tend to smooth out variations in the Funds' returns, shareholders should recognize that they are not the same as actual year-by-year results. To illustrate the components of overall performance, a Fund may separate its cumulative and average annual returns into income results and capital gain or loss. Published yield quotations are, and total return figures may be, based on amounts actually invested in a Fund net of sales loads that may be paid by an investor. A computation of yield or total return that does not take into account the sales load paid by an investor will be higher than a computation based on the public offering price of shares purchased that take into account payment of the sales load.

The Funds' advertisements may reference ratings and rankings among similar mutual funds by independent evaluators such as Morningstar, Inc., Lipper Analytical Services, Inc. and IBC/Donoghue, Inc. In addition, the performance of the Funds may be compared to recognized indices of market performance. The comparative material found in the Funds' advertisements, sales literature or reports to shareholders may contain performance ratings. This material is not to be considered representative or indicative of future performance. All performance information for a Fund is calculated on a class basis.

THE TRUST AND ITS SHARES

The Trust was originally organized under the name "Prime Value Funds, Inc." as a Maryland corporation on August 29, 1986, and on July 30, 1993, was reorganized as a Delaware business trust with the name "Norwest Funds." On October 1, 1995, the Trust changed its name to "Norwest Advantage Funds." The Trust has an unlimited number of authorized shares of beneficial interest. The Board may, without shareholder approval, divide the authorized shares into an unlimited number of separate portfolios or series (such as the Funds) and may divide portfolios or series into classes of shares (such as I Shares), and the costs of doing so will be borne by the Trust. Currently the authorized shares of the Trust are divided into thirty-one separate series.

Other Classes of Shares

In addition to the Shares, each Fund may create and issue shares of other classes of securities. Each Fund currently offers three classes of shares: A Shares; B Shares; and I Shares. A Shares are each sold with a maximum sales charge of 4.5% in the case of the Equity Funds and 3.75% in the case of the Fixed Income and Tax-Exempt Fixed Income Funds (1.50% in the case of Adjustable U.S. Government Reserve Fund) imposed at the time of purchase or, in some cases, a maximum contingent deferred sales charge of 1.0% imposed on redemptions made within two years of purchase. B Shares are sold with a maximum contingent deferred sales charge of 4.0% in the case of the Equity Funds and 3.0% in the case of the Fixed Income and Tax-Exempt Fixed Income Funds (1.50% in the case of Adjustable U.S. Government Reserve


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

Fund) and imposed on most redemptions made within a specified period after their purchase (two to six years depending upon the Fund). Pursuant to a distribution plan, B Shares of each Fund pay a distribution services fee at an annual rate not to exceed 0.75% and a maintenance fee in an amount equal to 0.25% of the B Shares' average daily net assets.

Each class of a Fund may have a different expense ratio and different sales charges (including distribution fees) and each class' performance will be affected by its expenses and sales charges. For more information on any other class of shares of the Funds investors may contact the Transfer Agent at 612-667-8833 or 800-338-1348. Investors may also contact their Norwest sales representative or the Funds' distributor to obtain information about the other classes. Sales personnel of broker-dealers and other financial institutions selling the Fund's shares may receive differing compensation for selling A, B and I Shares of the Funds.

Shareholder Voting and Other Rights

Each share of each fund of the Trust and each class of shares has equal dividend, distribution, liquidation and voting rights, and fractional shares have those rights proportionately, except that expenses related to the distribution of the shares of each class (and certain other expenses such as transfer agency and administration expenses) are borne solely by those shares and each class votes separately with respect to the provisions of any Rule 12b-1 plan which pertain to the class and other matters for which separate class voting is appropriate under applicable law. Generally, shares will be voted in the aggregate without reference to a particular portfolio or class, except if the matter affects only one portfolio or class or voting by portfolio or class is required by law, in which case shares will be voted separately by portfolio or class, as appropriate. Delaware law does not require the Trust to hold annual meetings of shareholders, and it is anticipated that shareholder meetings will be held only when specifically required by Federal or state law. Shareholders have available certain procedures for the removal of Trustees. There are no conversion or preemptive rights in connection with shares of the Trust. All shares when issued in accordance with the terms of the offering will be fully paid and nonassessable. Shares are redeemable at net asset value, at the option of the shareholders, subject to any contingent deferred sales charge that may apply. A shareholder in a portfolio is entitled to the shareholder's pro rata share of all dividends and distributions arising from that portfolio's assets and, upon redeeming shares, will receive the portion of the portfolio's net assets represented by the redeemed shares.

From time to time, certain shareholders may own a large percentage of the shares of a Fund. Accordingly, those shareholders may be able to greatly affect (if not determine) the outcome of a shareholder vote.

The Portfolio normally will not hold meetings of investors except as required by the 1940 Act. Each investor in the Portfolio, such as International Fund, will be entitled to vote in proportion to its relative beneficial interest in the Portfolio. On most issues subject to a vote of investors, as required by the 1940 Act and other applicable law, the Fund will solicit proxies from shareholders of the Fund and will vote its interest in the Portfolio in proportion to the votes cast by its shareholders. If there are other investors in the Portfolio, there can be no assurance that any issue that receives a majority of the votes cast by Fund shareholders will receive a majority of votes cast by all investors in the Portfolio; indeed, if other investors hold a majority interest in the Portfolio, they could hold have voting control of the Portfolio.

CORE TRUST STRUCTURE

International Fund invests all of its assets in the Portfolio, a separate series of Core Trust, a business trust organized under the laws of the State of Delaware in September 1994. Accordingly, the Portfolio directly acquires its own investment securities and the Fund acquires an indirect interest in those securities. Core Trust is registered under the 1940 Act as an open-end management investment company and currently has seven separate portfolios. The assets of the Portfolio, a diversified portfolio, belong only to, and the liabilities of the Portfolio are borne solely by, the Portfolio and no other portfolio of Core Trust.

The Portfolio

The investment objective and fundamental investment policies of International Fund and the Portfolio can be changed only with shareholder approval. See "Prospectus Summary," Investment Objectives and Policies," and "Management of the Funds" for a complete description of the Portfolio's investment objective, policies, restrictions, management, and expenses.


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

International Fund's investment in the Portfolio is in the form of a non-transferable beneficial interest. As of the date of this Prospectus, the Fund is the only institutional investor that has invested all of its assets in the Portfolio. The Portfolio may permit other investment companies or institutional investors to invest in it. All investors in the Portfolio will invest on the same terms and conditions as the Fund and will pay a proportionate share of the Portfolio's expenses.

The Portfolio will not sell its shares directly to members of the general public. Another investor in the Portfolio, such as an investment company, that might sell its shares to members of the general public would not be required to sell its shares at the same public offering price as the Fund, could have different advisory and other fees and expenses than the Fund. Therefore, Fund shareholders may have different returns than shareholders in another investment company that invests exclusively in the Portfolio. There is currently no such other investment company that offers its shares to members of the general public. Information regarding any such funds in the future will be available from Core Trust by calling 212-363-3300.

Certain Risks of Investing in the Portfolio

The Fund's investment in the Portfolio may be affected by the actions of other large investors in the Portfolio, if any. For example, if the Portfolio had a large investor other than the Fund that redeemed its interest in the Portfolio, the Portfolio's remaining investors (including the Fund) might, as a result, experience higher pro rata operating expenses, thereby producing lower returns.

The Fund may withdraw its entire investment from the Portfolio at any time, if the Board determines that it is in the best interests of the Fund and its shareholders to do so. The Fund might withdraw, for example, if there were other investors in the Portfolio with power to, and who did by a vote of the shareholders of all investors (including the Fund), change the investment objective or policies of the Portfolio in a manner not acceptable to the Board. A withdrawal could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) by the Portfolio. That distribution could result in a less diversified portfolio of investments for the Fund and could affect adversely the liquidity of the Fund's portfolio. If the Fund decided to convert those securities to cash, it usually would incur brokerage fees or other transaction costs. If the Fund withdrew its investment from the Portfolio, the Board would consider what action might be taken, including the management of the Fund's assets in accordance with its investment objective and policies by the Adviser and Schroder, the Fund's investment adviser and subadviser, respectively, or the investment of all of the Fund's investable assets in another pooled investment entity having substantially the same investment objective as the Fund. The inability of the Fund to find a suitable replacement investment, in the event the Board decided not to permit the Adviser and Schroder to manage the Fund's assets, could have a significant impact on shareholders of the Fund.

Each investor in the Portfolio, including the Fund, will be liable for all obligations of the Portfolio, but not any other portfolio of Core Trust. The risk to an investor in the Portfolio of incurring financial loss on account of such liability, however, would be limited to circumstances in which the Portfolio was unable to meet its obligations. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, THE STATEMENT OF ADDITIONAL INFORMATION AND THE FUNDS' OFFICIAL SALES LITERATURE IN CONNECTION WITH THE OFFERING OF THE FUNDS' SHARES, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY STATE IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER MAY NOT LAWFULLY BE MADE.

Prospectus
October 1, 1995

This prospectus offers A Shares and B Shares of Adjustable U.S. Government Reserve Fund, Government Income Fund, Income Fund and Total Return Bond Fund (each a "Fund" and collectively the "Funds"). The Funds are separate diversified fixed income portfolios of Norwest Advantage Funds (the "Trust"), which is a registered open-end management investment company.

This Prospectus sets forth concisely the information concerning the Trust and the Funds that a prospective investor should know before investing. The Trust has filed with the Securities and Exchange Commission (the "SEC") a Statement of Additional Information ("SAI") dated October 1, 1995, as amended from time to time, which contains more detailed information about the Trust and each of the Funds and is incorporated into this Prospectus by reference. An investor may obtain a copy of the SAI without charge by contacting the Trust's distributor, Forum Financial Services, Inc., at 61 Broadway, New York, New York 10006 or by calling 212-363-3300. Investors should read this Prospectus and retain it for future reference.

NORWEST ADVANTAGE FUNDS IS A FAMILY OF OPEN-END INVESTMENT COMPANIES COMMONLY KNOWN AS MUTUAL FUNDS. THE SHARES OF MUTUAL FUNDS ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENT AGENCY. THE SHARES ALSO ARE NOT OBLIGATIONS, DEPOSITS OR ACCOUNTS OF, OR ENDORSED OR GUARANTEED BY NORWEST BANK MINNESOTA, N.A. OR ANY OTHER BANK OR BANK AFFILIATE.

AN INVESTMENT IN SHARES OF ANY MUTUAL FUND IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




1.   Prospectus Summary

Highlights of the Funds

The following summary is qualified in its entirety by the more detailed information contained in this Prospectus.

Investment Objectives and Policies

Adjustable U.S. Government Reserve Fund seeks high current income consistent with minimal principal fluctuation. This objective is pursued primarily by investing in a portfolio of adjustable rate securities including mortgage-related securities, that are U.S. Government securities.

Government Income Fund seeks maximum income and, secondarily, preservation of capital by primarily investing in a portfolio of U.S. Government securities, including mortgage-backed securities.

Income Fund seeks current income and, secondarily, growth of capital. This objective is pursued by investing in a portfolio of fixed income securities issued by domestic and foreign issuers.

Total Return Bond Fund seeks total return. This objective is pursued by investing in a portfolio of U.S. Government and investment-grade corporate fixed income securities.

Investment Adviser
The Funds' investment adviser (the "Adviser") is Norwest Investment Management, a part of Norwest Bank Minnesota, N.A. ("Norwest"). The Adviser provides investment advice to various institutions, pension plans and other accounts and, as of June 30, 1995, managed assets totaling approximately $16 billion. See "Management - Investment Advisory Services." Norwest serves as the Trust's transfer agent, dividend disbursing agent and custodian. See "Management - Shareholder Servicing and Custody."

Fund Management
The manager of the Trust and distributor of its shares is Forum Financial Services, Inc. ("Forum"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc. See "Management - Management and Distribution Services."

Shares of the Funds
Each Fund currently offers three separate classes of shares: A class ("A Shares"), B class ("B Shares") and I class ("I Shares"). A Shares and B Shares are sold through this Prospectus and are collectively referred to as the "Shares."

     A Shares. A Shares are offered at a price equal to their net asset value plus a sales charge imposed at the time of purchase or, in some cases, a contingent deferred sales charge imposed on redemptions made within two years of purchase.

     B Shares. B Shares are offered at a price equal to their net asset value plus a contingent deferred sales charge imposed on most redemptions made within four years (two years in the case of Adjustable U.S. Government Reserve Fund) of purchase. B Shares pay a distribution services fee at an annual rate of up to 0.75%, and a maintenance fee in an amount equal to 0.25%, of the B Shares' average daily net assets. B Shares automatically convert to A Shares of the same Fund six years (four years in the case of Adjustable U.S. Government Reserve
Fund) after the end of the calendar month in which the B Shares were originally purchased.

The choice of A Shares or B Shares permits each investor to purchase those shares that the investor believes to be most beneficial given the amount purchased, the length of time the investor expects to hold the shares and other circumstances. A Shares will normally be more beneficial to the investor who qualifies for reduced initial sales charges as described below. See "How to Buy Shares - Alternative Distribution Arrangements."

I Shares are offered by a separate prospectus to fiduciary, agency and custodial clients of bank trust departments, trust companies and their affiliates. Shares of each class of a Fund have identical interests in the investment portfolio of the Fund and, with certain exceptions, have the same rights. See "Other Information - The Trust and Its Shares."

How to Buy and Sell Shares
Shares may be purchased or redeemed by mail, by bank wire and through an investor's broker-dealer or other financial institution. The minimum initial investment in Shares is $1,000 ($5,000 in the case of Adjustable U.S. Government Reserve Fund). The minimum subsequent investment is $100. See "How to Buy Shares" and "How to Sell Shares."

Exchanges
Shareholders may exchange A Shares and B Shares for A Shares and B Shares, respectively, of certain other funds of the Trust. In addition, A Shares may be exchanged for investor class shares of certain money market funds of the Trust and B Shares may be exchanged for exchange class shares of Ready Cash Investment Fund of the Trust. See "Other Shareholder Services - Exchanges."

Shareholder Features

Each Fund offers an Automatic Investment Plan, Automatic Withdrawal Plan and Directed Dividend Option. Purchases of A Shares may be subject to Rights of Accumulation, Cumulative Quantity Discounts or a Reinstatement Privilege. See "Other Shareholder Services" and "How to Buy Shares - Alternative Distribution Arrangements."

Dividends
Dividends of each Fund's net investment income are declared daily and paid monthly. Each Fund's net capital gain, if any, is distributed annually. All dividends and distributions are reinvested in additional Fund shares unless the shareholder elects to have them paid in cash. See "Dividends and Tax Matters."

Certain Investment Considerations and Risk Factors
There can be no assurance that any Fund will achieve its investment objective, and a Fund's net asset value and total return will fluctuate based upon changes in the value of its portfolio securities. Normally, the value of a Fund's investments varies inversely with changes in interest rates. Upon redemption, an investment in a Fund may be worth more or less than its original value. The Funds' investments are subject to "credit risk" relating to the financial condition of the issuers of the securities that each Fund holds. Each Fund, however, invests only in investment grade securities (those rated in the top four grades by a nationally recognized statistical rating organization ("NRSRO") such as Standard & Poor's Corporation.

All investments made by the Funds entail some risk. Certain investments and investment techniques, however, entail additional risks, such as the potential use of leverage by certain Funds through borrowings, securities lending, swap transactions and other investment techniques. See "Investment Objectives and Policies - Additional Investment Policies and Risk Considerations." Similarly, a Fund's use of mortgage- and asset-backed securities entails certain risks. See "Investment Objectives and Policies - Additional Investment Policies and Risk Considerations - Mortgage-Backed Securities" and "- Asset-Backed Securities."


Expense Information

The purpose of the following tables is to assist investors in understanding the expenses that an investor in Shares of a Fund will bear directly or indirectly.


Shareholder Transaction Expenses
(applicable to each Fund)
                                                  Adjustable                                 Government Income Fund,
                                               U.S. Government                                   Income Fund and
                                                 Reserve Fund                                 Total Return Bond Fund
                                           A                        B                        A                        B
                                       Shares(1)                Shares(2)                Shares(1)                Shares(2)

Maximum sales charge imposed on purchases (as a percentage of public offering price)
                                         1.5%                     Zero                     3.75%                    Zero
Maximum deferred sales charge (as a percentage of the lesser of original purchase price or redemption proceeds)
                                         Zero                     1.5%                     Zero                     3.0%
Exchange Fee                             Zero                     Zero                     Zero                     Zero

Annual Operating Expenses(3)
(as a percentage of average daily net assets after applicable fee waivers and expense reimbursements)
                                      Adjustable
                                   U.S. Government
                                     Reserve Fund        Government Income Fund         Income Fund        Total Return Bond Fund
                                      A         B              A         B              A         B              A         B
                                   Shares    Shares         Shares    Shares         Shares    Shares         Shares    Shares

Investment Advisory Fees            0.43%     0.43%          0.37%     0.37%          0.37%     0.37%          0.10%     0.10%
Rule 12b-1 Fees(4)                  None      0.75%          None      0.75%          None      0.75%          None      0.75%


page 3 of 35



Other Expenses                      0.42%     0.41%          0.38%     0.38%          0.38%     0.38%          0.54%     0.56%
Total Operating Expenses            0.85%     1.59%          0.75%     1.50%          0.75%     1.50%          0.64%     1.41%

(1)  Sales charge waivers and reduced sales charge plans are available for A Shares. If A Shares of a Fund purchased without an initial sales charge (purchases of $1,000,000 or more) are redeemed within two years after purchase, a contingent deferred sales charge of up to 0.75% (0.50% in the case of Adjustable U.S. Government Fund) will be applied to the redemption. See "How To Buy
Shares - Alternative Distribution Arrangements."

(2)  The maximum 3.0% contingent deferred sales charge on B Shares of Government Income Fund, Total Return Bond Fund, and Income
Fund applies to redemptions during the first year after purchase; the charge declines thereafter, becoming 2.0% during the second and third years, 1.0% during the fourth year, and reaches zero the following year. With respect to Adjustable U.S. Government
Reserve Fund, the maximum 1.5% contingent deferred sales charge on B Shares applies to redemptions during the first year after purchase; the charge declines thereafter, becoming 0.75% during the second year, and reaches zero thereafter. See "How To Buy Shares
- Alternative Distribution Arrangements."

(3)  For a further description of the various expenses associated with the Shares, see "Management." Expenses associated with I
Shares of a Fund differ from those of the Shares listed in the table. The amounts of expenses for each Fund are based on amounts incurred during the Funds' most recent fiscal year ended May 31, 1995. Absent waivers, the Investment Advisory Fee for A Shares and
B Shares of each Fund would be 0.50% except in the case of Government Income Fund, for which it would be 0.40%. With respect to A
Shares, absent expense reimbursements and fee waivers, the expenses of Adjustable U.S. Government Reserve Fund, Government Income
Fund, Income Fund and Total Return Bond Fund would be: Other Expenses, 0.65%, 0.61%, 0.74% and 1.88%, respectively; and Total
Operating Expenses, 1.15%, 1.01%, 1.24% and 2.38%, respectively. With respect to B Shares, absent expense reimbursements and fee waivers, the expenses of Adjustable U.S. Government Reserve Fund, Government Income Fund, Income Fund and Total Return Bond Fund
would be: Other Expenses, 1.57%, 0.60%, 0.71% and 1.59%, respectively; and Total Operating Expenses, 3.07%, 2.00%, 2.21% and 3.09%,
respectively. Other Expenses include transfer agency and custodial fees payable to Norwest at a combined annual rate of up to 0.30%
of each Fund's average daily net assets attributable to A Shares and B Shares.

(4)  Absent waivers, the Rule 12b-1 Fees would be 1.00% for B Shares of each Fund. Long-term shareholders of B Shares may pay aggregate sales charges totaling more than the economic equivalent of the maximum front-end sales charges permitted by the Rules of
Fair Practice of National Association of Securities Dealers, Inc.


Example
At right is a hypothetical example that indicates the dollar amount of expenses that an investor would pay assuming a $1,000 investment in a Fund's Shares, a 5% annual return and reinvestment of all dividends and distributions.

The example is based on the expenses listed in the "Annual Operating Expenses" table. The 5% annual return is not predictive of and does not represent the Funds' projected returns; rather, it is required by government regulation. The example assumes deduction of the maximum initial sales charge for A Shares, deduction of the contingent deferred sales charge for B Shares applicable to a redemption at the end of the period and the conversion of B Shares to A Shares at the end of six years (four years in the case of Adjustable U.S. Government Reserve Fund). The example should not be considered a representation of past or future expenses or return. Actual expenses and return may be greater or less than indicated.


Hypothetical Expense Example
                                                                        1 Year         3 Years        5 Years       10 Years

Adjustable U.S. Government Reserve Fund
     A Shares                                                             24             42             61             118
     B Shares
          Assuming redemption at the end of the period                    31             50              -               -
          Assuming no redemption                                          16             50              -               -


page 4 of 35


Government Income Fund
     A Shares                                                             45             60             77             127
     B Shares
          Assuming redemption at the end of the period                    45             67             82               -
          Assuming no redemption                                          15             47             82               -
Income Fund
     A Shares                                                             45             60             77             127
     B Shares
          Assuming redemption at the end of the period                    45             67             82               -
          Assuming no redemption                                          15             47             82               -
Total Return Bond Fund
     A Shares                                                             44             57             72             115
     B Shares
          Assuming redemption at the end of the period                    44             65             77               -
          Assuming no redemption                                          14             45             77               -




2.   Financial Highlights

The following tables provide financial highlights for each Fund. This information represents selected data for a single outstanding A and B Share of each Fund for the periods shown. Information for the years ended May 31, 1994, and May 31, 1995, was audited by KPMG Peat Marwick LLP, independent auditors. The information for prior periods was audited by Deloitte & Touche LLP, independent auditors, except that, with respect to Income Fund, the information for the periods prior to 1992 was audited in conjunction with an audit of the financial statements of that Fund's predecessor by Coopers & Lybrand LLP, independent auditors. The Funds' financial statements for the fiscal year ended May 31, 1995, and independent auditors' report thereon are contained in the Annual Report of the Funds and are incorporated by reference into the SAI. Further information about each Fund's performance is contained in the Annual Report, which may be obtained from the Trust without charge. Effective May 31, 1992, Government Income Fund changed its fiscal year end to May 31. Prior thereto, the fiscal year end was November 30.


Government Income Fund
          A Shares  B Shares
          Six
          Months
          Ended
     Year Ended May 31   May 31    Year Ended November 30   Year Ended May 31
                                        1995      1994      1993      1992      1991      1990     1989(a)    1995     1994(a)

Beginning Net Asset Value per Share     $9.04     $9.82     $9.60     $9.70     $9.73     $9.96    $10.00     $9.03     $9.89
Net Investment Income                    0.63      0.67      0.71      0.37      0.90      0.96      1.01      0.56      0.48
Net Realized and Unrealized Gain
 (Loss) on Investments                  (0.20)    (0.78)     0.29     (0.10)    (0.03)    (0.23)    (0.04)    (0.20)    (0.86)
Dividends from Net Investment Income    (0.63)    (0.67)    (0.71)    (0.37)    (0.90)    (0.96)    (1.01)    (0.56)    (0.48)
Distributions from Net Realized Gains   (0.08)        -     (0.07)        -         -         -         -     (0.08)        -
Ending Net Asset Value per Share        $8.76     $9.04     $9.82     $9.60     $9.70     $9.73     $9.96     $8.75     $9.03
Ratios to Average Net Assets:


page 5 of 35



     Expenses(b)                         0.75%     0.60%     0.60%     0.60%(c)  0.60%     0.60%     0.62%(c)  1.50%     1.31%(c)
     Net Investment Income               7.30%     6.77%     7.21%     7.19%(c)  9.25%     9.80%     9.60%(c)  6.51%     5.89%(c)
Total Return                             5.20%    (1.42%)   10.71%     5.58%(c)  9.37%     7.77%    10.22%(c)  4.41%    (4.61%)(c)
Portfolio Turnover Rate                125.34%    24.70%    31.61%     4.41%    25.05%    18.48%    12.43%   125.34%    24.70%
Net Assets at the End of Period
 (000's omitted)                      $18,332   $20,860  $131,722   $79,533    $8,615    $4,840    $4,786   $10,667    $9,655

(a)  The Fund commenced operations on December 1, 1988 and commenced the offering of B Shares on August 2, 1993.

(b)  During the periods, various fees and expenses were waived and reimbursed, respectively. Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
     Expenses                            1.01%     0.99%     0.99%     1.03%(c)  1.71%     2.04%     2.24%(c)  2.00%     2.00%(c)

(c)  Annualized.


Adjustable U.S. Government Reserve Fund Total Return Bond Fund
                                                A Shares                 B Shares            A Shares            B Shares
                                            Year Ended May 31        Year Ended May 31   Year Ended May 31   Year Ended May 31
                                        1995      1994     1993(a)    1995     1994(a)    1995     1994(a)    1995     1994(a)

Beginning Net Asset Value per Share     $9.66    $10.12    $10.00     $9.62    $10.14     $9.54    $10.00     $9.54    $10.00
Net Investment Income                    0.55      0.48      0.47      0.47      0.32      0.67      0.27      0.59      0.24
Net Realized and Unrealized Gain
 (Loss) on Investments                  (0.28)    (0.43)     0.13     (0.28)    (0.49)     0.19     (0.46)     0.19     (0.46)
Dividends from Net Investment Income    (0.55)    (0.48)    (0.47)    (0.47)    (0.32)    (0.67)    (0.27)    (0.59)    (0.24)
Distributions from Net Realized Gains       -     (0.03)    (0.01)        -     (0.03)        -         -         -         -
Ending Net Asset Value per Share        $9.38     $9.66    $10.12     $9.34     $9.62     $9.73     $9.54     $9.73     $9.54
Ratios to Average Net Assets:
     Expenses(b)                         0.85%     0.82%     0.38%(c)  1.59%     1.51%(c)  0.64%     0.37%(c)  1.41%     1.11%(c)
     Net Investment Income               5.75%     4.73%     4.77%(c)  5.05%     3.82%(c)  6.94%     6.04%(c)  6.17%     5.40%(c)
Total Return                             2.87%     0.40%     6.33%(c)  2.10%    (1.92%)(c) 9.42%    (4.64%)(c) 8.59%    (5.23%)(c)
Portfolio Turnover Rate                 86.05%   149.00%    61.55%    86.05%   149.00%    35.19%    37.50%    35.19%    37.50%
Net Assets at the End of Period
 (000's omitted)                      $41,656   $79,378   $77,367      $405      $374      $599      $150      $919      $186

(a)  Adjustable U.S. Government Reserve Fund commenced operations on June 16, 1992 and commenced the offering of B Shares on
August 6, 1993. Total Return Bond Fund commenced operations on December 31, 1993.

(b)  During the periods, various fees and expenses were waived and reimbursed, respectively. Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:


page 6 or 35

     Expenses                            1.15%     1.14%     1.15%(c)  3.07%     2.10%(c)  2.38%    13.29%(c)  3.09%     8.29%(c)

(c)  Annualized.


Income Fund
     A Shares                        B Shares
     Year Ended May 31      Year Ended May 31
                              1995      1994      1993      1992      1991      1990      1989     1988(a)    1995     1994(a)

Beginning Net Asset
 Value per Share              $9.52    $10.61    $10.52    $10.23     $9.94    $10.00     $9.95    $10.00     $9.51    $10.67
Net Investment Income          0.65      0.70      0.77      0.82      0.89      0.90      0.79      0.66      0.58      0.50
Net Realized and Unrealized
 Gain (Loss) on Investments    0.11     (0.83)     0.39      0.53      0.29     (0.06)     0.05      0.05      0.10     (0.90)
Dividends from Net
 Investment Income            (0.65)    (0.70)    (0.77)    (0.82)    (0.89)    (0.90)    (0.79)    (0.66)    (0.58)    (0.50)
Distributions from Net
 Realized Gains                   -     (0.26)    (0.30)    (0.24)        -         -         -         -         -     (0.26)
Ending Net Asset Value
 per Share                    $9.63     $9.52    $10.61    $10.52    $10.23     $9.94    $10.00     $9.95     $9.61     $9.51
Ratios to Average Net
 Assets:
     Expenses(b)               0.75%     0.60%     0.60%     0.31%     0.16%     0.19%     0.07%     0.70%(c)  1.50%     1.33%(c)
     Net Investment Income     7.02%     6.72%     7.18%     7.80%     8.82%     8.98%     8.62%     6.92%(c)  6.24%     5.82%(c)
Total Return                   8.49%    (1.58%)   11.46%    13.58%    12.38%     8.71%     8.78%     6.45%(c)  7.57%    (4.82%)(c)
Portfolio Turnover Rate       98.83%    26.67%    87.98%    84.24%    61.33%    43.81%    48.08%     0.00%    98.83%    26.67%
Net Assets at the End of
 Period (000's omitted)      $6,231    $6,177   $85,252   $63,973   $50,138   $37,932   $27,939    $2,279    $3,296    $2,605

(a)  The Fund commenced operations on June 9, 1987 and commenced the offering of B Shares on August 5, 1993.

(b)  During the periods, various fees and expenses were waived and reimbursed, respectively. Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
     Expenses                  1.24%     1.16%     1.10%     1.08%     1.11%     1.13%     1.10%     2.28%(c)  2.21%     2.08%(c)

(c)  Annualized.





3.   Investment Objectives and Policies

Adjustable U.S. Government Reserve Fund

Investment Objective. The investment objective of the Fund is to seek high current income consistent with minimal principal fluctuation. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The Fund seeks to attain its investment objective primarily by investing in a portfolio of adjustable rate securities, including adjustable rate mortgage-backed securities ("ARMS"), that are U.S. Government Securities. Under normal circumstances, the Fund will, invest at least 65% of its total assets in adjustable rate U.S. Government Securities. The Adviser currently anticipates that a substantial amount of the adjustable rate U.S. Government Securities purchased by the Fund will be ARMS. The Adviser actively manages the Fund and focuses on high quality, short and intermediate maturity instruments. Adjustable rate instruments are emphasized to attempt to control principal fluctuation. Investment return is enhanced through the application of disciplined fixed income management techniques combined with fundamental economic, credit and market analysis.

The Fund may invest up to 35% of its total assets in fixed rate U.S. Government Securities or corporate securities and in mortgage- and asset-backed securities that are not U.S. Government Securities. The Fund may invest also in securities that are restricted as to disposition under the Federal securities laws (sometimes referred to as "private placement" or "restricted securities").

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the three highest long-term or two highest short-term rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of various NRSROs is contained in the SAI.

The Fund will invest primarily in securities with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 12 years and seeks to maintain an average dollar-weighted portfolio maturity of between 2 and 5 years. Under normal circumstances, the Fund's portfolio of securities will have a duration of no more than 1.75 years. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and, accordingly, is a measure of price sensitivity to interest rate changes ("duration risk"). Because earlier payments on a debt security have a higher present value, duration of a security, except a zero-coupon security, will be less than the security's stated maturity.

In order to manage its exposure to different types of investments, the Fund may enter into interest rate and mortgage swap agreements and may purchase interest rate caps, floors and collars. The Fund may also engage in certain strategies involving options (both exchange-traded and over-the-counter) to attempt to enhance the Fund's income and may attempt to reduce the overall risk of its investments or limit the uncertainty in the level of future foreign exchange rates (hedge) by using options and futures contracts and foreign currency forward contracts. The Fund may write covered call and put options, buy put and call options, buy and sell interest rate and foreign currency futures contracts and buy options and write covered options on those futures contracts. An option is covered if, so long as the Fund is obligated under the option, it owns an offsetting position in the underlying security or futures contract or maintains a segregated account of liquid, high-grade debt instruments with a value at all times sufficient to cover the Fund's obligations under the option.


Government Income Fund

Investment Objectives. The primary investment objective of the Fund is to seek maximum income. The Fund pursues this objective by investing in a portfolio of U.S. Government Securities, repurchase agreements pertaining to U.S. Government Securities, mortgage-backed securities and options and financial futures transactions which relate to those securities. The Fund's secondary objective is preservation of capital. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The Fund seeks to attain its investment objectives primarily by investing in a portfolio of U.S. Government Securities, including mortgage-backed securities, and repurchase agreements pertaining to U.S. Government Securities. The Adviser actively manages the Fund and attempts to structure the Fund to benefit from the attractive risk/return characteristics of intermediate maturity issues. The Adviser attempts to enhance the Fund's income through ownership of mortgage-backed and asset-backed securities. While the Fund may engage in options and financial futures transactions, it is not currently contemplated that the Fund will engage in these transactions to any material extent. As a fundamental investment policy, the Fund will invest at least 65% of its total assets in U.S. Government Securities. The Fund may invest up to 20% of its total assets in mortgage-backed securities that are not U.S. Government Securities.

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the three highest rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc., Standard & Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. A description of the rating categories of various NRSROs is contained in the SAI.

The Fund primarily will invest in securities with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 12 years, and it is anticipated that the Fund's portfolio of securities will have an average dollar-weighted maturity of between 3 and 7 years. The Fund's portfolio of securities normally will have a duration of between 75% and 125% of the duration of the Lehman Brothers Intermediate Government Bond Index, an unmanaged index of fixed income securities. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and, accordingly, is a measure of price sensitivity to interest rate changes ("duration risk"). Because earlier payments on a debt security have a higher present value, duration of a security, except a zero-coupon security, will be less than the security's stated maturity.

In order to manage its exposure to different types of investments, the Fund may enter into interest rate and mortgage swap agreements and may purchase interest rate caps, floors and collars. The Fund's ability to use these strategies may be limited by market considerations, regulatory limits and tax considerations.


Income Fund

Investment Objective. The investment objective of the Fund is to seek current income and, secondarily, growth of capital. The Fund pursues this objective by investing in a portfolio of fixed income securities issued by domestic and foreign issuers. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The Fund seeks to attain its investment objective by investing in a diversified portfolio of fixed and variable rate U.S. dollar denominated fixed income securities. These securities cover a broad spectrum of United States issuers, including U.S. Government Securities, mortgage- and asset-backed securities and the debt securities of financial institutions, corporations, and others. The Adviser attempts to increase the Fund's performance by applying various fixed income management techniques combined with fundamental economic, credit and market analysis while at the same time controlling total return volatility by targeting the Fund's duration within a narrow band around the Lehman Brothers Aggregate Index, an unmanaged index of fixed income securities.

The Fund may invest any amount of its assets, and normally will invest at least 50% of its total assets in U.S. Government Securities. The fixed income securities in which the Fund invests also include mortgage-backed and other asset-backed securities, although the Fund limits these investments to not more than 50% and 25%, respectively, of its total assets. The Fund may invest up to 30% of its total assets in corporate securities, such as bonds, debentures and notes and fixed income securities that can be converted into or exchanged for common stocks ("convertible stock") and may invest in guaranteed investment contracts. The Fund may invest in securities that are restricted as to disposition under the Federal securities laws (sometimes referred to as "private placement" or "restricted securities").

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the four highest rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. Securities rated in these categories are generally considered to be investment grade securities, although Moody's indicates that securities rated Baa (the fourth highest category) have speculative characteristics. A description of the rating categories of various NRSROs is contained in the SAI.

The Fund will invest primarily in securities with maturities (or average life in the case of mortgage-backed and similar securities) ranging from short-term (including overnight) to 30 years, and it is anticipated that the Fund's portfolio of securities will have an average dollar-weighted maturity of between 3 and 12 years. The Fund's portfolio of securities will normally have a duration of between 75% and 125% of the duration of the Lehman Brothers Aggregate Index. Duration is a measure of a debt security's average life that reflects the present value of the security's cash flow and, accordingly, is a measure of price sensitivity to interest rate changes ("duration risk"). Because earlier payments on a debt security have a higher present value, duration of a security, except a zero-coupon security, will be less than the security's stated maturity.

Foreign Securities and Their Risks. The Fund may invest in debt securities registered and sold in the United States by foreign issuers (Yankee Bonds) and debt securities sold outside the United States by foreign or U.S. issuers (Euro-bonds). The Fund intends to restrict its purchases of debt securities to issues denominated and payable in United States dollars. Investments in foreign companies involve certain risks, such as exchange rate fluctuations, political or economic instability of the issuer or the country of issue and the possible imposition of exchange controls, withholding taxes on interest payments, confiscatory taxes or expropriation. Foreign securities may also be subject to greater fluctuations in price than securities of domestic corporations denominated in U.S. dollars. Foreign securities and their markets may not be as liquid as domestic securities and their markets, and foreign brokerage commissions and custody fees are generally higher than those in the United States. In addition, less information may be publicly available about a foreign company than about a domestic company, and foreign companies may not be subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to domestic companies.


Total Return Bond Fund

Investment Objective. The investment objective of the Fund is to seek total return. The Fund pursues this objective by investing in a portfolio of U.S. Government and investment grade corporate fixed income investments. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The Fund invests primarily in U.S. Government Securities, including mortgage-backed securities and investment grade corporate fixed income securities, although the Fund may invest an unlimited amount of its assets in either corporate securities or U.S. Government Securities.

The Adviser's investment decisions are based on its analysis of major changes in the direction of interest rates rather than an attempt by the Adviser to predict short-term interest rate fluctuations. The Adviser also applies a contrarian perspective by looking for undervalued segments of the fixed income market which the Adviser believes offer opportunities for increased returns.

The average maturity of the Fund's portfolio will vary, generally, from 1 to 30 years. In making its investment decisions for the Fund, the Adviser focuses on the maturity structure and quality structure of the Fund's portfolio. When the Adviser's outlook is for rising interest rates and falling bond values, the majority of the Fund's portfolio will be invested in securities with short-term maturities in an effort to ride interest rates up while minimizing the negative effect of falling bond prices. When the Adviser anticipates interest rates to fall and bond prices increase, the Fund generally will be invested in securities with long-term maturities in an attempt to lock in high interest rates and capitalize on bond price appreciation.

The Fund will be invested to a greater degree in corporate securities, however, as the spread between corporate and U.S. Government issues offers potential for incremental returns. The corporate securities in which the Fund may invest include debt securities (corporate bonds, debentures and notes), preferred stock and convertible securities (convertible debt and convertible preferred stock).

To limit credit risk, the Fund will only purchase securities that are rated, at the time of purchase, within the four highest rating categories assigned by an NRSRO, such as Moody's Investors Service, Inc. ("Moody's"), Standard &

Poor's Corporation or Fitch Investors Services, Inc., or which are unrated and determined by the Adviser to be of comparable quality. Securities rated in these categories are generally considered to be investment grade securities, although Moody's indicates that securities rated Baa (the fourth highest category) have speculative characteristics. A description of the rating categories of various NRSROs is contained in the SAI.

The Fund reserves the right, upon notice to shareholders, to invest all or a portion of its assets in shares of another diversified, open-end management investment company that has an investment objective and investment policies substantially similar to its own.


Additional Investment Policies and Risk Considerations

Each Fund's investment objective and all investment policies of the Funds that are designated as fundamental may not be changed without approval of the holders of a majority of that Fund's outstanding voting securities. A majority of a Fund's outstanding voting securities means the lesser of 67% of the shares of a Fund present or represented at a shareholders' meeting at which the holders of more than 50% of the shares are present or represented, or more than 50% of the outstanding shares of a Fund. Except as otherwise indicated, investment policies of the Funds are not deemed to be fundamental and may be changed by the Board of Trustees of the Trust (the "Board") without shareholder approval. A further description of the Funds' investment policies, including additional fundamental policies, is contained in the SAI.

The Adviser monitors the creditworthiness of counterparties to the Funds' transactions and intends to enter into a transaction only when it believes that the counterparty presents minimal credit risks and the benefits from the transaction justify the attendant risks. No Fund may invest more than 15% of its net assets in illiquid securities, including repurchase agreements not entitling the Fund to payment within seven days. As used herein, the term U.S. Government Securities means obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities.

Borrowing. As a fundamental policy, each Fund may borrow money from banks or by entering into reverse repurchase agreements and will limit borrowings to amounts not in excess of 331/3% of the value of the Fund's total assets. Borrowings for other than temporary or emergency purposes or meeting redemption requests may not exceed 5% of the value of any Fund's assets. Each Fund may enter into reverse repurchase agreements, transactions in which a Fund sells a security and simultaneously commits to repurchase that security from the buyer at an agreed upon price on an agreed upon future date.

Diversification and Concentration. Each Fund is diversified as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). As a fundamental policy, with respect to 75% of its assets, no Fund may purchase a security (other than a U.S. Government Security or shares of investment companies) if, as a result, (i) more than 5% of the Fund's total assets would be invested in the securities of a single issuer or (ii) the Fund would own more than 10% of the outstanding voting securities of any single issuer. Each Fund is prohibited from concentrating its assets in the securities of issuers in any industry. As a fundamental policy, each Fund may not purchase securities if, immediately after the purchase, more than 25% of the value of the Fund's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry. This limit does not apply to investments in U.S. Government Securities, foreign government securities or repurchase agreements covering U.S. Government Securities.

Fixed Income Securities and Their Characteristics. Although each Fund only invests in investment grade fixed income securities, including money market instruments, an investment in a Fund is subject to risk even if all fixed income securities in the Fund's portfolio are paid in full at maturity. All fixed income securities, including U.S. Government Securities, can change in value when there is a change in interest rates or the issuer's actual or perceived creditworthiness or ability to meet its obligations.

The market value of the interest-bearing debt securities held by the Funds will be affected by changes in interest rates. There is normally an inverse relationship between the market value of securities sensitive to prevailing interest rates and actual changes in interest rates. In other words, an increase in interest rates produces a decrease in market value. Moreover, the longer the remaining maturity (and duration) of a security, the greater will be the effect of interest rate changes on the market value of that security. Changes in the ability of an issuer to make payments of interest and principal and in the market's perception of an issuer's creditworthiness will also affect the market value of the debt securities of that issuer. The possibility exists that, the ability of any issuer to pay, when due, the principal of and interest on its debt securities may become impaired.

Rating Matters. The Funds' investments are subject to "credit risk" relating to the financial condition of the issuers of the securities that each Fund holds. To limit credit risk, each Fund will generally buy securities that are rated in the top four long-term rating categories by an NRSRO or in the top two short-term rating categories by an NRSRO, although certain Funds have greater restrictions. Accordingly, the lowest permissible long-term investment grades for corporate bonds, including convertible bonds, are Baa in the case of Moody's Investor Services, Inc. ("Moody's") and BBB in the case of Standard & Poor's Corporation ("S&P") and Fitch Investors Service, Inc. ("Fitch"); the lowest permissible long-term investment grades for preferred stock are Baa in the case of Moody's and BBB in the case of S&P and Fitch; and the lowest permissible short-term investment grades for short-term debt, including commercial paper, are Prime-2 (P-2) in the case of Moody's, A-2 in the case of S&P and F-2 in the case of Fitch.

The Funds also may purchase unrated securities if the Adviser determines the security to be of comparable quality to a rated security that the Fund may purchase. Unrated securities may not be as actively traded as rated securities. Each Fund may retain a security whose rating has been lowered below the Fund's lowest permissible rating category (or that are unrated and determined by the Adviser to be of comparable quality to securities whose rating has been lowered below the Fund's lowest permissible rating category) if the Adviser determines that retaining the security is in the best interests of the Fund. Because a downgrade often results in a reduction in the market price of the security, sale of a downgraded security may result in a loss.

Variable and Floating Rate Securities. The securities in which the Funds invest (including mortgage-backed securities) may have variable or floating rates of interest. These securities pay interest at rates that are adjusted periodically according to a specified formula, usually with reference to some interest rate index or market interest rate (the "underlying index"). The interest paid on these securities is a function primarily of the underlying index upon which the interest rate adjustments are based. Such adjustments minimize changes in the market value of the obligation and, accordingly, enhance the ability of the Fund to maintain a stable net asset value. Similar to fixed rate debt instruments, variable and floating rate instruments are subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. The rate of interest on securities purchased by a Fund may be tied to various rates of interest or indices. Certain variable rate securities (including mortgage-related securities) pay interest at a rate that varies inversely to prevailing short-term interest rates (sometimes referred to as inverse floaters). For instance, upon reset the interest rate payable on a security may go down when the underlying index has risen. During times when short-term interest rates are relatively low as compared to long-term interest rates a Fund may attempt to enhance its yield by purchasing inverse floaters. Certain inverse floaters may have an interest rate reset mechanism that multiplies the effects of changes in the underlying index. This form of leverage may have the effect of increasing the volatility of the security's market value while increasing the security's, and thus the Fund's, yield. Total Return Bond Fund limits its investment in variable and floating rate securities to 5% of its assets.

There may not be an active secondary market for certain floating or variable rate instruments (particularly inverse floaters and similar instruments) which could make it difficult for a Fund to dispose of the instrument during periods that the Fund is not entitled to exercise any demand rights it may have. A Fund could, for this or other reasons, suffer a loss with respect to an instrument. The Adviser monitors the liquidity of each Funds' investment in variable and floating rate instruments, but there can be no guarantee that an active secondary market will exist.

U.S. Government Securities. As used in this Prospectus, the term U.S. Government Securities means obligations issued or guaranteed as to principal and interest by the United States Government, its agencies or instrumentalities. The U.S. Government Securities in which a Fund may invest include U.S. Treasury securities and obligations issued or guaranteed by U.S. Government agencies and instrumentalities and backed by the full faith and credit of the U.S.

Government, such as those guaranteed by the Small Business Administration or issued by the Government National Mortgage Association ("Ginnie Mae"). In addition, the U.S. Government Securities in which the Funds may invest include securities supported primarily or solely by the creditworthiness of the issuer, such as securities of the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac") and the Tennessee Valley Authority. There is no guarantee that the U.S. Government will support securities not backed by its full faith and credit. Accordingly, although these securities have historically involved little risk of loss of principal if held to maturity, they may involve more risk than securities backed by the U.S. Government's full faith and credit.

Zero-Coupon Securities. A Fund may invest in separately traded principal and interest components of securities issued or guaranteed by the U.S. Treasury. These components are traded independently under the Treasury's Separate Trading of Registered Interest and Principal of Securities ("STRIPS") program or as Coupons Under Book Entry Safekeeping ("CUBES"). The Funds may invest in other types of related zero-coupon securities. For instance, a number of banks and brokerage firms separate the principal and interest portions of U.S. Treasury securities and sell them separately in the form of receipts or certificates representing undivided interests in these instruments. These instruments are generally held by a bank in a custodial or trust account on behalf of the owners of the securities and are known by various names, including Treasury Receipts ("TRs"), Treasury Investment Growth Receipts ("TIGRs") and Certificates of Accrual on Treasury Securities ("CATS"). Zero-coupon securities also may be issued by corporations and municipalities.

Zero-coupon securities are sold at original issue discount and pay no interest to holders prior to maturity, but a Fund holding a zero-coupon security must include a portion of the original issue discount of the security as income. Because of this, zero-coupon securities may be subject to greater fluctuation of market value than the other securities in which the Funds may invest. The Funds distribute all of their net investment income, and may have to sell portfolio securities to distribute imputed income, which may occur at a time when the Adviser would not have chosen to sell such securities and which may result in a taxable gain or loss.

Demand Notes. The Funds may purchase variable and floating rate demand notes of corporations, which are unsecured obligations redeemable upon not more than 30 days' notice. These obligations include master demand notes that permit investment of fluctuating amounts at varying rates of interest pursuant to direct arrangement with the issuer of the instrument. The issuers of these obligations often have the right, after a given period, to prepay their outstanding principal amount of the obligations upon a specified number of days' notice. These obligations generally are not traded, nor generally is there an established secondary market for these obligations. To the extent a demand note does not have a seven day or shorter demand feature and there is no readily available market for the obligation, it is treated as an illiquid security. Although a Fund would generally not be able to resell a master demand note to a third party, the Fund is entitled to demand payment from the issuer at any time. The Adviser continuously monitors the financial condition of the issuer to determine the issuer's likely ability to make payment on demand.

Guaranteed Investment Contracts. Income Fund may invest in guaranteed investment contracts ("GICs"). A GIC is an arrangement with an insurance company under which the Fund contributes cash to the insurance company's general account and the insurance company credits the contribution with interest on a monthly basis. The interest rate is tied to a specified market index and is guaranteed by the insurance company not to be less than a certain minimum rate. The Fund will purchase a GIC only when the Adviser has determined that the GIC presents minimal credit risks to the Fund and is of comparable quality to instruments that the Fund may purchase.

Temporary Defensive Position. When business or financial conditions warrant, the Funds may assume a temporary defensive position and invest without limit in cash or prime quality cash equivalents, including (i) short-term U.S. Government Securities, (ii) certificates of deposit, bankers' acceptances and interest-bearing savings deposits of commercial banks doing business in the United States, (iii) commercial paper, (iv) repurchase agreements and (v) shares of "money market funds" registered under the Investment Company Act of 1940 (the "1940 Act") within the limits specified therein. Prime quality instruments are those that are rated in one of the two highest short-term rating categories by an NRSRO or, if not rated, determined by the Adviser to be of comparable quality. During periods when and to the extent that a Fund has assumed a temporary defensive position, it may not be pursuing its investment objective. Apart from temporary defensive purposes, a Fund may at any time invest a portion of its assets in cash and cash equivalents as described above.

Portfolio Transactions. The frequency of portfolio transactions of each Fund (the portfolio turnover rate) will vary from year to year depending on many factors. From time to time a Fund may engage in active short-term trading to take advantage of price movements affecting individual issues, groups of issues or markets. The Funds' portfolio turnover is reported under "Financial Highlights." It is each Fund's policy to obtain best net results in effecting portfolio transactions. The Adviser may effect transactions for the Funds through brokers who sell Fund shares. The Funds have no obligation to deal with any specific broker or dealer in the execution of portfolio transactions.

Convertible Securities and Preferred Stock. Convertible securities, which include convertible debt, convertible preferred stock and other securities exchangeable under certain circumstances for shares of common stock, are fixed income securities or preferred stock which generally may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible debt securities in that they normally provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. These securities are usually senior to common stock in a company's capital structure, but usually are subordinated to non-convertible debt securities. In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The value of a convertible security is, however, also influenced by the value of the underlying common stock.

Preferred stock is a class of stock having priority over common stock as to dividends or the recovery of investment or both. The owner of preferred stock is a shareholder in a business and not, like a bondholder, a creditor. Dividends paid to preferred stockholders are distributions of earnings of a business in contrast to interest payments to bondholders which are expenses of a business.

Repurchase Agreements and Lending of Portfolio Securities. Each Fund may seek additional income by entering into repurchase agreements or by lending securities from its portfolio to brokers, dealers and other financial institutions. These investments may entail certain risks not associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty in these transactions or a counterparty defaulted on its obligations, a Fund might suffer a loss.

Repurchase agreements are transactions in which a Fund purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. When a Fund lends a security it receives interest from the borrower or from investing cash collateral. The Trust maintains possession of the purchased securities and any underlying collateral in these transactions, the total market value of which on a continuous basis is at least equal to the repurchase price or value of securities loaned, plus accrued interest. The Funds may pay fees to arrange securities loans and each Fund will, as a fundamental policy, limit securities lending to not more than 331/3% of the value of its total assets.

When-Issued Securities and Forward Commitments. Each Fund may purchase securities offered on a "when-issued" basis and may purchase securities on a "forward commitment" basis. When such transactions are negotiated, the price is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within three months after the transaction, but delayed settlements beyond three months may be negotiated.

During the period between a commitment and settlement, no payment is made for the securities purchased and, thus, no interest accrues to the Fund. At the time a Fund makes a commitment to purchase securities in this manner, however, the Fund immediately assumes the risk of ownership, including price fluctuation. Failure by the other party to deliver or pay for a security purchased or sold by the Fund may result in a loss or a missed opportunity to make an alternative investment. Any significant commitment of a Fund's assets committed to the purchase of securities on a when-issued or forward commitment basis may increase the volatility of its net asset value. Total Return Bond Fund limits its investments in when-issued and forward commitment securities to 35% of the value of the Fund's total assets.

The use of when-issued transactions and forward commitments enables a Fund to hedge against anticipated changes in interest rates and prices. If the Adviser were to forecast incorrectly the direction of interest rate movements, however, a Fund might be required to complete when-issued or forward transactions at prices inferior to the current market values. The Funds enter into when-issued and forward commitments only with the intention of actually receiving the securities, but a Fund may sell the securities before the settlement date if deemed advisable. If a Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to deliver or receive against a forward commitment, it can incur a gain or loss.

Dollar Roll Transactions. A Fund may enter into dollar roll transactions wherein the Fund sells fixed income securities, typically mortgage-backed securities, and makes a commitment to purchase similar, but not identical, securities at a later date from the same party. Like a forward commitment, during the roll period no payment is made for the securities purchased and no interest or principal payments on the security accrue to the purchaser, but the Fund assumes the risk of ownership. A Fund is compensated for entering into dollar roll transactions by the difference between the current sales price and the forward price for the future purchase, as well as by the interest earned on the cash proceeds of the initial sale. Like other when-issued securities or firm commitment agreements, dollar roll transactions involve the risk that the market value of the securities sold by the Fund may decline below the price at which a Fund is committed to purchase similar securities. In the event the buyer of securities under a dollar roll transaction becomes insolvent, the Fund's use of the proceeds of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to repurchase the securities. The Funds will engage in roll transactions for the purpose of acquiring securities for its portfolio and not for investment leverage.

Swap Agreements. To manage their exposure to different types of investments, Adjustable U.S. Government Reserve Fund and Government Income Fund may enter into interest rate and mortgage (or other asset) swap agreements and may purchase interest rate caps, floors and collars. In a typical interest rate swap agreement, one party agrees to make regular payments equal to a floating interest rate on a specified amount (the "notional principal amount") in return for payments equal to a fixed interest rate on the same amount for a specified period. Mortgage swap agreements are similar to interest rate swap agreements, except that the notional principal amount is tied to a reference pool of mortgages. In a cap or floor, one party agrees, usually in return for a fee, to make payments under particular circumstances. For example, the purchaser of an interest rate cap has the right to receive payments to the extent a specified interest rate exceeds an agreed upon level; the purchaser of an interest rate floor has the right to receive payments to the extent a specified interest rate falls below an agreed upon level. A collar entitles the purchaser to receive payments to the extent a specified interest rate falls outside an agreed upon range.

Swap agreements may involve leverage and may be highly volatile; depending on how they are used, they may have a considerable impact on the Fund's performance. Swap agreements involve risks depending upon the counterparty's creditworthiness and ability to perform as well as the Fund's ability to terminate its swap agreements or reduce its exposure through offsetting transactions.

Mortgage-Backed Securities. Mortgage-backed securities represent an interest in a pool of mortgages originated by lenders such as commercial banks, savings associations and mortgage bankers and brokers. Mortgage-backed securities may be issued by governmental or government-related entities or by non-governmental entities such as special purpose trusts created by banks, savings associations, private mortgage insurance companies or mortgage bankers.

Interests in mortgage-backed securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or on specified call dates. In contrast, mortgage-backed securities provide monthly payments which consist of interest and, in most cases, principal. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of the securities or a mortgage loan servicer. Additional payments to holders of these securities are caused by prepayments resulting from the sale or foreclosure of the underlying property or refinancing of the underlying loans.

Underlying Mortgages. Pools of mortgages consist of whole mortgage loans or participations in mortgage loans. The majority of these loans are made to purchasers of 1-4 family homes, but may be made to purchasers of mobile homes or other real estate interests. The terms and characteristics of the mortgage instruments are generally uniform within a pool but may vary among pools. For example, in addition to fixed-rate, fixed-term mortgages, the Fund may purchase pools of variable rate mortgages, growing equity mortgages, graduated payment mortgages and other types. Mortgage servicers impose qualification standards for local lending institutions which originate mortgages for the pools as well as credit standards and underwriting criteria for individual mortgages included in the pools. In addition, many mortgages included in pools are insured through private mortgage insurance companies.

Liquidity and Marketability. Generally, government and government-related pass-through pools are highly liquid. While private conventional pools of mortgages (pooled by non-government-related entities) have also achieved broad market acceptance and an active secondary market has emerged, the market for conventional pools is smaller and less liquid than the market for government and government-related mortgage pools.

Average Life and Prepayments. The average life of a pass-through pool varies with the maturities of the underlying mortgage instruments. In addition, a pool's terms may be shortened by unscheduled or early payments of principal and interest on the underlying mortgages. Prepayments with respect to securities during times of declining interest rates will tend to lower the return of the Fund and may even result in losses to the Fund if the securities were acquired at a premium. The occurrence of mortgage prepayments is affected by various factors including the level of interest rates, general economic conditions, the location and age of the mortgage and other social and demographic conditions. As prepayment rates of individual pools vary widely, it is not possible to accurately predict the average life of a particular pool. The assumed average life of pools of mortgages having terms of 30 years or less is typically between five and 12 years.

Yield Calculations. Yields on pass-through securities are typically quoted based on the maturity of the underlying instruments and the associated average life assumption. In periods of falling interest rates the rate of prepayment tends to increase, thereby shortening the actual average life of a pool of mortgages. Conversely, in periods of rising rates the rate of prepayment tends to decrease, thereby lengthening the actual average life of the pool. Actual prepayment experience may cause the yield to differ from the assumed average life yield. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the yield of the Fund.

Government and Government-Related Guarantors. The principal government guarantor of mortgage-backed securities is Ginnie Mae, a wholly-owned United States Government corporation within the Department of Housing and Urban Development. Mortgage-backed securities are also issued by Fannie Mae, a government-sponsored corporation owned entirely by private stockholders that is subject to general regulation by the Secretary of Housing and Urban Development, and Freddie Mac, a corporate instrumentality of the United States Government. While Fannie Mae and Freddie Mac each guarantee the payment of principal and interest on the securities they issue, unlike Ginnie Mae securities, their securities are not backed by the full faith and credit of the United States Government.

Privately Issued Mortgage-Backed securities. Mortgage-backed securities offered by private issuers include pass-through securities comprised of pools of conventional mortgage loans; mortgage-backed bonds (which are considered to be debt obligations of the institution issuing the bonds and which are collateralized by mortgage loans); and collateralized mortgage obligations ("CMOs"). Mortgage-backed securities issued by non-governmental issuers may offer a higher rate of interest than securities issued by government issuers because of the absence of direct or indirect government guarantees of payment. Many non-governmental issuers or servicers of mortgage-backed securities, however, guarantee timely payment of interest and principal on these securities. Timely payment of interest and principal may also be supported by various forms of insurance, including individual loan, title, pool and hazard policies.

Adjustable Rate Mortgage-Backed securities. Adjustable rate mortgage-backed securities ("ARMs") are securities that have interest rates that are reset at periodic intervals, usually by reference to some interest rate index or market interest rate. Although the rate adjustment feature may act as a buffer to reduce sharp changes in the value of adjustable rate securities, these securities are still subject to changes in value based on changes in market interest rates or changes in the issuer's creditworthiness. Because of the resetting of interest rates, adjustable rate securities are less likely than non-adjustable rate securities of comparable quality and maturity to increase significantly in value when market interest rates fall. Also, most adjustable rate securities (or the underlying mortgages) are subject to caps or floors. "Caps" limit the maximum amount by which the interest rate paid by the borrower may change at each reset date or over the life of the loan and, accordingly, fluctuation in interest rates above these levels could cause such mortgage securities to "cap out" and to behave more like long-term, fixed-rate debt securities. ARMs may have less risk of a decline in value during periods of rapidly rising rates, but they may also have less potential for capital appreciation than other debt securities of comparable maturities due to the periodic adjustment of the interest rate on the underlying mortgages and due to the likelihood of increased prepayments of mortgages as interest rates decline. Furthermore, during periods of declining interest rates, income to the Fund will decrease as the coupon rate resets along with the decline in interest rates. During periods of rising interest rates, changes in the coupon rates of the mortgages underlying the Fund's ARMs may lag behind changes in market interest rates. This may result in a lower value until the interest rate resets to market rates.

Collateralized Mortgage Obligations. CMOs are debt obligations collateralized by mortgages or mortgage pass-through securities issued by Ginnie Mae, Freddie Mac or Fannie Mae or by pools of conventional mortgages ("Mortgage Assets"). CMOs may be privately issued or U.S. Government Securities. Payments of principal and interest on the Mortgage Assets are passed through to the holders of the CMOs on the same schedule as they are received, although, certain classes (often referred to as tranches) of CMOs have priority over other classes with respect to the receipt of payments. Multi-class mortgage pass-through securities are interests in trusts that hold Mortgage Assets and that have multiple classes similar to those of CMOs. Unless the context indicates otherwise, references to CMOs include multi-class mortgage pass-through securities. Payments of principal of and interest on the underlying Mortgage Assets (and in the case of CMOs, any reinvestment income thereon) provide funds to pay debt service on the CMOs or to make scheduled distributions on the multi-class mortgage pass-through securities. Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. Planned amortization class mortgage-based securities ("PAC Bonds") are a form of parallel pay CMO. PAC Bonds are designed to provide relatively predictable payments of principal provided that, among other things, the actual prepayment experience on the underlying mortgage loans falls within a contemplated range. If the actual prepayment experience on the underlying mortgage loans is at a rate faster or slower than the contemplated range, or if deviations from other assumptions occur, principal payments on a PAC Bond may be greater or smaller than predicted. The magnitude of the contemplated range varies from one PAC Bond to another; a narrower range increases the risk that prepayments will be greater or smaller than contemplated. CMOs may have complicated structures and generally involve more risks than simpler forms of mortgage-related securities.

Asset-Backed Securities. Asset-backed securities represent direct or indirect participations in, or are secured by and payable from, assets other than mortgage-related assets such as motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property and receivables from revolving credit (credit card) agreements. No Fund may invest more than 10% of its net assets in asset-backed securities that are backed by a particular type of credit, for instance, credit card receivables. Asset-backed securities, including adjustable rate asset-backed securities, have yield characteristics similar to those of mortgage-related securities and, accordingly, are subject to many of the same risks.

Assets are securitized through the use of trusts and special purpose corporations that issue securities that are often backed by a pool of assets representing the obligations of a number of different parties. Payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution. Asset-backed securities do not always have the benefit of a security interest in collateral comparable to the security interests associated with mortgage-related securities. As a result, the risk that recovery on repossessed collateral might be unavailable or inadequate to support payments on asset-backed securities is greater for asset-backed securities than for mortgage-related securities. In addition, because asset-backed securities are relatively new, the market experience in these securities is limited and the market's ability to sustain liquidity through all phases of an interest rate or economic cycle has not been tested.

Futures Contracts and Options. Adjustable U.S. Government Reserve Fund may (and the other Funds may in the future) seek to enhance its return through the writing (selling) and purchasing exchange-traded and over-the-counter options on fixed income securities or indices. The Fund may also to attempt to hedge against a decline in the value of securities owned by it or an increase in the price of securities which it plans to purchase through the use of those options and the purchase and sale of interest rate futures contracts and options on those futures contracts. The Fund may only write options that are covered. An option is covered if, so long as the Fund is obligated under the option, it owns an offsetting position in the underlying security or futures contract or maintains cash, U.S. Government Securities or other liquid, high-grade debt securities in a segregated account with a value at all times sufficient to cover the Fund's obligation under the option. A Fund may enter into these futures contracts only if the aggregate of initial deposits for open futures contract positions does not exceed 5% of the Fund's total assets.

Risk Considerations. The Fund's use of options and futures contracts subjects the Fund to certain investment risks and transaction costs to which it might not otherwise be subject. These risks include: (1) dependence on the Adviser's ability to predict movements in the prices of individual securities and fluctuations in the general securities markets; (2) imperfect correlations between movements in the prices of options or futures contracts and movements in the price of the securities hedged or used for cover which may cause a given hedge not to achieve its objective; (3) the fact that the skills and techniques needed to trade these instruments are different from those needed to select the other securities in which the Fund invests; (4) lack of assurance that a liquid secondary market will exist for any particular instrument at any particular time, which, among other things, may limit a Fund's ability to limit exposures by closing its positions; (5) the possible need to defer closing out of certain options, futures contracts and related options to avoid adverse tax consequences; and (6) the potential for unlimited loss when investing in futures contracts or writing options for which an offsetting position is not held.

Other risks include the inability of the Fund, as the writer of covered call options, to benefit from any appreciation of the underlying securities above the exercise price and the possible loss of the entire premium paid for options purchased by the Fund. In addition, the futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. A Fund may be forced, therefore, to liquidate or close out a futures contract position at a disadvantageous price.

There can be no assurance that a liquid market will exist at a time when a Fund seeks to close out a futures position or that a counterparty in an over-the-counter option transaction will be able to perform its obligations. There are a limited number of options on interest rate futures contracts and exchange traded options contracts on fixed income securities. Accordingly, hedging transactions involving these instruments may entail "cross-hedging." As an example, a Fund may wish to hedge existing holdings of mortgage-backed securities, but no listed options may exist on those securities. In that event, the Adviser may attempt to hedge the Fund's securities by the use of options with respect to similar fixed income securities. The Fund may use various futures contracts that are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market in those contracts will develop or continue to exist.

Limitations. The Fund has no current intention of investing in futures contracts and options thereon for purposes other than hedging. The Fund may not purchase any call or put option on a futures contract if the premiums associated with all such options held by the Fund would exceed 5% of the Fund's total assets as of the date the option is purchased. No Fund may sell a put option if the exercise value of all put options written by the Fund would exceed 50% of the Fund's total assets or sell a call option if the exercise value of all call options written by the Fund would exceed the value of the Fund's assets. In addition, the current market value of all open futures positions held by a Fund will not exceed 50% of its total assets.

Options on Securities. A call option is a contract pursuant to which the purchaser of the call option, in return for a premium paid, has the right to buy the security underlying the option at a specified exercise price at any time during the term of the option. The writer of the call option, who receives the premium, has the obligation upon exercise of the option to deliver the underlying security against payment of the exercise price during the option period. A put option gives its purchaser, in return for a premium, the right to sell the underlying security at a specified price during the term of the option. The writer of the put, who receives the premium, has the obligation to buy the underlying security, upon exercise at the exercise price during the option period. The amount of premium received or paid is based upon certain factors, including the market price of the underlying security or index, the relationship of the exercise price to the market price, the historical price volatility of the underlying security or index, the option period, supply and demand and interest rates.

Options on Stock Indexes. A stock index assigns relative values to the stock included in the index, and the index fluctuates with changes in the market values of the stocks included in the index. Stock index options operate in the same way as the more traditional stock options except that exercises of stock index options are effected with cash payments and do not involve delivery of securities. Thus, upon exercise of a stock index options, the purchaser will realize and the writer will pay an amount based on the differences between the exercise price and the closing price of the stock index.

Index Futures Contracts. Bond and stock index futures contracts are bilateral agreements pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the bond or stock index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the fixed income or equity securities comprising the index is made. Generally, futures contracts are closed out prior to the expiration date of the contract.

Options on Futures Contracts. Options on futures contracts are similar to stock options except that an option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in a futures contract rather than to purchase or sell stock, at a specified exercise price at any time during the period of the option. Upon exercise of the option, the delivery of the futures position to the holder of the option will be accompanied by transfer to the holder of an accumulated balance representing the amount by which the market price of the futures contract exceeds, in the case of a call, or is less than, in the case of a put, the exercise price of the option on the future.




4.   Management

The business of the Trust is managed under the direction of the Board of Trustees (the "Board"). The Board formulates the general policies of the Funds and meets periodically to review the results of the Funds, monitor investment activities and practices and discuss other matters affecting the Funds and the Trust. The Board consists of six persons.


Investment Advisory Services

Norwest Investment Management. Subject to the general supervision of the Board, Norwest Investment Management makes investment decisions for the Funds and continuously reviews, supervises and administers each Fund's investment program. The Adviser is a part of Norwest, a subsidiary of Norwest Corporation, which is a multi-bank holding company that was incorporated under the laws of Delaware in 1929. As of June 30, 1995, Norwest Corporation was the 13th largest bank holding company in the United States in terms of assets. As of that date, the Adviser managed or provided investment advice with respect to assets totaling approximately $16 billion.

The Adviser provides investment management services to each Fund pursuant to investment advisory agreements between Norwest and the Trust. For the Adviser's services, Norwest receives an advisory fee with respect to

Government Income Fund at an annual rate of 0.40% of the Fund's average daily net assets and with respect to each other Fund at an annual rate of 0.50% of the Fund's average daily net assets.

Portfolio Managers. Many persons on the advisory staff of the Adviser contribute to the investment services provided to the Funds. The following persons, however, are primarily responsible for the day-to-day management of the
Funds:
Adjustable U.S. Government Reserve Fund - Mr. Karl P. Tourville. Mr. Tourville, a Vice President of Norwest since 1989, has served as portfolio manager for the Fund since May 25, 1995, and has been associated with Norwest since 1986. As of June 30 , 1995, Mr. Tourville was responsible for the management of over $1.4 billion in pooled fixed income assets.
Government Income Fund and Income Fund - Ms. Marjorie H. Grace and Mr. Mark Karstrom. Ms. Grace, a Vice President of Norwest since 1992, has served as a portfolio manager for the Fund since May 25, 1995. Ms. Grace was a portfolio manager of Norwest from 1992-1993; an Institutional Salesperson with Norwest Investment Services, Inc. from 1991-1992; a portfolio manager with United Bank of Colorado from 1989-1991; and Vice President and portfolio manager with Colombia Savings and Loan from 1987-1989. Mr. Karstrom, a Vice President of Norwest since 1992, has been associated with Norwest since 1985. Mr. Karstrom has been the portfolio manager for Government Income Fund and its predecessor fund since 1988 and for Income Fund since 1987.
Total Return Bond Fund - Mr. David B. Kinney. Mr. Kinney, a Vice President and Senior Portfolio Manager at Norwest, has been associated with Norwest since 1981. He has served as the Fund's portfolio manager since its inception.


Management and Distribution Services

Forum supervises the overall management of the Trust (including the Trust's receipt of services for which the Trust is obligated to pay) and provides the Trust with general office facilities pursuant to a Management Agreement with the Trust. Forum provides persons satisfactory to the Board to serve as officers of the Trust. Those officers, as well as certain other officers and Trustees of the Trust, may be directors, officers or employees of (and persons providing services to the Trust may include) Forum, its affiliates or certain non-banking affiliates of Norwest. As of the date of this Prospectus, Forum provided management and administrative services to registered investment companies and collective investment funds with assets of approximately $11 billion. Forum is a registered broker-dealer and investment adviser and is a member of the National Association of Securities Dealers, Inc. As of the date of this Prospectus, Forum is controlled by John Y. Keffer, President and Chairman of the Trust. For its services and facilities, Forum receives from each Fund a management fee at an annual rate of 0.20% of the average daily net assets attributable to each class of the Fund. From its own resources, Forum may pay a fee to broker-dealers or other persons for distribution or other services related to the Funds.

Forum also acts as the distributor of the Shares pursuant to a distribution services agreement with the Trust and in accordance therewith receives and may reallow the initial sales charge assessed on purchases of A Shares of a Fund. As authorized by a distribution plan with respect to B Shares of each Fund and pursuant to the distribution services agreement, Forum receives a distribution services fee as compensation for its distribution expenses with respect to B Shares and a maintenance fee for its or certain broker-dealer's shareholder services with respect to B Shares. For further information about the distribution services agreement and the distribution plan, including the fees payable thereunder, see "How to Buy Shares - Alternative Distribution Arrangements." Pursuant to a separate agreement, Forum also provides portfolio accounting services to each Fund.


Shareholder Servicing and Custody

Norwest serves as transfer agent and dividend disbursing agent for the Trust (in this capacity, the "Transfer Agent") pursuant to a Transfer Agency Agreement with the Trust. The Transfer Agent maintains an account for each shareholder of the Trust (unless such accounts are maintained by sub-transfer agents or processing agents), performs other transfer agency functions and acts as dividend disbursing agent for the Trust. The Transfer Agent is permitted to subcontract any or all of its functions with respect to all or any portion of the Trust's shareholders to one or more qualified sub-transfer agents or processing agents, which may be affiliates of the Transfer Agent or Forum, who agree to comply with the terms of the Transfer Agency Agreement. Sub-transfer agents and processing agents may be "Processing Organizations" as described under "How to Buy Shares - Purchase Procedures." The Transfer Agent is permitted to compensate those agents for their services; however, that compensation may not increase the aggregate amount of payments by the Trust to the Transfer Agent. For its transfer agency services, the Transfer Agent receives from each Fund a fee at an annual rate of 0.25% of the average daily net assets attributable to each class of the Fund. The Transfer Agent also serves as the Trust's custodian and, for its custodial services, is compensated at an annual rate of up to 0.05% of each Fund's average daily net assets.


Expenses of the Funds

Subject to the obligation of Norwest to reimburse the Trust for certain expenses of the Funds, the Trust has confirmed its obligation to pay all the Trust's expenses. The Funds' expenses include Trust expenses attributable to the Funds, which are allocated to each Fund, and expenses not specifically attributable to the Funds, which are allocated among the Funds and all other funds of the Trust in proportion to their average net assets. Norwest, Forum and the Transfer Agent may each elect to waive (or continue to waive) all or a portion of their fees, which are accrued daily and paid monthly. Any such waivers will have the effect of increasing a Fund's performance for the period during which the waiver is in effect. No fee waivers may be recouped at a later date.

Norwest and Forum and their agents and affiliates may also act in various capacities for, and receive compensation from, their customers who are shareholders of a Fund. Under agreements with those customers, Norwest and Forum may elect to credit against the fees payable to them by their customers or to rebate to customers all or a portion of any fee received from the Trust with respect to assets of those customers invested in a Fund.




5.   How to Buy Shares

Minimum Investment

There is a $1,000 minimum for initial purchases ($5,000 in the case of Adjustable U.S. Government Reserve Fund) and a $100 minimum for subsequent purchases of Shares of the Funds. A Fund may in its discretion waive the investment minimums. Shareholders who elect electronic share purchase privileges such as the Automatic Investment Plan or the Directed Dividend Option are not subject to the initial investment minimum. See "Other Shareholder Services - Automatic Investment Plan" and "Dividends and Tax Matters."

Except as set forth below with respect to purchases through Processing Organizations, an investor's order will not be accepted or invested by a Fund during the period before the Fund's receipt of Federal funds. Fund shares become entitled to receive dividends and distributions on the next Fund Business Day after the order is accepted.

The Funds reserve the right to reject any subscription for the purchase of their shares. Share certificates are issued only to shareholders of record upon their written request and no certificates are issued for fractional shares.


Purchase Procedures

Initial Purchases
There are three ways to purchase shares initially.

1. By Mail. Investors may send a check made payable to the Trust along with a completed account application form to the Trust at the address listed under "Account Application" on page 45. Checks are accepted at full value subject to collection. Payment by a check drawn on any member of the Federal Reserve System can page 21 0f 35
normally be converted into Federal funds within two business days after receipt of the check. Checks drawn on some non-member banks may take longer.

2. By Bank Wire. Investors may make an initial investment in a Fund using the wire system for transmittal of money among banks. The investor should first telephone the Transfer Agent at 612-667-8833 or 800-338-1348 to obtain an account number. The investor should then instruct a bank to wire the investor's money immediately to:
     Norwest Bank Minnesota, N.A.
     ABA 091 000 019
     For Credit to: Norwest Advantage Funds
          0844-131
          Re:  [Name of Fund]
               [Designate A Shares or B Shares]
          Account No.:
          Account Name:

The investor should then promptly complete and mail the account application form. There may be a charge by the investor's bank for transmitting the money by bank wire, and there also may be a charge for the use of Federal funds. The Trust does not charge investors for the receipt of wire transfers. Payment by bank wire is treated as a Federal funds payment when received.

3. Through Financial Institutions. Shares may be purchased and redeemed through certain broker-dealers, banks and other financial institutions ("Processing Organizations"). The Transfer Agent, Forum and their affiliates may be Processing Organizations. Processing Organizations may receive as a broker-dealer's reallowance a portion of the sales charge paid by their customers who purchase A Shares of a Fund, may receive payments from Forum with respect to sales of B Shares and may receive payments as a processing agent from the Transfer Agent. In addition, financial institutions, including Processing Organizations, may charge their customers a fee for their services and are responsible for promptly transmitting purchase, redemption and other requests to the Funds.

Investors who purchase shares through a Processing Organization will be subject to the procedures of their Processing Organization, which may include charges, limitations, investment minimums, cutoff times and restrictions in addition to, or different from, those applicable to shareholders who invest in a Fund directly. These investors should acquaint themselves with their institution's procedures and should read this Prospectus in conjunction with any materials and information provided by their institution. Customers who purchase a Fund's shares through a Processing Organization may or may not be the shareholder of record and, subject to their institution's and the Funds' procedures, may have Fund shares transferred into their name. There is typically a three-day settlement period for purchases and redemptions through broker-dealers. Certain Processing Organizations may also enter purchase orders with payment to follow.

Certain shareholder services may not be available to shareholders who have purchased shares through a Processing Organization. These shareholders should contact their Processing Organization for further information. The Trust may confirm purchases and redemptions of a Processing Organization's customers directly to the Processing Organization, which in turn will provide its customers with confirmations and periodic statements. The Trust is not responsible for the failure of any Processing Organization to carry out its obligations to its customer. Certain states, such as Texas, permit shares of the Funds to be purchased and redeemed only through registered broker-dealers, including the Funds' distributor.

Subsequent Purchases
Subsequent purchases may be made by mailing a check, by sending a bank wire or through a shareholder's Processing Organization as indicated above. All payments should clearly indicate the shareholder's name and account number.


Account Application

Investors may obtain the account application form necessary to open an account by writing the Trust at the following address:
     Norwest Advantage Funds
     [Name of Fund]
     Norwest Bank Minnesota, N.A.
     Transfer Agent
     733 Marquette Avenue
     Minneapolis, MN  55479-0040

To participate in shareholder services not referenced on the account application form and to change information on a shareholder's account (such as addresses), investors or existing shareholders should contact the Trust. The Trust reserves the right in the future to modify, limit or terminate any shareholder privilege upon appropriate notice to shareholders and to charge a fee for certain shareholder services, although no such fees are currently contemplated. Any privilege and participation in any program may be terminated by the shareholder at any time by writing to the Trust.


General Information

Fund shares are continuously sold on every weekday except customary national business holidays and Good Friday ("Fund Business Day"). The purchase price for Fund shares equals their net asset value next-determined after acceptance of an order plus, in the case of the A Shares, any applicable sales charge imposed at the time of purchase.

Investments in the Funds may be made either through certain financial institutions or by an investor directly. An investor who invests in a Fund directly will be the shareholder of record. All transactions in Fund shares are effected through the Transfer Agent which accepts orders for redemptions and for subsequent purchases only from shareholders of record. Shareholders of record will receive from the Trust periodic statements listing all account activity during the statement period.


Alternative Distribution Arrangements

Investors should compare sales charges and fees before selecting a particular class of shares. Investors should consider whether, during the anticipated life of their investment in a Fund, the accumulated distribution services fee and maintenance fee and contingent deferred sales charges on B Shares prior to conversion would be less than the initial sales charge on A Shares purchased at the same time and whether that differential would be offset by the higher yield of A Shares. A summary of the charges applicable to shares of each Fund is listed under "Prospectus Summary - Expense Information." Sales personnel of selected broker-dealers distributing a Fund's shares may receive differing compensation for selling A Shares and B Shares.

Because initial sales charges are deducted at the time of purchase, investors purchasing a Fund's A Shares receive fewer shares than if the sales charge were not deducted and, accordingly, do not have the entire purchase price invested. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time should consider whether, in light of the initial sales charge and its effect on the amount of the purchase price invested, purchases of A Shares are more or less advantageous than purchases of B Shares with their associated accumulated continuing distribution and maintenance charges. For example, based on estimated current fees and expenses, an investor in each Fund other than Adjustable U.S. Government Reserve Fund subject to the 3.75% initial sales charge who elects to reinvest all dividends and distributions would have to hold the shareholder's investment approximately five years for the B Shares' distribution services fee and maintenance fee to exceed the initial sales charge. An investor in Adjustable U.S. Government Reserve Fund subject to the 1.50% initial sales charge who elects to reinvest all dividends and distributions would have to hold the shareholder's investment approximately two years for the B Shares' distribution services fee and maintenance fee to exceed the page 23 of 35
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initial sales charge. The foregoing examples do not take into account the time value of money, fluctuations in net asset value or the effects of different performance assumptions.


A Shares

The public offering price of A Shares is their next-determined net asset value plus an initial sales charge assessed as follows (no sales charge is assessed on the reinvestment of dividends or distributions):

Adjustable U.S. Government Reserve Fund
               Broker-Dealers'
               Reallowance
                        Sales Charge As a         As a
                          Percentage of      Percentage of
Amount of Purchase        Offering Price    Net Asset Value*    Offering Price
Less than $50,000              1.50%              1.52%              1.35%
$50,000 to $99,999             1.00               1.01               0.90
$100,000 to $499,000           0.75               0.76               0.70
$500,000 to $999,000           0.50               0.50               0.45
$1,000,000 and over            None               None               None

*    Rounded to the nearest one-hundredth percent

Government Income Fund, Income Fund and Total Return Bond Fund
               Broker-Dealers'
               Reallowance
                        Sales Charge As a         As a
                          Percentage of      Percentage of
Amount of Purchase        Offering Price    Net Asset Value*    Offering Price
Less than $50,000              3.75%              3.90%              3.40%
$50,000 to $99,999             3.25               3.36               2.95
$100,000 to $499,000           2.25               2.30               2.05
$500,000 to $999,000           1.75               1.78               1.60
$1,000,000 and over            None               None               None

*    Rounded to the nearest one-hundredth percent

Forum may pay a broker-dealers' reallowance to selected broker-dealers purchasing shares as principal or agent, which may include banks, bank affiliates and Processing Organizations. Normally, Forum will reallow discounts to selected broker-dealers in the amounts indicated in the table above. In addition, Forum may elect to reallow the entire sales charge to selected broker-dealers for all sales with respect to which orders are placed with Forum. The broker-dealers' reallowance may be changed from time to time. Forum may make additional payments (out of its own resources) to selected broker-dealers of up to 0.75% (0.50% in the case of Adjustable U.S. Government Reserve Fund) of the value of Fund shares purchased at net asset value.

No sales charge is assessed on purchases by: (a) any bank, trust company or other institution acting on behalf of its fiduciary customer accounts or any other account maintained by its trust department (including a pension, profit sharing or other employee benefit trust created pursuant to a plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended) and (b) trustees and officers of the Trust; directors, officers and full-time employees of Forum, of Norwest Corporation or of any of their affiliates; the spouse, direct ancestor or direct descendant (collectively, "relatives") of any such person; any trust or individual retirement account or self-employed retirement plan for the benefit of any such person or relative; or the estate of any such person or relative. These shares may not be resold except to the Funds and share purchases under clause (b) must be made for investment purposes.


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In addition, no sales charge is assessed on purchases (a) by any registered investment adviser with whom Forum has entered into a Share purchase agreement and which is acting on behalf of its fiduciary customer accounts, or (b) of A Shares of a Fund made through the Directed Dividend Option from a fund that charges a front-end sales charge. See "Dividends and Tax Matters."

Reinstatement Privilege. An investor who has redeemed A Shares of a Fund may, within 60 days following the redemption, purchase without a sales charge A Shares in an amount up to the amount of the redemption. Investors who desire to exercise this "Reinstatement Privilege" should contact the Trust for further information.

Investors in Other Fund Families. No sales charge is assessed on purchases of A Shares of a Fund with the proceeds of a redemption at net asset value, within the preceding 60 days, of shares of a mutual fund that does not impose on the redeemed shares at the time of their purchase a sales charge equal to or greater than that applicable to the A Shares of that Fund. Investors should contact the Trust for further information and to obtain the necessary forms.

Reduced Initial Sales Charges. To qualify for a reduced sales charge, an investor or the investor's Processing Organization must notify the Transfer Agent at the time of purchase of the investor's intention to qualify and must provide the Transfer Agent with sufficient information to verify that the purchase qualifies for the reduced sales charge. Reduced sales charges may be modified or terminated at any time and are subject to confirmation of an investor's holdings. Further information about reduced sales charges is contained in the SAI.

Self-Directed 401(k) Programs. Purchases of A Shares of a Fund through self-directed 401(k) programs and other qualified retirement plans offered by Norwest, Forum or their affiliates in accumulated amounts of less than $100,000 are subject to a reduced sales charge applicable to a single purchase of $100,000.

Cumulative Quantity Discount (Right of Accumulation). An investor's purchase of additional A Shares of a Fund may qualify for rights of accumulation ("ROA") under which the applicable sales charge will be based on the total of the investor's current purchase and the net asset value (at the end of the previous Fund Business Day) of all A Shares of that Fund held by the investor. For example, if an investor in Government Income Fund, Income Fund or Total Return Bond Fund owned A Shares of the Fund worth $500,000 at the then current net asset value and purchased A Shares of that Fund worth an additional $50,000, the sales charge for the $50,000 purchase would be at the 1.75% rate applicable to a $550,000 purchase, rather than at the 3.25% rate applicable to a $50,000 purchase.

In addition, an investor in a Fund that has previously purchased A Shares of any other fund of the Trust that is sold with a sales charge equal to or greater than the sales charge imposed on the A Shares of the Fund ("Eligible Fund") may also qualify for ROA and may aggregate existing investments in A Shares of Eligible Funds with current purchases of A Shares of the Fund to determine the applicable sales charge. In addition, purchases of A Shares of a Fund by an investor and the investor's spouse, direct ancestor or direct descendant may be combined for purposes of ROA.

Statement of Intention. A Shares investors may also obtain reduced sales charges based on cumulative purchases by means of a written Statement of Intention, expressing the investor's intention to invest $50,000 or more in A Shares of a Fund within a period of 13 months. Each purchase of shares under a Statement of Intention will be made at net asset value plus the sales charge applicable at the time of the purchase to a single transaction of the dollar amount indicated in the Statement.

Investors wishing to enter into a Statement of Intention in conjunction with their initial investment in shares of a Fund should complete the appropriate portion to the account application form. Current Fund shareholders can obtain a Statement of Intention form by contacting the Transfer Agent.

Contingent Deferred Sales Charge. A Shares of a Fund on which no initial sales charge was assessed due to the amount purchased in a single transaction or pursuant to the Cumulative Quantity Discount or a Statement of Intention and that are redeemed (including certain redemptions in connection with an exchange) within specified periods after the purchase date of the shares will be subject to contingent deferred sales charges equal to the page 25 or 35
percentages set forth below of the dollar amount subject to the charge. The charge will be assessed on an amount equal to the lesser of the cost of the shares being redeemed and their net asset value at the time of redemption. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from the reinvestment of dividends and distributions.

Adjustable U.S. Government Reserve Fund
          Contingent Deferred Sales
          Charge as a % of Dollar
Amount of Purchase            Period Shares Held    Amount Subject to Charge
$1,000,000 to $4,999,999      Less than one year             0.50%
                              One to two years               0.25%
Over $5,000,000               Less than one year             0.25%

Government Income Fund, Income Fund and Total Return Bond Fund
          Contingent Deferred Sales
          Charge as a % of Dollar
Amount of Purchase            Period Shares Held    Amount Subject to Charge
$1,000,000 to $2,499,999      Less than one year             0.75%
                              One to two years               0.50%
$2,500,000 to $4,999,999      Less than one year             0.50%
Over $5,000,000               Less than one year             0.25%

No contingent deferred sales charge is charged on redemptions to the same extent as described under "B Shares - Contingent Deferred Sales Charge" below. The contingent deferred sales charge on shares purchased through an exchange from another fund of the Trust is based upon the original purchase date and price of the other fund's shares. For A shareholders with a Statement of Intention that do not purchase $1,000,000 of a Fund's A Shares pursuant to their Statement, no contingent deferred sales charge is imposed. The Statement of Intention provides for a contingent deferred sales charge in certain other cases. Further information about the contingent deferred sales charge is contained in the SAI.


B Shares

Distribution Plan. B Shares are sold at their net asset value per share without the imposition of a sales charge at the time of purchase. With respect to B Shares, each Fund has adopted a distribution plan pursuant to Rule 12b-1 (the "Plan") under the 1940 Act providing for distribution payments, at an annual rate of up to 0.75% of the average daily net assets of the Fund attributable to B Shares (the "distribution services fee"), by each Fund to Forum, to compensate Forum for its distribution activities. The distribution payments due to Forum from each Fund comprise (i) sales commissions at levels set from time to time by the Board ("sales commissions") and (ii) an interest fee calculated by applying the rate of 1% over the prime rate to the outstanding balance of uncovered distribution charges (as described below). The current sales commission rate is 3% (1.5% in the case of Adjustable U.S. Government Reserve Fund) and Forum currently expects to pay sales commissions to each broker-dealer at the time of sale of up to 3% (1.5% in the case of Adjustable U.S. Government Reserve Fund) of the purchase price of B Shares of each Fund sold by the broker-dealer.

Under the distribution services agreement between Forum and the Trust, Forum will receive, in addition to the distribution services fee, all contingent deferred sales charges due upon redemptions of B Shares. The combined contingent deferred sales charge and distribution services fee on B Shares are intended to finance the distribution of those shares by permitting an investor to purchase shares through broker-dealers without the assessment of an initial sales charge and, at the same time, permitting Forum to compensate broker-dealers in connection with the sales of the shares. Proceeds from the contingent deferred sales charge with respect to a Fund are paid to Forum to defray the expenses related to providing distribution-related services in connection with the sales of B Shares, such as the payment of compensation to broker-dealers selling B Shares. Forum may spend the distribution services fees it receives as it deems appropriate on any activities primarily intended to result in the sale of those shares.

Under the Plan, a Fund will make distribution services fee payments to Forum only for periods during which there are outstanding uncovered distribution charges attributable to that Fund. Uncovered distribution charges are equivalent to all sales commissions previously due (plus interest), less amounts received pursuant to the Plan and all contingent deferred sales charges previously paid to Forum. At May 31, 1995, unrecovered distribution expenses for Adjustable U.S. Government Reserve Fund, Government Income Fund, Income Fund and Total Return Bond Fund were $6,576, $283,839, $84,881 and $20,863, respectively, or approximately 1.62%, 2.66%, 2..58%, and 2.27% of each respective Fund's net assets attributable to B Shares as of the same date.

The amount of distribution services fees and contingent deferred sales charge payments received by Forum with respect to a Fund is not related directly to the amount of expenses incurred by Forum in connection with providing distribution services to the B Shares and may be higher or lower than those expenses. Forum may be considered to have realized a profit under the Plan if, at any time, the aggregate amounts of all distribution services fees and contingent deferred sales charge payments previously made to Forum exceed the total expenses incurred by Forum in distributing B Shares.

Pursuant to the Plan, each Fund has agreed also to pay Forum a maintenance fee in an amount equal to 0.25% of the average daily net assets of the Fund attributable to the B Shares for providing personal services to shareholder accounts. The maintenance fee may be paid by Forum to broker-dealers in an amount not to exceed 0.25% of the value of B Shares held by the customers of the broker-dealers. The distribution services fee and the maintenance fee are each accrued daily and paid monthly and will cause a Fund's B Shares to have a higher expense ratio and to pay lower dividends than A Shares of that Fund. Notwithstanding the discontinuation of distribution services fees with respect to a Fund, the Fund may continue to pay maintenance fees.

A Fund does not accrue future distribution services fees as a liability of the Fund with respect to the B Shares or reduce the Fund's current net assets in respect of distribution services fees which may become payable under the Plan in the future.

In the event that the Plan is terminated or not continued with respect to a Fund, the Fund will continue to pay distribution services fees to Forum (but only with respect to sales that occurred prior to the termination or discontinuance of the Plan) until the earlier of (a) four years after the date of termination or discontinuance or (b) such time as there exist no uncovered distribution charges attributable to that Fund under the Plan. In deciding whether to purchase B Shares of a Fund, investors should consider that payments of distribution services fees could continue until such time as there are no uncovered distribution charges under the Plan attributable to that Fund. In approving the Plan, the Board determined that there was a reasonable likelihood that the Plan would benefit each Fund and its B shareholders.

Periods with a high level of sales of B Shares of a Fund accompanied by a low level of redemptions of those shares that are subject to contingent deferred sales charges will tend to increase uncovered distribution charges. Conversely, periods with a low level of sales of B Shares of a Fund accompanied by a high level of redemptions of those shares that are subject to contingent deferred sales charges will tend to reduce uncovered distribution charges. A high level of sales of B Shares during the first few years of operations, coupled with the limitation on the amount of distribution services fees payable by a Fund with respect to B Shares during any fiscal year, would cause a large portion of the distribution services fees attributable to a sale of the B Shares to be accrued and paid by the Fund to Forum with respect to those shares in fiscal years subsequent to the years in which those shares were sold. The payment delay would in turn result in the incurrence and payment of increased interest fees under the Plan.

Contingent Deferred Sales Charge. B Shares of a Fund which are redeemed within four years of purchase (two years of purchase in the case of the Adjustable U.S. Government Reserve Fund) will be subject to contingent deferred sales charges equal to the percentages set forth below of the dollar amount subject to the charge. The amount of the contingent deferred sales charge, if any, will vary depending on the number of years between the payment for the purchase of B Shares of a Fund and their redemption.

The contingent deferred sales charge will be assessed on an amount equal to the lesser of the cost of the shares being redeemed and their net asset value at the time of redemption. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from the reinvestment of dividends and distributions.

Contingent Deferred Sales Charge as a % of Dollar Amount Subject to Charge
                           Adjustable          Government Income Fund,
                         U.S. Government           Income Fund and
Year Since Purchase       Reserve Fund         Total Return Bond Fund
First                          1.5%                      3.0%
Second                         0.75%                     2.0%
Third                          None                      2.0%
Fourth                         None                      1.0%
Fifth                          None                      None
Sixth                          None                      None

Redemptions of shares will be effected in the manner that results in the imposition of the lowest deferred sales charge. Redemptions with respect to a shareholder's investment in a Fund will automatically be made first from any A Shares in the Fund, second from B Shares of the Fund acquired pursuant to reinvestment of dividends and distributions, third from B Shares of the Fund held for over four years (two years in the case of the Adjustable U.S. Government Reserve Fund), and fourth from the longest outstanding B Shares of the Fund held for less than four years (two years in the case of the Adjustable U.S. Government Reserve Fund).

No contingent deferred sales charge is imposed on (i) redemptions of shares acquired through the reinvestment of dividends and distributions, (ii) involuntary redemptions by a Fund of shareholder accounts with low account balances, (iii) redemptions of shares following the death or disability of a shareholder if the Fund is notified within one year of the shareholder's death or disability and (iv) redemptions to effect a distribution (other than a lump sum distribution) from an IRA, Keogh plan or Section 403(b) custodial account or from a qualified retirement plan. See the SAI for further information.

Conversion Feature. After six years (four years in the case of Adjustable U.S. Government Reserve Fund) from the end of the calendar month in which the shareholder's purchase order for B shares was accepted, the Shares will automatically convert to A Shares of that Fund. The conversion will be on the basis of the relative net asset values of the Shares, without the imposition of any sales load, fee or other charge. For purposes of conversion, B Shares of a Fund purchased by a shareholder through the reinvestment of dividends and distributions will be considered to be held in a separate sub-account. Each time any B Shares in the shareholder's account (other than those in the sub-account) convert, an equal pro rata portion of those shares in the sub-account will also convert. The conversion of B Shares to A Shares is subject to the continuing availability of certain opinions of counsel and the conversion of a Fund's B Shares to A Shares may be suspended if such an opinion is no longer available at the time the conversion is to occur. In that event, no further conversions of the Fund's B Shares would occur, and shares might continue to be subject to a distribution services and maintenance fee for an indefinite period.




6.   How to Sell Shares

General Information

Fund Shares may be sold (redeemed) at their net asset value on any Fund Business Day subject to a contingent deferred sales charge imposed, in the case of A Shares, on some redemptions made within two years of purchase and, in the case of B Shares, on most redemptions made within four years of purchase (two in the case of Adjustable U.S. Government Reserve Fund). There is no minimum period of investment and no restriction on the frequency of redemptions.


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Fund shares are redeemed as of the next determination of the Fund's net asset value following acceptance by the Transfer Agent of the redemption order in proper form (and any supporting documentation which the Transfer Agent may require). Redeemed shares are not entitled to receive dividends declared after the day the redemption becomes effective.

Normally, redemption proceeds are paid immediately, but in no event later than seven days following acceptance of a redemption order. Proceeds of redemption requests (and exchanges), however, will not be paid unless any check to purchase the shares being redeemed has been cleared by the shareholder's bank, which may take up to 15 days. This delay may be avoided by paying for shares through wire transfers. Unless otherwise indicated, redemption proceeds normally are paid by check mailed to the shareholder's record address. The right of redemption may not be suspended nor the payment dates postponed for more than seven days after the tender of the shares to a Fund except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings, for any period during which an emergency exists as a result of which disposal by the Fund of its portfolio securities or determination by the Fund of the value of its net assets is not reasonably practicable and for such other periods as the SEC may permit.


Redemption Procedures

Shareholders who have invested directly in a Fund may redeem their Shares as described below. Shareholders who have invested through a Processing Organization may redeem their shares through the Processing Organization as described above. Shareholders who wish to redeem shares by telephone or receive redemption proceeds by bank wire must elect these options by properly completing the appropriate sections of their account application form. These privileges may not be available until several weeks after a shareholder's application is received. Shares for which certificates have been issued may not be redeemed by telephone.

1. By Mail. Shareholders may redeem shares by sending a written request to the Transfer Agent accompanied by any share certificate that may have been issued to the shareholder to evidence the shares being redeemed. All written requests for redemption must be signed by the shareholder with signature guaranteed, and all certificates submitted for redemption must be endorsed by the shareholder with signature guaranteed. See "How to Sell Shares - Other Redemption Matters."

2. By Telephone. A shareholder who has elected telephone redemption privileges may make a telephone redemption request by calling the Transfer Agent at 800-338-1348 or 612-667-8833 and providing the shareholder's account number, the exact name in which his shares are registered and the shareholder's social security or taxpayer identification number. In response to the telephone redemption instruction, the Trust will mail a check to the shareholder's record address or, if the shareholder has elected wire redemption privileges, wire the proceeds. See "How to Sell Shares - Other Redemption Matters."

3. By Bank Wire. For redemptions of more than $5,000, a shareholder who has elected wire redemption privileges may request a Fund to transmit the redemption proceeds by Federal funds wire to a bank account designated in writing by the shareholder. To request bank wire redemptions by telephone, the shareholder also must have elected the telephone redemption privilege. Redemption proceeds are transmitted by wire on the day after a redemption request in proper form is received by the Transfer Agent.


Other Redemption Matters

Signature Guarantee. A signature guarantee is required for the following: any endorsement on a share certificate and for instructions to change a shareholder's record name or address, designated bank account for wire redemptions, Automatic Investment or Withdrawal Plan, dividend election, telephone redemption or exchange option election or any other option election in connection with the shareholder's account. Signature guarantees may be provided by any bank, broker-dealer, national securities exchange, credit union, savings association or other


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eligible institution that is authorized to guarantee signatures, and is acceptable to the Transfer Agent. Whenever a signature guarantee is required, the signature of each person required to sign for the account must be guaranteed.

Shareholders who wish to accomplish redemptions or exchanges by telephone must elect those privileges. The Trust will employ reasonable procedures in order to verify that telephone requests are genuine, including recording telephone instructions and causing written confirmations of the resulting transactions to be sent to shareholders. If the Trust did not employ such procedures, it could be liable for losses arising from unauthorized or fraudulent telephone instructions. Shareholders should verify the accuracy of telephone instructions immediately upon receipt of confirmation statements. During times of drastic economic or market changes, telephone redemption and exchange privileges may be difficult to implement. In the event that a shareholder is unable to reach the Transfer Agent by telephone, requests may be mailed or hand-delivered to the Transfer Agent.

Due to the cost to the Trust of maintaining smaller accounts, the Trust reserves the right to redeem, upon not less than 60 days' written notice, all shares in any Fund account whose aggregate net asset value is less than $1,000 ($5,000 in the case of Adjustable U.S. Government Reserve Fund) immediately following any redemption.




7.   Other Shareholder Services

Exchanges

Shareholders of A Shares and B Shares may exchange their shares for A Shares and B Shares, respectively, of the other funds of the Trust that offer those shares. As of the date of this Prospectus, the funds of the Trust that offer A Shares and B Shares, which are offered through separate prospectuses, are Tax-Free Income Fund, Colorado Tax-Free Fund, Minnesota Tax-Free Fund, Income Stock Fund, ValuGrowthSM Stock Fund, Small Company Stock Fund, Contrarian Stock Fund and International Fund. It is anticipated that the Trust may in the future create additional funds that will offer Shares which will be exchangeable with the Funds' Shares. In addition, A Shares may be exchanged for Investor Shares of Ready Cash Investment Fund and Municipal Money Market Fund of the Trust. B Shares may be exchanged for Exchange Shares of Ready Cash Investment Fund. Prospectuses for the shares of the funds listed above, as well as a current list of the funds of the Trust that offer shares exchangeable with the Shares of the Funds, can be obtained through Forum by contacting the Transfer Agent.

The Funds do not charge for exchanges, and there is currently no limit on the number of exchanges a shareholder may make. The Funds reserve the right, however, to limit excessive exchanges by any shareholder. Exchanges are subject to the fees (other than contingent deferred sales charges) charged by, and the limitations (including minimum investment restrictions) of, the fund into which a shareholder is exchanging.

Exchanges may only be made between identically registered accounts or to open a new account. A new account application is required to open a new account through an exchange if the new account will not have an identical registration and the same shareholder privileges as the account from which the exchange is being made. Shareholders may only exchange into a fund if that fund's shares may legally be sold in the shareholder's state of residence.

The Funds and Federal tax law treat an exchange as a redemption and a purchase. Accordingly, a shareholder may realize a capital gain or loss depending on whether the value of the shares redeemed is more or less than the shareholder's basis in the shares at the time of the exchange transaction. Exchange procedures may be amended materially or terminated by the Trust at any time upon 60 days' notice to shareholders. See "Additional Purchase and Redemption Information" in the SAI.

Sales Charges. The exchange of A Shares may result in additional sales charges. If an exchange of A Shares is made into a fund that imposes an initial sales charge, the shareholder is required to pay an amount equal to any excess of that fund's initial sales charge attributable to the number of shares being acquired in the exchange over any


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initial sales charge paid by the shareholder for the shares being exchanged. For example, if a shareholder paid a 2% initial sales charge in connection with a purchase of shares and then exchanged those shares into A Shares of another fund with a 3% initial sales charge, the shareholder would pay an additional 1% sales charge on the exchange. A Shares acquired through the reinvestment of dividends or distributions are deemed to have been acquired with a sales charge rate equal to that applicable to the shares on which the dividends or distributions were paid.

Shares of a Fund ("Original Shares") may be exchanged without the payment of any contingent deferred sales charge. A and B Shares acquired as a result of such exchange ("New Shares") and subsequently redeemed will nonetheless be subject to the contingent deferred sales charge applicable to the Original Shares as if those shares were being redeemed at that time. For purposes of computing both the contingent deferred sales charge payable upon redemption of the New Shares and, in the case of B Shares, the time remaining before the New B Shares convert to A Shares of that Fund, the deferred sales charge and the time remaining applicable to the Original Shares will apply to the New Shares rather than the deferred sales charge and time remaining that would otherwise apply. The deferred sales charge and time remaining applicable to Shares first purchased by a shareholder will apply to New Shares resulting from both an initial and any subsequent exchanges.

1. Exchanges By Mail. Exchanges may be made by sending a written request to the Transfer Agent accompanied by any share certificates for the shares to be exchanged. All written requests for exchanges must be signed by the shareholder, and all certificates submitted for exchange must be endorsed by the shareholder with signature guaranteed. See "How to Sell Shares - Other Redemption Matters."

2. Exchanges By Telephone. A shareholder who has elected telephone exchange privileges may make a telephone exchange request by calling the Transfer Agent at 800-338-1348 or 612-667-8833 and providing the shareholder's account number, the exact name in which the shareholder's shares are registered and the shareholder's social security or taxpayer identification number. See "How to Sell Shares - Other Redemption Matters."


Automatic Investment Plan

Under the Funds' Automatic Investment Plan, shareholders may authorize monthly amounts of $50 or more to be withdrawn automatically from the shareholder's designated bank account (other than passbook savings) and sent to the Transfer Agent for investment in either A or B Shares of a Fund. Shareholders wishing to use this plan must complete an application which may be obtained by writing or calling the Transfer Agent. The Trust may modify or terminate the automatic investment plan with respect to any shareholder in the event that the Trust is unable to settle any transaction with the shareholder's bank. If the Automatic Investment Plan is terminated before the shareholder's account totals $1,000, the Trust reserves the right to close the account in accordance with the procedures described under "How to Sell Sharess - Other Redemption Matters."


Individual Retirement Accounts

The Funds may be a suitable investment vehicle for part or all of the assets held in individual retirement accounts ("IRAs"). An IRA account application form may be obtained by contacting the Trust at 800-338-1348 or 612-667-8833. Individuals may make tax-deductible IRA contributions of up to a maximum of $2,000 annually. However, the deduction will be reduced if the individual or, in the case of a married individual filing jointly, either the individual or the individual's spouse is an active participant in an employer-sponsored retirement plan and has adjusted gross income above certain levels.


Automatic Withdrawal Plan

A shareholder whose Shares in a single account total $1,000 or more may establish a withdrawal plan to provide for the preauthorized payment from the shareholder's account of $250 or more on a monthly, quarterly, semi-annual or page 31 or 35
annual basis. Under the withdrawal plan, sufficient shares in the shareholder's account are redeemed to provide the amount of the periodic payment and any taxable gain or loss is recognized by the shareholder upon redemption of the shares. Shareholders wishing to utilize the withdrawal plan may do so by completing an application which may be obtained by writing or calling the Transfer Agent. The Trust may suspend a shareholder's withdrawal plan without notice if the account contains insufficient funds to effect a withdrawal or if the account balance is less than $1,000 at any time.


Reopening Accounts

A shareholder may reopen an account, without filing a new account application form, at any time within one year after the shareholder's account is closed, provided that the information on the account application form on file with the Trust is still applicable.




8.   Dividends and Tax Matters

Dividends

Dividends of the Funds' net investment income are declared and paid monthly. Distributions of net capital gain, if any, realized by a Fund are distributed annually. Dividends paid by a Fund with respect to each class of shares of the Fund will be calculated in the same manner at the same time on the same day. The per share dividends on a Fund's B Shares will be lower than the per share dividends on A Shares as a result of the distribution services fees and maintenance fees applicable to B Shares.

Shareholders may choose to have dividends and distributions of a Fund reinvested in shares of that Fund (the "Reinvestment Option"), to receive dividends and distributions in cash (the "Cash Option") or to direct dividends and distributions to be reinvested in shares of another fund of the Trust (the "Directed Dividend Option"). All dividends and distributions are treated in the same manner for Federal income tax purposes whether received in cash or reinvested in shares of a fund.

Under the Reinvestment Option, all dividends and distributions of a Fund are automatically invested in additional shares of that Fund. All dividends and distributions are reinvested at a Fund's net asset value as of the payment date of the dividend or distribution. Shareholders are assigned this option unless one of the other two options is selected. Under the Cash Option, all dividends and distributions are paid to the shareholder in cash. Under the Directed Dividend Option, shareholders of a Fund whose shares in a single account of that Fund total $10,000 or more may elect to have all dividends and distributions reinvested in shares of another fund of the Trust, provided that those shares are eligible for sale in the shareholder's state of residence. For further information concerning the Directed Dividend Option, shareholders should contact the Transfer Agent.


Taxes

Each Fund intends to continue to qualify for each fiscal year to be taxed as a "regulated investment company" under the Internal Revenue Code of 1986 (the "Code"). As such, the Funds will not be liable for Federal income and excise taxes on the net investment income and capital gain distributed to their shareholders. Because each Fund intends to distribute all of its net investment income and net capital gain each year, each Fund should thereby avoid all Federal income and excise taxes.

Dividends paid by a Fund out of its net investment income (including realized net short-term capital gain) are taxable to shareholders of the Fund as ordinary income notwithstanding that the dividends are reinvested in additional shares of the Fund.

Distributions of net long-term capital gain, if any, realized by a Fund are taxable to shareholders of the Fund as long-term capital gain, regardless of the length of time the shareholder may have held shares in the Fund at the time of distribution. If a shareholder holds shares for six months or less and during that period receives a distribution taxable to the shareholder as long-term capital gain, any loss realized on the sale of the shares during that six-month period would be a long-term capital loss to the extent of the distribution. Any distribution of capital gain received by a shareholder on shares of a Fund will have the effect of reducing the net asset value of the shares by the amount of the distribution. Furthermore, a distribution made shortly after the purchase of shares by a shareholder, although in affect a return of capital to that particular shareholder, would be taxable to the shareholder as described above.

Each Fund is required by Federal law to withhold 31% of reportable payments (which may include dividends, capital gain distributions and redemptions) paid to a shareholder who fails to provide the Fund with a correct taxpayer identification number or to make required certifications, or who is subject to backup withholding.

Reports containing appropriate information with respect to the Federal income tax status of dividends and distributions paid during the year by each Fund will be mailed to shareholders shortly after the close of each year.




9.   Other Information

Banking Law Matters

Federal banking laws and regulations generally permit a bank or bank affiliate to act as investment adviser, transfer agent, and custodian to an investment company and to purchase shares of the investment company as agent for and upon the order of a customer and, in connection therewith, to retain a sales charge or similar payment. Counsel to the Trust believes that Norwest and any other bank or bank affiliate that may serve as a Processing Organization or perform sub-transfer agent or similar services or purchase shares as agent for its customers may perform the services described in this Prospectus for the Trust and its shareholders without violating applicable Federal banking laws or regulations.

Federal or state statutes or regulations and judicial or administrative decisions or interpretations relating to the activities of banks and their affiliates, however, could prevent a bank or bank affiliate from continuing to perform all or a part of the activities contemplated by this Prospectus. If a bank or bank affiliate were prohibited from so acting, changes in the operation of the Trust could occur and a shareholder serviced by a bank or bank affiliate may no longer be able to avail itself of those services. It is not expected that shareholders would suffer any adverse financial consequences as a result of any of these occurrences.


Determination of Net Asset Value

The Trust determines the net asset value per share of each Fund as of 4:00 P.M., Eastern time, on each Fund Business Day by dividing the value of the Fund's net assets (i.e., the value of its securities and other assets less its liabilities) by the number of shares outstanding at the time the determination is made. Securities owned by a Fund for which market quotations are readily available are valued at current market value or, in their absence, at fair value as determined by the Board. The Trust does not determine net asset value on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

The per share net asset values of each class of shares of a Fund are expected to be substantially the same. Under certain circumstances, however, the per share net asset value of each class may vary.

Performance Information

A Fund's performance may be quoted in advertising in terms of yield or total return. All performance information is based on historical results and is not intended to indicate future performance. A Fund's yield is a way of showing the rate of income the Fund earns on its investments as a percentage of the Fund's share price. To calculate standardized yield, a Fund takes the interest income it earned from its investments for a 30-day period (net of expenses), divides it by the average number of shares entitled to receive dividends, and expresses the result as an annualized percentage rate based on the Fund's share price at the end of the 30-day period. A Fund's total return shows its overall change in value, including changes in share price and assuming all the Fund's dividends and distributions are reinvested. A cumulative total return reflects a Fund's performance over a stated period of time. An average annual total return reflects the hypothetical annually compounded return that would have produced the same cumulative total return if the Fund's performance had been constant over the entire period. Because average annual returns tend to smooth out variations in the Funds' returns, shareholders should recognize that they are not the same as actual year-by-year results. To illustrate the components of overall performance, a Fund may separate its cumulative and average annual returns into income results and capital gain or loss. Published yield quotations are, and total return figures may be, based on amounts actually invested in a Fund net of sales loads that may be paid by an investor. A computation of yield or total return that does not take into account the sales load paid by an investor will be higher than a computation based on the public offering price of shares purchased that take into account payment of the sales load.

The Funds' advertisements may reference ratings and rankings among similar mutual funds by independent evaluators such as Morningstar, Inc., Lipper Analytical Services, Inc. and IBC/Donoghue, Inc. In addition, the performance of the Funds may be compared to recognized indices of market performance. The comparative material found in the Funds' advertisements, sales literature or reports to shareholders may contain performance ratings. This material is not to be considered representative or indicative of future performance. All performance information for a Fund is calculated on a class basis.


The Trust and Its Shares

The Trust was originally organized under the name "Prime Value Funds, Inc." as a Maryland corporation on August 29, 1986, and on July 30, 1993, was reorganized as a Delaware business trust. The Trust has an unlimited number of authorized shares of beneficial interest. The Board may, without shareholder approval, divide the authorized shares into an unlimited number of separate portfolios or series (such as the Funds) and may divide portfolios or series into classes of shares (such as A and B Shares), and the costs of doing so will be borne by the Trust. Currently the authorized shares of the Trust are divided into thirty-one separate series.

Other Classes of Shares. In addition to the Shares, each Fund may create and issue shares of other classes of securities. Each Fund currently offers three classes of shares: A Shares; B Shares; and I Shares. I Shares are offered to fiduciary, agency and custodial clients of bank trust departments, trust companies and their affiliates without any sales charges or distribution service or maintenance fees. Each class of a Fund may have a different expense ratio and different sales charges (including distribution fees) and each class' performance will be affected by its expenses and sales charges. For more information on any other class of shares of the Funds investors may contact the Transfer Agent at 612-667-8833 or 800-338-1348. Investors may also contact their Norwest sales representative or the Funds' distributor to obtain information about the other classes. Sales personnel of broker-dealers and other financial institutions selling the Fund's shares may receive differing compensation for selling A, B and I Shares of the Funds.

Shareholder Voting and Other Rights. Each share of each fund of the Trust and each class of shares has equal dividend, distribution, liquidation and voting rights, and fractional shares have those rights proportionately, except that expenses related to the distribution of the shares of each class (and certain other expenses such as transfer agency and administration expenses) are borne solely by those shares and each class votes separately with respect to the provisions of any Rule 12b-1 plan which pertain to the class and other matters for which separate class voting is appropriate under applicable law. Generally, shares will be voted in the aggregate without reference to a particular portfolio or class, except if the matter affects only one portfolio or class or voting by portfolio or class is required by law, in which case shares will be voted separately by portfolio or class, as appropriate. Delaware law does not require the Trust to hold annual meetings of shareholders, and it is anticipated that shareholder meetings will be held only when specifically required by Federal or state law. Shareholders have available certain procedures for the removal of Trustees. There are no conversion or preemptive rights in connection with shares of the Trust. All shares when issued in accordance with the terms of the offering will be fully paid and nonassessable. Shares are redeemable at net asset value, at the option of the shareholders, subject to any contingent deferred sales charge that may apply. A shareholder in a portfolio is entitled to the shareholder's pro rata share of all dividends and distributions arising from that portfolio's assets and, upon redeeming shares, will receive the portion of the portfolio's net assets represented by the redeemed shares.

From time to time, certain shareholders may own a large percentage of the Shares of a Fund. Accordingly, these shareholders may be able to greatly affect (if not determine) the outcome of a shareholder vote.


No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, the Statement of Additional Information and the Funds' official sales literature in connection with the offering of the Funds' shares, and if given or made, such information or representations must not be relied upon as having been authorized by the Trust. This Prospectus does not constitute an offer in any state in which, or to any person to whom, such offer may not lawfully be made.

Prospectus

October 1, 1995

This prospectus offers A Shares and B Shares of Income Stock Fund, ValuGrowthSM Stock Fund, Small Company Stock Fund, Contrarian Stock Fund and International Fund (each a "Fund" and collectively the "Funds"). The Funds are separate diversified equity portfolios of Norwest Advantage Funds (the "Trust"), which is a registered open-end management investment company.

This Prospectus sets forth concisely the information concerning the Trust and the Funds that a prospective investor should know before investing. The Trust has filed with the Securities and Exchange Commission (the "SEC") a Statement of Additional Information ("SAI") dated October 1, 1995, as amended from time to time, which contains more detailed information about the Trust and each of the Funds and is incorporated into this Prospectus by reference. An investor may obtain a copy of the SAI without charge by contacting the Trust's distributor, Forum Financial Services, Inc., at 61 Broadway, New York, New York 10006 or by calling 212-363-3300. Investors should read this Prospectus and retain it for future reference.

International Fund seeks to achieve its investment objective by investing all of its investable assets in International Portfolio (the "Portfolio"), a separate portfolio of a registered open-end management investment company with an identical investment objective. See "Prospectus Summary" and "Other Information
- Core Trust Structure."

NORWEST ADVANTAGE FUNDS IS A FAMILY OF OPEN-END INVESTMENT COMPANIES COMMONLY KNOWN AS MUTUAL FUNDS. THE SHARES OF MUTUAL FUNDS ARE NOT INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FDIC, THE FEDERAL RESERVE SYSTEM OR ANY OTHER GOVERNMENT AGENCY. THE SHARES ALSO ARE NOT OBLIGATIONS, DEPOSITS OR ACCOUNTS OF, OR ENDORSED OR GUARANTEED BY NORWEST BANK MINNESOTA, N.A. OR ANY OTHER BANK OR BANK AFFILIATE.

AN INVESTMENT IN SHARES OF ANY MUTUAL FUND IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




1.   Prospectus Summary

Highlights of the Funds

The following summary is qualified in its entirety by the more detailed information contained in this Prospectus.

Investment Objectives and Policies

Income Stock Fund seeks current income and growth of income and, consistent with those objectives, long-term capital growth. This objective is pursued by investing primarily in equity securities of companies that, in the view of the Fund's investment adviser, offer earnings growth potential while paying current dividends.

ValuGrowth Stock Fund seeks capital appreciation. This objective is pursued by investing in a diversified portfolio of common stock and securities convertible into common stock. The Fund invests primarily in medium- and large-capitalization companies that, in the view of the Fund's investment adviser, possess above average growth prospects and appear to be undervalued.

Small Company Stock Fund seeks long-term capital appreciation. This objective is pursued by investing primarily in the common stock of small-and-medium size domestic companies that have a market capitalization well below that of the average company in the Standard & Poor's 500 Composite Stock Price Index.

Contrarian Stock Fund seeks capital appreciation. This objective is pursued by investing primarily in common stocks for which the Fund's investment adviser believes there is significant potential for price appreciation.

International Fund seeks long-term capital appreciation. This objective is pursued by investing, directly or indirectly, in high quality companies based outside the United States. The Fund currently seeks to achieve its investment objective by investing all of its investable assets in the Portfolio, a series of Core Trust (Delaware) ("Core Trust"), itself a registered open-end management investment company. Accordingly, the investment experience of the Fund will correspond directly with the investment experience of the Portfolio. See "Other Information - Core Trust Structure." The Portfolio has the same investment objective and policies as the Fund.

Investment Advisers
The Funds' investment adviser (the "Adviser") is Norwest Investment Management, a part of Norwest Bank Minnesota, N.A. ("Norwest"). The Adviser provides investment advice to various institutions, pension plans and other accounts and, as of June 30, 1995, managed assets totaling approximately $16 billion. See "Management - Investment Advisory Services." Norwest serves as the Trust's transfer agent, dividend disbursing agent and custodian. See "Management - Shareholder Servicing and Custody."

Small Company Stock Fund. Crestone Capital Management, Inc. ("Crestone"), an investment advisory subsidiary of Norwest, is the investment subadviser of Small Company Stock Fund. Crestone provides investment advice regarding companies with small capitalization to various clients, including institutional investors. See "Management - Investment Advisory Services."

International Fund. As International Fund invests all of its assets in the Portfolio, the Fund does not actively employ the Adviser to manage an investment portfolio. Rather, all investment advisory services are conducted for the Portfolio by Schroder Capital Management International Inc. ("Schroder"), the Portfolio's investment adviser. Schroder, a registered investment adviser under the Investment Advisers Act of 1940, specializes in providing international investment advice to various clients. See "Management - Investment Advisory Services."

Fund Management
The manager of the Trust and distributor of its shares is Forum Financial Services, Inc. ("Forum"), a registered broker-dealer and member of the National Association of Securities Dealers, Inc. Forum also serves as administrator of Core Trust. Norwest provides certain administrative services to International Fund. See "Management - Management and Distribution Services."

Shares of the Funds
Each Fund currently offers three separate classes of shares: A class ("A Shares"), B class ("B Shares") and I class ("I Shares"). A Shares and B Shares are sold through this Prospectus and are collectively referred to as the "Shares."

     A Shares. A Shares are offered at a price equal to their net asset value plus a sales charge imposed at the time of purchase or, in some cases, a contingent deferred sales charge imposed on redemptions made within two years of purchase.

     B Shares. B Shares are offered at a price equal to their net asset value plus a contingent deferred sales charge imposed on most redemptions made within six years of purchase. B Shares pay a distribution services fee at an annual rate of up to 0.75%, and a maintenance fee in an amount equal to 0.25%, of the B Shares' average daily net assets. B Shares automatically convert to A Shares of the same Fund seven years after the end of the calendar month in which the B Shares were originally purchased.

The choice of A Shares or B Shares permits each investor to purchase those shares that the investor believes to be most beneficial given the amount purchased, the length of time the investor expects to hold the shares and other circumstances. A Shares will normally be more beneficial to the investor who qualifies for reduced initial sales charges as described below. See "How to Buy Shares - Alternative Distribution Arrangements."

I Shares are offered by a separate prospectus to fiduciary, agency and custodial clients of bank trust departments, trust companies and their affiliates. Shares of each class of a Fund have identical interests in the investment portfolio of the Fund and, with certain exceptions, have the same rights. See "Other Information - The Trust and Its Shares."

How to Buy and Sell Shares
Shares may be purchased or redeemed by mail, by bank wire and through an investor's broker-dealer or other financial institution. The minimum initial investment in Shares is $1,000. The minimum subsequent investment is $100. See "How to Buy Shares" and "How to Sell Shares."

Exchanges
Shareholders may exchange A Shares and B Shares for A Shares and B Shares, respectively, of certain other funds of the Trust. In addition, A Shares may be exchanged for investor class shares of certain money market funds of the Trust and B Shares may be exchanged for exchange class shares of Ready Cash Investment Fund of the Trust. See "Other Shareholder Services - Exchanges."

Shareholder Features
Each Fund offers an Automatic Investment Plan, Automatic Withdrawal Plan and Directed Dividend Option. Purchases of A Shares may be subject to Rights of Accumulation, Cumulative Quantity Discounts or a Reinstatement Privilege. See "Other Shareholder Services" and "How to Buy Shares - Alternative Distribution Arrangements."

Dividends
Dividends of International Fund's net investment income are declared and paid annually. Dividends of each of the other Fund's net investment income are declared and paid monthly. Each Fund's net capital gain, if any, is distributed annually. All dividends and distributions are reinvested in additional Fund shares unless the shareholder elects to have them paid in cash. See "Dividends and Tax Matters."

Certain Investment Considerations and Risk Factors
There can be no assurance that any Fund will achieve its investment objective, and a Fund's net asset value and total return will fluctuate based upon changes in the value of its portfolio securities. Upon redemption, an investment in a Fund may be worth more or less than its original value.

All investments made by the Funds entail some risk. Certain investments and investment techniques, however, entail additional risks, such as the potential use of leverage by certain Funds through borrowings, securities lending and other investment techniques. See "Investment Objectives and Policies - Additional Investment Policies and Risk Considerations." Small Company Stock Fund's policy of investing in smaller companies and Contrarian Stock Fund's policy of investing in securities that may be out of favor with many institutional investors entail certain risks in addition to those normally associated with investments in equity securities. See "Investment Objectives and Policies - Small Company Stock Fund" and " - Contrarian Stock Fund."

International Fund's policy of investing directly or indirectly in foreign issuers entails certain risks in addition to those normally associated with investments in equity securities. See "Investment Objectives and Policies - International Fund - Foreign Investment Considerations and Risk Factors." By investing solely in the Portfolio, International Fund may achieve certain efficiencies and economies of scale. Nonetheless, this investment could also have potential adverse effects on the Fund. Investors in the Fund should consider these risks, as described under "Other Information - Core Trust Structure."

Expense Information

The purpose of the table below and the table to the right is to assist investors in understanding the expenses that an investor in Shares of a Fund will bear directly or indirectly.

Shareholder Transaction Expenses
(applicable to each Fund)
     A       B
     Shares(1) Shares(2)
Maximum sales charge imposed on purchases (as a percentage of public offering
price)         4.5%      Zero
Maximum deferred sales charge (as a percentage of the lesser of original
purchase price or redemption proceeds)       Zero      4.0%
Exchange Fee        Zero      Zero

Annual Operating Expenses(3)
(as a percentage of average daily net assets after applicable fee waivers and expense reimbursements)


                               Income Stock       ValuGrowth Stock              Small Company       Contrarian Stock International
                              Fund      Fund      Stock Fund          Fund      Fund(4)
                              A         B         A         B         A         B         A         B         A         B
                              Shares    Shares    Shares    Shares    Shares    Shares    Shares    Shares    Shares    Shares
Investment Advisory Fees      0.37%     0.37%     0.80%     0.80%     0.00%     0.00%     0.40%     0.40%     0.45%     0.45%
Rule 12b-1 Fees(5)            None      0.75%     None      0.75%     None      0.61%     None      0.75%     Zero      0.75%
Other Expenses                0.63%     0.63%     0.40%     0.40%     0.53%     0.66%     0.61%     0.63%     1.05%     1.05%
Total Operating Expenses      1.00%     1.75%     1.20%     1.95%     0.53%     1.27%     1.01%     1.78%     1.50%     2.25%

(1) Sales charge waivers and reduced sales charge plans are available for A Shares. If A Shares purchased without an initial sales charge (purchases of $1,000,000 or more) are redeemed within two years after purchase, a contingent deferred sales charge of up to 1.0% will be applied to the redemption. See "How to Buy Shares - Alternative Distribution Arrangements."

(2) The maximum 4.0% contingent deferred sales charge on B Shares applies to redemptions during the first year after purchase; the charge declines thereafter, becoming 3.0% during the second and third years, 2.0% during the fourth and fifth years, 1.0% during the sixth year and reaches zero the following year. See "How to Buy Shares - Alternative Distribution Arrangements."

(3) For a further description of the various expenses associated with the Shares, see "Management." Expenses associated with the I Shares of a Fund differ from those of the Shares listed in the table shown above. The amounts of expenses for Income Stock Fund, ValuGrowth Stock Fund, Small Company Stock Fund, and Contrarian Stock Fund are based on amounts incurred during the Funds' most recent fiscal year ended May 31, 1995. The amounts of expenses for International Fund are based on estimated amounts for the Fund's first fiscal year of operations ending October 31, 1995. Absent waivers, the Investment Advisory Fee for A Shares and B Shares of Income Stock Fund, ValuGrowth Stock Fund and Contrarian Stock Fund would be 0.80% and for A Shares and B Shares of Small Company Stock Fund would be 1.00%.

     With respect to A Shares, absent expense reimbursements and fee waivers (and estimated expense reimbursements and fee waivers in the case of International Fund) the expenses of Income Stock Fund, ValuGrowth Stock Fund, Small Company Stock Fund, Contrarian Stock and International Fund would be:
Other Expenses, 0.71%, 0.63%, 1.32%, 2.16% and 1.10%, respectively; and Total Operating Expenses, 1.51%, 1.43%, 2.32%, 2.96% and 1.55%, respectively. With respect to B Shares, absent expense reimbursements and fee waivers the expenses of Income Stock Fund, ValuGrowth Stock Fund, Small Company Stock Fund, Contrarian Stock Fund and International page 4 of 35

Fund would be: Other Expenses, 1.02%, 0.71%, 1.56%, 3.12% and 1.10%,
respectively; and Total Operating Expenses, 2.82%, 2.51%, 3.56%, 4.92% and 2.55%, respectively. Other Expenses include transfer agency and custodial fees payable to Norwest at a combined annual rate of up to 0.30% of each Fund's average daily net assets attributable to A Shares and B Shares.

(4) The expenses for International Fund as listed above include the Fund's pro rata portion of all operating expenses of the Portfolio, which will be borne indirectly by Fund shareholders. The Trust's Board of Trustees believes that the aggregate per share expenses of International Fund and the Portfolio will be approximately equal to the expenses the Fund would incur if its assets were invested directly in foreign securities. Investment Advisory Fees are those incurred by the Portfolio; as long as its assets are invested in the Portfolio, the Fund pays no investment advisory fees directly.

(5) Absent waivers, the Rule 12b-1 Fees would be 1.00% for B Shares of each Fund. Long-term shareholders of B Shares may pay aggregate sales charges totaling more than the economic equivalent of the maximum front-end sales charges permitted by the Rules of Fair Practice of National Association of Securities Dealers, Inc.


Example
At right is a hypothetical example that indicates the dollar amount of expenses that an investor would pay, assuming a $1,000 investment in a Fund's Shares, a 5% annual return and reinvestment of all dividends and distributions.

The example is based on the expenses listed in the "Annual Operating Expenses" table. The 5% annual return is not predictive of and does not represent the Funds' projected returns; rather, it is required by government regulation. The example assumes deduction of the maximum initial sales charge for A Shares, deduction of the contingent deferred sales charge for B Shares applicable to a redemption at the end of the period and the conversion of B Shares to A Shares at the end of seven years. The example should not be considered a representation of past or future expenses or return. Actual expenses and return may be greater or less than indicated.


Hypothetical Expense Example
                                           1 Year    3 Years   5 Years  10 Years
Income Stock Fund
     A Shares                                55         75        98      162
     B Shares
          Assuming redemption at the end
           of the period                     58         85       115        -
          Assuming no redemption             18         55        95        -
ValuGrowth Stock Fund
     A Shares                                57         81       108      184
     B Shares
          Assuming redemption at the end
           of the period                     60         91       125        -
          Assuming no redemption             20         61       105        -
Small Company Stock Fund
     A Shares                                50         61        73      108
     B Shares
          Assuming redemption at the end
           of the period                     53         70        90        -
          Assuming no redemption             13         40        70        -
Contrarian Stock Fund
     A Shares                                55         76        98      163
     B Shares
          Assuming redemption at the end
           of the period                     58         86       116        -
          Assuming no redemption             18         56        96        -
International Fund
     A Shares                                60         90       123      216
     B Shares

          Assuming redemption at the end
           of the period                     63        100       140        -
          Assuming no redemption             23         70       120        -




2.   Financial Highlights

The following tables provide financial highlights for each Fund. This information represents selected data for a single outstanding A and B Share of each Fund for the periods shown. Information for the years ended May 31, 1994, and May 31, 1995, was audited by KPMG Peat Marwick LLP, independent auditors. The information for prior periods was audited by Deloitte & Touche LLP, independent auditors. Information for International Fund's semi-annual period ended April 30, 1995, is unaudited. The Funds' financial statements for the fiscal year ended May 31, 1995, (except International Fund) and independent auditors' report thereon are contained in the Annual Report of the Funds and are incorporated by reference into the SAI. Further information about each Fund's (other than International Fund's) performance is contained in the Annual Report, which may be obtained from the Trust without charge. International Funds' financial statements for the semi-annual period ended April 30, 1995, are contained in the Semi-Annual Report of International Fund and are incorporated by reference into the SAI. Effective May 31, 1992, ValuGrowth Stock Fund changed its fiscal year end to May 31. Prior thereto, the fiscal year end was November 30.



                                                                      ValuGrowth Stock Fund
                                                  A Shares                                       B Shares
                                                             Six
                                                            Months
                                                             Ended
                                      Year Ended May 31      May 31      Year Ended November 30        Year Ended May 31
                                  1995      1994     1993     1992      1991     1990     1989     1988(a)   1995     1994(a)
Beginning Net Asset Value
  per Share                      $17.17    $17.27   $16.30   $14.48    $11.67   $12.67   $10.03   $10.00    $17.10   $17.12
Net Investment Income              0.17      0.10     0.17     0.09      0.18     0.21     0.18     0.15      0.07     0.07
Net Realized and Unrealized
  Gain (Loss) on Investments       1.66      0.19     1.34     1.83      2.82    (0.55)    2.61     0.03      1.61     0.23
Dividends from Net Investment
  Income                          (0.18)    (0.17)   (0.17)   (0.10)    (0.19)   (0.21)   (0.15)   (0.15)    (0.13)   (0.10)
Distributions from Net Realized
  Gains                               -     (0.22)   (0.37)       -        -      (0.45)       -        -        -    (0.22)
Ending Net Asset Value per Share $18.82    $17.17   $17.27   $16.30    $14.48   $11.67   $12.67   $10.03    $18.65   $17.10
Ratios to Average Net Assets:
          Expenses(b)              1.20%     1.20%    1.20%    1.19%(c)  1.19%    1.20%    1.20%    1.19%(c)  1.95%    1.95%(c)
          Net Investment Income    1.01%     1.06%    1.02%    1.34%(c)  1.57%    1.88%    1.58%    1.84%(c)  0.28%    0.25%(c)
Total Return                      10.72%     1.68%    9.32%   26.46%(c) 25.84%   (2.91%)  28.00%    2.04%(c)  9.88%    2.36%(c)
Portfolio Turnover Rate           63.82%    86.07%   57.34%   29.50%    31.17%   38.67%   65.89%   30.90%    63.82%   86.07%
Net Assets at the End of
  Period (000's omitted)        $12,138   $12,922 $109,669  $68,659    $4,853     $750     $411     $281    $3,569   $2,218

page 6 of 35


(a)     The Fund commenced operations on January 8, 1988 and commenced the offering of B Shares on August 5, 1993.

(b)     During the periods, various fees and expenses were waived and reimbursed, respectively. Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
        Expenses                   1.43%     1.43%    1.42%    1.64%(c)  4.33%   11.73%    8.38%    2.50%(c)  2.51%    2.55%(c)

(c)     Annualized.


                                      Income Stock Fund                 Small Company Stock Fund
                                  A Shares           B Shares          A Shares          B Shares
                                  Year Ended May 31  Year Ended May 31 Year Ended May 31 Year Ended May 31
                                  1995      1994(a)  1995    1994(a)    1995    1994(a)   1995    1994(a)
Beginning Net Asset Value
  per Share                       $9.53    $10.00    $9.51    $9.66     $9.84   $10.00    $9.82   $10.00
Net Investment Income              0.27      0.28     0.21     0.20      0.12     0.07     0.07     0.06
Net Realized and Unrealized
  Gain (Loss) on Investments       1.97     (0.47)    1.96    (0.13)     0.87    (0.15)    0.84    (0.17)
Dividends from Net Investment
  Income                          (0.27)    (0.28)   (0.22)   (0.22)    (0.11)   (0.08)   (0.09)   (0.07)
Distributions from Net Realized
  Gains                           (0.01)        -    (0.01)       -     (0.08)       -    (0.08)       -
Ending Net Asset Value per Share $11.49     $9.53   $11.45    $9.51    $10.64    $9.84   $10.56    $9.82
Ratios to Average Net Assets:
          Expenses(b)              1.00%     0.67%    1.75%    1.65%(c)  0.53%    0.22%(c) 1.27%    0.98%(c)
          Net Investment Income    2.66%     3.15%    2.08%    2.37%(c)  1.14%    1.95%(c) 0.38%    1.27%(c)
Total Return                      23.87%    (1.92%)  23.12%    0.87%(c) 10.19%   (1.98%)(c)9.31%   (2.77%)(c)
Portfolio Turnover Rate            8.93%    57.50%    8.93%   57.50%    68.09%   14.98%   68.09%   14.98%
Net Assets at the End of Period
  (000's omitted)               $14,292   $11,668   $3,115     $802    $1,540     $265     $963     $195
(a)     Income Stock Fund commenced operations on June 1, 1993 and commenced the offering of B Shares on August 4, 1993. Small
Company Stock Fund commenced operations on December 31, 1993.

(b)     During the periods, various fees and expenses were waived and reimbursed, respectively. Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
        Expenses                   1.51%     1.83%    2.82%    2.99%(c)  2.32%    7.22%(c) 3.56%    9.09%(c)

(c)     Annualized.



                            International Fund          Contrarian Stock Fund
                                 A Shares          A Shares               B Shares
                            April 12, 1995 to  Year Ended May 31      Year Ended May 31
                            April 30, 1995(a)  1995      1994(a)      1995        1994(a)
Beginning Net Asset Value
 per Share                       $16.68        $9.71     $10.00       $9.69       $10.00
Net Investment Income              0.01         0.11       0.06        0.07         0.05
Net Realized and Unrealized Gain
  (Loss) on Investments            0.44         1.19      (0.28)       1.16        (0.30)

page 7 of 35


Dividends from Net Investment
  Income                              -        (0.11)     (0.07)      (0.08)       (0.06)
Distributions from Net Realized
  Gains                               -       (0.003)         -      (0.003)           -
Ending Net Asset Value per Share $17.13       $10.90      $9.71      $10.84        $9.69
Ratios to Average Net Assets:
          Expenses(b)              1.62%(c)(d)  1.01%      0.61%(d)    1.78%        1.28%(d)
          Net Investment Income    1.50%(d)     1.05%      1.77%(d)    0.35%        1.14%(d)
Total Return                     (33.32%)(d)   13.52%     (5.35%)(d)  12.78%       (6.05%)(d)
Portfolio Turnover Rate            3.03%       30.32%      2.67%      30.32%        2.67%
Net Assets at the End of Period
  (000's omitted)                   $12         $572       $144        $463          $75

(a)     International Fund, the fiscal year end of which is October 31, commenced operations on November 12, 1994 and commenced to offering of A Shares on April 12, 1995. As of April 30, 1995, International Fund had not yet commenced the offering of B Shares.
Contrarian Stock Fund commenced operations on December 31, 1993.

(b)     During the periods, various fees and expenses were waived and reimbursed, respectively. Had these waivers and reimbursements not occurred, the ratio of expenses to average net assets would have been:
        Expenses                   1.46%(d)     2.96%     10.66%(d)    4.92%       20.87%(d)

(c)     Includes expenses allocated from International Portfolio of Core Trust (Delaware) of 0.80%, net of waivers of 0.08%, and reflects International Fund fee waivers of 0.05%.

(d)     Annualized.


3.   Investment Objectives and Policies

Income Stock Fund

Investment Objective. The investment objective of the Fund is to seek current income and growth of income and, consistent with those objectives, long-term capital growth. The Fund pursues this objective by investing primarily in equity securities of companies that, in the view of the Adviser, offer earnings growth potential while paying current dividends. Over time, continued earnings growth in a company leads to higher dividends and strengthened capital value of the company's stock. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The Fund expects to invest primarily in equity securities paying current dividends although it may purchase securities that are not paying dividends but offer prospects for growth of capital or future income. The Fund may invest in any combination of common stock, securities convertible into common stock, preferred stock and fixed income securities. However, under normal market conditions the Fund's fixed income positions (not including convertible securities) will not exceed 20% of the Fund's total assets.

The Fund seeks to achieve its investment objective by investing in a broadly diversified portfolio which offers above average dividend and earnings growth potential. The Fund's emphasis on current yield and dividend and earnings growth potential is based upon the investment philosophy that long-term performance is based upon both current yield and capital appreciation derived from earnings and dividend growth. Dividend income is generally a significant contributor to the returns available from investing in stocks over the long-term, and the Adviser believes that dividend income is often more consistent as a source of investment return than capital appreciation. Moreover, the price volatility of stocks with relatively higher yields tends to be less than stocks that pay out little dividend income, affording the Fund the potential for greater principal stability. While current yield is an important factor in selecting stocks, the Adviser believes that long-term capital appreciation is generally associated with the stocks of companies whose dividend income and earnings are growing. The Fund, therefore, seeks to identify and purchase stocks with above average earnings and dividend growth potential.

In selecting investments for the Fund, the Adviser will emphasize fundamental analysis of company operating trends, balance sheet developments and industry conditions. Valuation, yield, dividend and earnings growth potential and portfolio diversification will all be factors in purchase decisions. The decision to sell a security will be based upon valuation, deterioration of fundamental investment characteristics or the opportunity to purchase another stock judged to have better fundamental investment characteristics.


ValuGrowth Stock Fund

Investment Objective. The investment objective of the Fund is to seek capital appreciation by investing in a diversified portfolio of common stock and securities convertible into common stock which may be rated or unrated. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The Fund invests primarily in medium- and large-capitalization companies (companies with a market capitalization of greater than $500 million) that, in the view of the Adviser, possess above average growth characteristics and appear to be undervalued. Stock market capitalizations are calculated by multiplying the total number of common shares outstanding by the market price per share of the stock.

The Fund seeks to identify and invest in companies whose earnings and dividends the Adviser believes will grow both faster than inflation and faster than the economy in general and whose growth the Adviser believes has not yet been fully reflected in the market price of the companies' shares. In seeking these investments, the Adviser relies primarily on a company by company analysis (rather than on a broader analysis of industry or economic sector trends) and considers such matters as the quality of a company's management, the existence of a leading or dominant position in a major product line or market, the soundness of the company's financial position, and the maintenance of a relatively high rate of return on invested capital and shareholder's equity. Once companies are identified as possible investments, the Adviser applies a number of valuation measures to determine the relative attractiveness of each company and selects those companies whose shares are most attractively priced.

The Fund may also invest in selected companies that the Adviser regards as "special situations." Special situation companies often have the potential for significant future earnings growth but have not performed well in the recent past. These situations may include management turnarounds, corporate or asset restructurings, or significantly undervalued assets. Such investments are the exception, not the rule, and must satisfy the Adviser's valuation parameters.


Small Company Stock Fund

Investment Objective. The Fund's investment objective is long-term capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The Fund invests primarily in the common stock of small- and medium-size domestic companies which have a market capitalization well below that of the average company in the Standard & Poor's 500 Composite Stock Price Index. Small and medium companies are those whose market capitalization is less than $1 billion at the time of the Fund's purchase, although it is anticipated that investments primarily will be in companies with capitalization of less than $750 million. Market capitalization refers to the total market value of a company's outstanding shares of common stock, calculated by multiplying the market value of the company's shares by the total number of shares outstanding.

In selecting securities for the Fund, the Adviser seeks securities with significant price appreciation potential, and attempts to identify companies that show above average growth, as compared to long-term overall market growth. The companies in which the Fund invests may be in a relatively early stage of development or may produce goods and services which have favorable prospects for growth due to increasing demand or developing markets. Frequently, such companies have a small management group and single product or product line expertise that, in the view of the Adviser, may result in an enhanced entrepreneurial spirit and greater focus which may allow the firms to be successful. The Adviser believes that such companies may develop into significant business enterprises and that an investment in such companies offers a greater opportunity for capital appreciation than an investment in larger more established entities. Small companies frequently retain a large part of their earnings for research, development and investment in capital assets, however, so that the prospects for immediate dividend income are limited.

The securities in which the Fund invests may be listed on a securities exchange, included in the National Association of Securities Dealers Automated Quotation (NASDAQ) National Market System, or traded in the over-the-counter securities market. Equity securities owned by the Fund that are traded in the over-the-counter market or on a regional securities exchange may not be traded every day or in the volume typical of securities trading on a national securities exchange. As a result, disposition by the Fund of a portfolio security, to meet redemption requests by shareholders or otherwise, may require the Fund to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time.

Additional Investment Considerations and Risk Factors. Investments in smaller companies generally involve greater risks than investments in larger companies due to the small size of the issuer and the fact that the issuer may have limited product lines, less access to financial markets and less management depth. In addition, many of the securities of these firms trade less frequently and in lower volumes than securities issued by larger firms. The result is that the short-term price volatility of those small company securities is greater than the price volatility of the securities of larger, more established companies that are widely held. The securities of small companies may also be more sensitive to market changes generally than the securities of large companies.


Contrarian Stock Fund

Investment Objective. The investment objective of the Fund is to seek capital appreciation by investing primarily in common stocks for which the Adviser believes there is significant potential for price appreciation. There can be no assurance that the Fund will achieve its investment objective.

Investment Policies. The basic premise of the Adviser's "Contrarian" investment approach is to purchase stocks whose prices are temporarily depressed, either because they are out-of-favor with, or simply ignored by, the investment community. The Adviser believes that security prices change more than fundamental investment values, as consensus thinking often results in severe undervaluation of securities whose immediate problems are obvious and whose longer term prospects are, therefore, viewed too negatively. This consensus pessimism can create investment opportunity.

The basis of the Adviser's contrarian investment approach is the comparison of the value and the price of a security. The Adviser generally analyzes a security's value in terms of recovery earnings and potential share price over a three-year investment time horizon. Typically, stocks that the Adviser considers for purchase will tend to have significantly depressed prices and relatively low price/book value ratios.

Additional Investment Considerations and Risk Factors. The Fund's policy of investing in securities that may be temporarily out of favor differs from the investment approach followed by many other mutual funds with a similar investment objective. Such mutual funds typically do not invest in securities that have declined sharply in price, are not widely followed, or are issued by companies that may have reported poor earnings or that may have suffered a cyclical downturn in business. The Adviser believes, however, that purchasing securities depressed by temporary factors may provide investment returns superior to those obtained when premium prices are paid for issues currently in favor.


International Fund

The Fund is designed for investors who desire to achieve international diversification of their investments by participating in foreign securities markets. Because international investments generally involve risks in addition to those risks associated with investments in the United States, the Fund should be considered only as a vehicle for international diversification and not as a complete investment program. The following investment objective and policies are those of the Fund and of the Portfolio. As the Fund has the same investment policies as the Portfolio and currently invests all of its assets in the Portfolio, investment policies are discussed with respect to the Portfolio only.

Investment Objective. The investment objective of the Fund is to provide long-term capital appreciation by investing directly or indirectly in high quality companies based outside the United States. The Fund currently pursues its investment objective by investing all of its investable assets in the Portfolio, which has the same investment objective. There can be no assurance that the Fund or the Portfolio will achieve its investment objective.

Investment Policies. Under normal circumstances, the Portfolio will invest substantially all of its assets, but not less than 65% of its net assets, in equity securities of companies domiciled outside the United States. The Portfolio selects its investments on the basis of their potential for capital appreciation without regard to current income. The Portfolio may also invest in the securities of domestic closed-end investment companies investing primarily in foreign securities and may invest in debt obligations of foreign governments or their political subdivisions, agencies or instrumentalities, of supranational organizations and of foreign corporations. The Portfolio's investments will be diversified among securities of issuers in foreign countries including, but not limited to, Japan, Germany, the United Kingdom, France, the Netherlands, Hong Kong, Singapore and Australia. In general, the Portfolio will invest only in securities of companies and governments in countries that Schroder, in its judgment, considers both politically and economically stable. The Portfolio has no limit on the amount of its assets which may be invested in any one type of foreign instrument or in any foreign country; however, to the extent the Portfolio concentrates its assets in a foreign country, it will incur greater risks.

The Portfolio may purchase preferred stock and convertible debt securities, including convertible preferred stock, and may purchase American Depository Receipts, European Depository Receipts or other similar securities of foreign issuers. The Portfolio may also enter into foreign exchange contracts, including forward contracts to purchase or sell foreign currencies, in anticipation of its currency requirements and to protect against possible adverse movements in foreign exchange rates. Although such contracts may reduce the risk of loss to the Portfolio from adverse movements in currency values, the contracts also limit possible gains from favorable movements.

Foreign Exchange Contracts. Changes in foreign currency exchange rates will affect the U.S. dollar values of securities denominated in currencies other than the U.S. dollar. The rate of exchange between the U.S. dollar and other currencies fluctuates in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

The Portfolio may enter into foreign currency forward contracts or currency futures or options contracts for the purchase or sale of foreign currency to "lock in" the U.S. dollar price of the securities denominated in a foreign currency or the U.S. dollar value of interest and dividends to be paid on such securities, or to hedge against the possibility that the currency of a foreign country in which the Portfolio has investments may suffer a decline against the U.S. dollar. A forward currency contract is an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. This method of attempting to hedge the value of portfolio securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. Although the strategy of engaging in foreign currency transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency. The Portfolio does not intend to maintain a net exposure to such contracts where the fulfillment of the Portfolio's obligations under such contracts would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of the Portfolio's portfolio securities or other assets denominated in the currency. The Portfolio will not enter into these contracts for speculative purposes and will not enter into non-hedging currency contracts. These contracts involve a risk of loss if Schroder fails to predict currency values correctly. The Portfolio has no present intention to enter into currency futures or options contracts but may do so in the future.

Foreign Investment Considerations and Risk Factors. All investments, domestic and foreign, involve certain risks. Investments in the securities of foreign issuers may involve risks in addition to those normally associated with investments in the securities of U.S. issuers. All foreign investments are subject to risks of foreign political and economic instability, adverse movements in foreign exchange rates, the imposition or tightening of exchange controls or other limitations on repatriation of foreign capital, and changes in foreign governmental attitudes towards private investment, possibly leading to nationalization, increased taxation or confiscation of foreign investors' assets.

Moreover, dividends payable on foreign securities may be subject to foreign withholding taxes, thereby reducing the income available for distribution to the Portfolio's shareholders; commission rates payable on foreign transactions are generally higher than in the United States; foreign accounting, auditing and financial reporting standards differ from those in the United States and, accordingly, less information may be available about foreign companies than is available about issuers of comparable securities in the United States; and foreign securities may trade less frequently and with lower volume and may exhibit greater price volatility than United States securities.

Changes in foreign exchange rates will also affect the value in U.S. dollars of all foreign currency-denominated securities held by the Portfolio. Exchange rates are influenced generally by the forces of supply and demand in the foreign currency markets and by numerous other political and economic events occurring outside the United States, many of which may be difficult, if not impossible, to predict.

Income from foreign securities will be received and realized in foreign currencies, and the Portfolio is required to compute and distribute income in U.S. dollars. Accordingly, a decline in the value of a particular foreign currency against the U.S. dollar occurring after the Portfolio's income has been earned and computed in U.S. dollars may require the Portfolio to liquidate portfolio securities to acquire sufficient U.S. dollars to make a distribution. Similarly, if the exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the Portfolio may be required to liquidate additional foreign securities to purchase the U.S. dollars required to meet such expenses.


Additional Investment Policies and Risk Considerations

Each Fund's investment objective and all investment policies of the Funds (and the Portfolio) that are designated as fundamental may not be changed without approval of the holders of a majority of the outstanding voting securities of the Fund (or the Portfolio). A majority of outstanding voting securities means the lesser of 67% of the shares present or represented at a shareholders' meeting at which the holders of more than 50% of the outstanding shares are present or represented, or more than 50% of the outstanding shares. Except as otherwise indicated, investment policies of the Fund's are not deemed to be fundamental and may be changed by the Board of Trustees of the Trust (the "Board") without shareholder approval. Likewise, nonfundamental investment policies of the Portfolio may be changed by Core Trust's board of trustees without shareholder approval. Unless otherwise indicated below, the discussion below of the investment policies of the Funds refers, in the case of International Fund, to the investment policies of the Portfolio. For more information concerning shareholder voting, see "Other Information - The Trust and Its Shares - Shareholder Voting and Other Rights" and "Other Information - Core Trust Structure." A further description of the Funds' investment policies, including additional fundamental policies, is contained in the SAI.

Each investment adviser monitors the creditworthiness of counterparties to the Funds' transactions and intends to enter into a transaction only when it believes that the counterparty presents minimal credit risks and the benefits from the transaction justify the attendant risks. As used herein, the term U.S. Government Securities means obligations issued or guaranteed as to principal and interest by the U.S. Government, its agencies or instrumentalities.

Borrowing. As a fundamental policy, each Fund (other than the Portfolio) may borrow money from banks or by entering into reverse repurchase agreements and will limit borrowings to amounts not in excess of 331/3% of the value of the Fund's total assets. As a fundamental policy, the Portfolio may borrow money for temporary or emergency purposes, including the meeting of redemption requests, and will limit borrowings to amounts not in excess of 331/3% of the value of the Portfolio's total assets. Borrowing for other than temporary or emergency purposes or meeting redemption requests may not exceed 5% of the value of any Fund's assets. Each Fund may enter reverse repurchase agreements (which are considered borrowings by each Fund but not the Portfolio), transactions in which a Fund sells a security and simultaneously commits to repurchase that security from the buyer at an agreed upon price on an agreed upon future date.

Diversification and Concentration. Each Fund is diversified as that term is defined in the Investment Company Act of 1940 (the "1940 Act"). As a fundamental policy, with respect to 75% of its assets, no Fund may purchase a security (other than a U.S. Government Security or shares of investment companies) if, as a result, (i) more than 5% of the Fund's total assets would be invested in the securities of a single issuer or (ii) the Fund would own more than 10% of the outstanding voting securities of any single issuer. Each Fund is prohibited from concentrating its assets in the securities of issuers in any industry. As a fundamental policy, each Fund may not purchase securities if, immediately after the purchase, more than 25% of the value of the Fund's total assets would be invested in the securities of issuers conducting their principal business activities in the same industry. This limit does not apply to investments in U.S. Government Securities, foreign government securities or repurchase agreements covering U.S. Government Securities.

Common and Preferred Stock. The Funds may invest in common and preferred stock. Common stockholders are the owners of the company issuing the stock and, accordingly, vote on various corporate governance matters such as mergers. They are not creditors of the company, but rather, upon liquidation of the company, are entitled to their pro rata share of the company's assets after creditors (including fixed income security holders) and, if applicable, preferred stockholders are paid. Preferred stock is a class of stock having a preference over common stock as to dividends and, in the alternative, as to the recovery of investment. A preferred stockholder is a shareholder in the company and not a creditor of the company as is a holder of the company's fixed income securities. Dividends paid to common and preferred stockholders are distributions of the earnings of the company and not interest payments, which are expenses of the company. Equity securities owned by a Fund may be traded in the over-the-counter market or on a securities exchange and may not be traded every day or in the volume typical of securities traded on a major U.S. national securities exchange. As a result, disposition by a Fund of a portfolio security to meet redemptions by interest holders or otherwise may require the Fund to sell these securities at a discount from market prices, to sell during periods when disposition is not desirable, or to make many small sales over a lengthy period of time. The market value of all securities, including equity securities, is based upon the market's perception of value and not necessarily the book value of an issuer or other objective measure of a company's worth. The Funds may invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance) and usually during a specified period of time.

Convertible Securities. The Funds may invest in convertible securities, including convertible debt and convertible preferred stock, which may be rated by a nationally recognized statistical rating organization ("NRSRO") or may be unrated. Convertible securities are fixed income securities which may be converted at a stated price within a specific amount of time into a specified number of shares of common stock. A convertible security entitles the holder to receive interest paid or accrued on debt or the dividend paid on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Before conversion, convertible securities have characteristics similar to nonconvertible debt securities in that they ordinarily provide a stream of income with generally higher yields than those of common stocks of the same or similar issuers. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinate to comparable nonconvertible securities. In general, the value of a convertible security is the higher of its investment value (its value as a fixed income security) and its conversion value (the value of the underlying shares of common stock if the security is converted). As a fixed income security, the value of a convertible security generally increases when interest rates decline and generally decreases when interest rates rise. The value of convertible securities, however, is also influenced by the value of the underlying common stock.

The rating categories for convertible securities range from Aaa to C, in the case of Moody's Investors Service, Inc. ("Moody's'), and from AAA to D, in the case of Standard & Poor's Corporation ("S&P"), and for preferred stock range from aaa to c, in the case of Moody's, and from AAA to D, in the case of S&P. Securities in the lowest rating categories are characterized by Moody's as having extremely poor prospects of ever attaining any real investment standing and by S&P as being in default, in the case of debt, and non-paying with debt in default, in the case of preferred stock. Unrated securities may not be as actively traded as rated securities. A further description of the ratings used by Moody's, S&P and certain other NRSROs is contained in the SAI.

Foreign Securities. Each Fund may invest up to 20% of its assets (and the Portfolio may invest without limit) in securities of foreign issuers and in sponsored and unsponsored American Depository Receipts. For a description of the investment considerations and risk factors of investing in foreign securities, see "Investment Objectives and Policies - International Fund - Foreign Investment Considerations and Risk Factors."

American Depository Receipts; European Depository Receipts. The Funds may invest in sponsored and unsponsored American Depository Receipts ("ADRs"), which are receipts issued by an American bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. ADRs, in registered form, are designed for use in U.S. securities markets. Unsponsored ADRs may be created without the participation of the foreign issuer. Holders of these ADRs generally bear all the costs of the ADR facility, whereas foreign issuers typically bear certain costs in a sponsored ADR. The bank or trust company depository of an unsponsored ADR may be under no obligation to distribute shareholder communications received from the foreign issuer or to pass through voting rights. The Portfolio may also invest in European Depository Receipts ("EDRs"), which are receipts issued by a European financial institution evidencing an arrangement similar to that of ADRs, and in other similar instruments representing securities of foreign companies. EDRs, in bearer form, are designed for use in European securities markets.

Debt Securities. Income Stock Fund, Contrarian Stock Fund and Small Company Stock Fund may invest in corporate debt obligations and U.S. Government Securities. These instruments may have fixed, floating or variable rates of interest. These debt securities must be rated in one of the three highest rating categories by an NRSRO or, if unrated by any NRSRO, judged by the Adviser (or Crestone, as appropriate) to be of comparable quality.

Repurchase Agreements and Lending of Portfolio Securities. Each Fund may seek additional income by entering into repurchase agreements or by lending securities from its portfolio to brokers, dealers and other financial institutions. These investments may entail certain risks not associated with direct investments in securities. For instance, in the event that bankruptcy or similar proceedings were commenced against a counterparty in these transactions or a counterparty defaulted on its obligations, a Fund might suffer a loss.

Repurchase agreements are transactions in which a Fund purchases a security and simultaneously commits to resell that security to the seller at an agreed-upon price on an agreed-upon future date, normally one to seven days later. The resale price reflects a market rate of interest that is not related to the coupon rate or maturity of the purchased security. When a Fund lends a security it receives interest from the borrower or from investing cash collateral. The Trust maintains possession of the purchased securities and any underlying collateral in these transactions, the total market value of which on a continuous basis is at least equal to the repurchase price or value of securities loaned, plus accrued interest. The Funds may pay fees to arrange securities loans and each Fund will, as a fundamental policy, limit securities lending to not more than 331/3% of the value of its total assets.

When-Issued Securities and Forward Commitments. Each of the Funds may purchase securities offered on a "when-issued" basis and may purchase securities on a "forward commitment" basis. When such transactions are negotiated, the price is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date. Normally, the settlement date occurs within three months after the transaction, but delayed settlements beyond three months may be negotiated. During the period between a commitment and settlement, no payment is made for the securities purchased and, thus, no interest accrues to the Fund. At the time a Fund makes a commitment to purchase securities in this manner, however, the Fund immediately assumes the risk of ownership, including price fluctuation.

Illiquid Securities. No Fund may not invest more than 15% of its net assets in illiquid securities. Illiquid securities are securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the securities and includes, among other things, repurchase agreements not entitling the holder to payment within seven days and restricted securities (other than those determined to be liquid pursuant to guidelines established by the Board or, in the case of the Portfolio, Core Trust's board of trustees). Limitations on resale may have an adverse effect on the marketability of portfolio securities, and a Fund might also have to register restricted securities in order to dispose of them, resulting in expense and delay. A Fund might not be able to dispose of restricted or other securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions. There can be no assurance that a liquid market will exist for any security at any particular time.

A domestic institutional market has developed for certain securities that are not registered under the Securities Act of 1933 (the "1933 Act"), including repurchase agreements and foreign securities. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on the issuer's ability to honor a demand for repayment of the unregistered security. A security's contractual or legal restrictions on resale to the general public or to certain institutions may not be indicative of the liquidity of the security. If such securities are eligible for purchase by institutional buyers in accordance with Rule 144A under the 1933 Act, the investment advisers may determine that such securities are not illiquid securities under guidelines adopted by the Board (or, in the case of the Portfolio, Core Trust's board of trustees). These guidelines take into account trading activity in the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, a Fund's holdings of that security may be illiquid.

Temporary Defensive Position. When business or financial conditions warrant, each Fund may assume a temporary defensive position and invest without limit in cash or prime quality cash equivalents, including (i) short-term U.S. Government Securities, (ii) certificates of deposit, bankers' acceptances and interest-bearing savings deposits of commercial banks doing business in the United States, (iii) commercial paper, (iv) repurchase agreements and (v) shares of "money market funds" registered under the 1940 Act within the limits specified therein. During periods when and to the extent that a Fund has assumed a temporary defensive position, it may not be pursuing its investment objective. Prime quality instruments are those that are rated in one of the two highest short-term rating categories by an NRSRO or, if not rated, determined by the Adviser to be of comparable quality. Apart from temporary defensive purposes, a Fund may at any time invest a portion of its assets in cash and cash equivalents as described above. Except during periods when a Fund assumes a temporary defensive position, each Fund will have at least 65% of its total assets invested in common stock. The Portfolio may hold cash and bank instruments denominated in any major foreign currency.

Portfolio Transactions. The investment advisers place orders for the purchase and sale of assets they manage with brokers and dealers selected by and in the discretion of the respective adviser. The investment advisers seek "best execution" for all portfolio transactions, but a Fund may pay higher than the lowest available commission rates when an investment adviser believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction.

Commission rates for brokerage transactions are fixed on many foreign securities exchanges, and this may cause higher brokerage expenses to accrue to a Fund that invests in foreign securities than would be the case for comparable transactions effected on United States securities exchanges.

Subject to the Funds' policy of obtaining "best execution" each investment adviser may employ broker-dealer affiliates of the investment adviser (collectively "Affiliated Brokers") to effect brokerage transactions for the Funds. The Funds' payment of commissions to Affiliated Brokers is subject to procedures adopted by the Board and, with respect to the Portfolio, Core Trust's board of trustees, to provide that the commissions will not exceed the usual and customary broker's commissions charged by unaffiliated brokers. No specific portion of a Fund's brokerage will be directed to Affiliated Brokers and in no event will a broker affiliated with the investment adviser directing the transaction receive brokerage transactions in recognition of research services provided to the adviser.

The frequency of portfolio transactions of a Fund (the portfolio turnover rate) will vary from year to year depending on many factors. The Funds' portfolio turnover is reported under "Financial Highlights." Schroder anticipates that the annual portfolio turnover rate in the Portfolio will be less than 100%. An annual portfolio turnover rate of 100% would occur if all of the securities in the Portfolio were replaced once in a period of one year. Higher portfolio turnover rates may result in increased brokerage costs to the Portfolio and a possible increase in short-term capital gains or losses.



4.   Management

The business of the Trust is managed under the direction of the Board of Trustees (the "Board"), and the business of Core Trust is managed under the direction of Core Trust's Board of Trustees. The Board formulates the general policies of the Funds and meets periodically to review the results of the Funds, monitor investment activities and practices and discuss other matters affecting the Funds and the Trust. The SAI contains general background information about the Trustees and Officers of the Trust and of Core Trust. The Board consists of six persons.


Investment Advisory Services

Norwest Investment Management. Subject to the general supervision of the Board, Norwest Investment Management makes investment decisions for the Funds (except International Fund) and continuously reviews, supervises and administers each Fund's investment program or oversees the investment decisions of the investment subadviser, as applicable. The Adviser is a part of Norwest, a subsidiary of Norwest Corporation, which is a multi-bank holding company that was incorporated under the laws of Delaware in 1929. As of June 30, 1995, Norwest Corporation was the 13th largest bank holding company in the United States in terms of assets. As of that date, the Adviser managed or provided investment advice with respect to assets totaling approximately $16 billion.

The Adviser provides investment management services to each Fund pursuant to investment advisory agreements between Norwest and the Trust. For the Adviser's services, Norwest receives an advisory fee with respect to Income Stock Fund, ValuGrowth Stock Fund and Contrarian Stock Fund at an annual rate of 0.80% of the average daily net assets for the first $300 million of the Fund's net assets, 0.76% of the average daily net assets for the next $400 million of the Fund's net assets and 0.72% of the average daily net assets for the Fund's remaining net assets. With respect to the Small Company Stock Fund, Norwest receives an advisory fee at an annual rate of 1.00% of the average daily net assets for the first $300 million of the Fund's net assets, 0.96% of the average daily net assets for the next $400 million of the Fund's net assets and 0.92% of the average daily net assets for the Fund's remaining net assets. The advisory fees for the Funds are higher than those paid by most investment companies of all types to their advisers, but the Board believes that the fees are appropriate for equity funds.

Small Company Stock Fund. To assist Norwest in carrying out its obligations with respect to Small Company Stock Fund, Norwest has entered into an investment subadvisory agreement among the Trust, Norwest and Crestone. Crestone, which is located at 7720 East Belleview Avenue, Suite 220, Englewood Colorado 80111, is a subsidiary of Norwest and is registered with the SEC as an investment adviser. Crestone provides investment advice regarding companies with small capitalization to various clients, including institutional investors. As of the date of this Prospectus, Crestone managed assets with a value of approximately $296 million.

Pursuant to the investment subadvisory agreement, Crestone makes investment decisions for the Small Company Stock Fund and continuously reviews, supervises and administers the Fund's investment program with respect to that portion, if any, of the Fund's portfolio that Norwest believes should be invested using Crestone as investment subadviser. Currently, Crestone manages the entire portfolio of the Fund and has since the Fund's inception. The Adviser supervises the performance of Crestone, including Crestone's adherence to the Fund's investment objective and policies and pays Crestone a fee for its investment subadvisory services. This compensation does not increase the amount paid by the Trust to the Adviser pursuant to the Adviser's investment advisory agreement.

International Fund. International Fund currently invests all of its assets in the Portfolio. The Fund may withdraw its investment from the Portfolio, for which Schroder serves as investment adviser, at any time if the Board determines that it is in the best interests of the Fund and its shareholders to do so. See "Other Information - Core Trust

Structure." Accordingly, the Fund has retained the Adviser as its investment adviser and Schroder as its investment subadviser to manage the Fund's assets in the event the Fund so withdraws its investment. Neither the Adviser nor Schroder will receive any advisory or subadvisory fees with respect to the Fund as long as the Fund remains completely invested in the Portfolio or any other investment company.

Schroder acts as investment adviser to the Portfolio pursuant to an advisory agreement with Core Trust. Subject to the general control of Core Trust's board of trustees, Schroder makes investment decisions for the Portfolio and continuously reviews, supervises and administers the Portfolio's investment program. Schroder also assists the Adviser in carrying out the Adviser's obligations under the investment advisory agreement pursuant to an investment subadvisory agreement among the Trust, Norwest and Schroder. The investment advisory agreement between Schroder and Core Trust with respect to the Portfolio is the same in all material respects as the Fund's investment subadvisory agreement except as to the parties, the circumstances under which fees will be paid and the jurisdiction whose laws govern the agreement.

Schroder, whose principal business address is 787 Seventh Avenue, New York, New York 10019, is a wholly-owned U.S. subsidiary of Schroders Incorporated, the wholly-owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial services companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services and as of June 30, 1995, had assets under management in excess of $90 billion.

Schroder receives an advisory fee from Core Trust with respect to the Portfolio at an annual rate of 0.45% of the average daily net assets of the Portfolio. The investment advisory agreement for the Fund provides for an investment advisory fee payable to Norwest by the Trust at an annual rate of 0.85% of the average daily net assets of the Fund in the event that the Fund is not completely invested in the Portfolio or another investment company. Pursuant to the Fund's investment subadvisory agreement, the Adviser (and not the Trust) pays Schroder a fee for its investment subadvisory services. This compensation does not increase the amount paid by the Trust to the Adviser pursuant to the Adviser's investment advisory agreement.

Portfolio Managers. Many persons on the advisory staff of Adviser, Crestone and Schroder contribute to the investment services provided to the Funds. The following persons, however, are primarily responsible for the day-to-day management of the Funds:

Income Stock Fund - Mr. David L. Roberts and Mr. Gary J. Dunn, CFA. Mr. Roberts, a Senior Vice President of Norwest since 1991, has been associated with Norwest for 22 years in various investment related capacities. Mr. Roberts has served as portfolio manager of the Fund since its inception. Mr. Dunn, a Vice President of Norwest since 1993, has been associated with Norwest since 1979 in various investment related capacities. Mr. Dunn has served as portfolio manager of the Fund since 1995.

ValuGrowth Stock Fund - Mr. David A. Beeck, CFA and Ms. Anne C. Whitin, CFA. Mr. Beeck, a Vice President of Norwest since 1981, has served as portfolio manager of the Fund since its inception. Ms. Whitin, a Vice President of Norwest since 1990, has served as portfolio manager of the Fund since 1990. From 1987 to 1989, Ms. Whitin was a Vice President and portfolio manager with Delafield, Harvey, Tabell, Inc.

Small Company Stock Fund - Mr. Kirk McCown, CFA. Mr. McCown, founder, President and a Director of Crestone, which was incorporated in 1990, has served as portfolio manager for the Fund since its inception. Prior to 1990, Mr. McCown was Senior Vice President of Reich & Tang, L.P.

Contrarian Stock Fund - Mr. W. Lon Schreur, CFA. Mr. Schreur, a Vice President of Norwest since 1993, is also President of United Capital Management, a part of Norwest Bank Colorado, N.A., a position which he has held for sixteen years. Mr. Schreur has served as portfolio manager of the Fund since its inception.

International Fund/International Portfolio - International Fund invests all of its assets in the Portfolio and, accordingly, there is currently no portfolio manager for the Fund. The investment management team of Mark J.

Smith, a First Vice President of Schroder since April 1990 and a Director thereof since April 1993, and Laura Luckyn-Malone, a Senior Vice President and Director of Schroder since 1990, with the assistance of an investment committee, is primarily responsible for managing the day-to-day operations of the Portfolio. Mr. Smith has been employed by various Schroder Group companies in the investment research and portfolio management areas since 1983. Prior to joining the Schroder Group, Ms. Luckyn-Malone was a Principal of Scudder, Stevens & Clark, Inc. Mr. Smith has served as portfolio manager of the Portfolio since its inception and Ms. Luckyn-Malone joined the Portfolio's investment management team in 1995.


Management and Distribution Services

Forum supervises the overall management of the Trust (including the Trust's receipt of services for which the Trust is obligated to pay) and provides the Trust with general office facilities pursuant to a Management Agreement with the Trust. Forum provides persons satisfactory to the Board to serve as officers of the Trust. Those officers, as well as certain other officers and Trustees of the Trust, may be directors, officers or employees of (and persons providing services to the Trust may include) Forum, its affiliates or certain non-banking affiliates of Norwest. As of the date of this Prospectus, Forum provided management and administrative services to registered investment companies and collective investment funds with assets of approximately $11 billion. Forum is a registered broker-dealer and investment adviser and is a member of the National Association of Securities Dealers, Inc. As of the date of this Prospectus, Forum is controlled by John Y. Keffer, President and Chairman of the Trust. For its services and facilities, Forum receives from each Fund (other than International
Fund) a management fee at an annual rate of 0.20% of the average daily net assets attributable to each class of the Fund. From its own resources, Forum may pay a fee to broker-dealers or other persons for distribution or other services related to the Funds.

For its services and facilities, Forum receives from International Fund a management fee at an annual rate of 0.10% of the average daily net assets attributable to each class of the Fund. Forum also serves as administrator of Core Trust and provides administrative services for the Portfolio that are similar to those provided to the Fund. For its administrative services Forum is compensated by Core Trust with respect to the Portfolio at an annual rate of 0.15% of the average daily net assets of the Portfolio. In addition, pursuant to a separate services agreement, Norwest receives a fee at an annual rate of 0.25% of the average daily net assets of the Fund. Under this agreement, Norwest is responsible for compiling data and preparing communications between the Fund and its shareholders, maintaining requisite information flows between the Fund and Schroder, as investment adviser to the Portfolio, monitoring and reporting to the Board on the performance of the Portfolio and reimbursing the Fund for certain excess expenses. No fees are payable under this service agreement in the event that the Fund is not completely invested in the Portfolio or another investment company. The Fund incurs total management and administrative fees at a higher rate than many other mutual funds, including other funds of the Trust, due in part to the nature of the Fund's structure and the Fund's investment policies.

Forum may subcontract any or all of its duties to one or more qualified subadministrators who agree to comply with the terms of Forum's management agreement. Forum may compensate those agents for their services; however, no such compensation may increase the aggregate amount of payments by the Trust to Forum pursuant to the management agreement.

Forum also acts as the distributor of the Shares pursuant to a distribution services agreement with the Trust and in accordance therewith receives and may reallow the initial sales charge assessed on purchases of A Shares of a Fund. As authorized by a distribution plan with respect to B Shares of each Fund and pursuant to the distribution services agreement, Forum receives a distribution services fee as compensation for its distribution expenses with respect to B Shares and a maintenance fee for its or certain broker-dealer's shareholder services with respect to B Shares. For further information about the distribution services agreement and the distribution plan, including the fees payable thereunder, see "How to Buy Shares - Alternative Distribution Arrangements." Pursuant to separate agreements, Forum also provides portfolio accounting services to each Fund and to the Portfolio.


Shareholder Servicing and Custody

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Norwest serves as transfer agent and dividend disbursing agent for the Trust (in this capacity, the "Transfer Agent") pursuant to a Transfer Agency Agreement with the Trust. The Transfer Agent maintains an account for each shareholder of the Trust (unless such accounts are maintained by sub-transfer agents or processing agents), performs other transfer agency functions and acts as dividend disbursing agent for the Trust. The Transfer Agent is permitted to subcontract any or all of its functions with respect to all or any portion of the Trust's shareholders to one or more qualified sub-transfer agents or processing agents, which may be affiliates of the Transfer Agent or Forum, who agree to comply with the terms of the Transfer Agency Agreement. Sub-transfer agents and processing agents may be "Processing Organizations" as described under "How to Buy Shares - Purchase Procedures." The Transfer Agent is permitted to compensate those agents for their services; however, that compensation may not increase the aggregate amount of payments by the Trust to the Transfer
Agent. For its transfer agency services, the Transfer Agent receives from each Fund a fee at an annual rate of 0.25% of the average daily net assets attributable to each class of the Fund.

Norwest also serves as the Trust's custodian and may appoint subcustodians for the foreign securities and other assets held in foreign countries. For its custodial services, Norwest is compensated at an annual rate of up to 0.05% of each Fund's (other than International Fund's) average daily net assets. Norwest currently receives no fee for its custodial services to International Fund, but the Fund will incur the expenses and costs of any subcustodian. In addition, International Fund incurs its pro rata portion of the custody fees of the Portfolio.


Expenses of the Funds

The Funds' expenses include Trust expenses attributable to the Funds, which are allocated to each Fund, and expenses not specifically attributable to any Fund of the Trust, which are allocated among the Funds and all other funds of the Trust in proportion to their average net assets. Each investment adviser, Forum and the Transfer Agent may each elect to waive (or continue to waive) all or a portion of their fees, which are accrued daily and paid monthly. Any such waivers will have the effect of increasing a Fund's performance for the period during which the waiver is in effect. No fee waivers may be recouped at a later date.

Norwest and Forum and their agents and affiliates may also act in various capacities for, and receive compensation from, their customers who are shareholders of a Fund. Under agreements with those customers, Norwest and Forum may elect to credit against the fees payable to them by their customers or to rebate to customers all or a portion of any fee received from the Trust with respect to assets of those customers invested in a Fund.

Subject to the obligation of Norwest to reimburse the Trust for certain expenses, under the Investment Advisory Agreements, the Trust has confirmed its obligation to pay all the Trust's expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian, transfer agent and dividend disbursing agent and providers of pricing, credit analysis and dividend services; telecommunications expenses; auditing, legal and compliance expenses; costs of maintaining corporate existence; costs of preparing and printing the Funds' prospectuses, SAIs, account application forms and shareholder reports and delivering them to existing shareholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of shares of the Funds; costs of reproduction, stationery and supplies; compensation of trustees, officers and employees of the Funds or the Trust who are not employees of Norwest, Forum or their affiliates and costs of other personnel performing services for the Fund; costs of meetings of the Trust; SEC registration fees and related expenses; state securities laws registration fees and expenses; fees and out of pocket expenses payable to Norwest, Schroder and Forum; and fees and expenses paid by the Funds pursuant to the distribution plan.




5.   How to Buy Shares

Minimum Investment

There is a $1,000 minimum for initial purchases and a $100 minimum for subsequent purchases of Shares of the Funds. A Fund may in its discretion waive the investment minimums. Shareholders who elect electronic share purchase privileges such as the Automatic Investment Plan or the Directed Dividend Option are not subject to the initial investment minimum. See "Other Shareholder Services - Automatic Investment Plan" and "Dividends and Tax Matters."

Except as set forth below with respect to purchases through Processing Organizations, an investor's order will not be accepted or invested by a Fund during the period before the Fund's receipt of Federal funds. Fund shares become entitled to receive dividends and distributions on the next Fund Business Day after the order is accepted.

The Funds reserve the right to reject any subscription for the purchase of their shares. Share certificates are issued only to shareholders of record upon their written request and no certificates are issued for fractional shares.


Purchase Procedures

Initial Purchases
There are three ways to purchase shares initially.

1. By Mail. Investors may send a check made payable to the Trust along with a completed account application form to the Trust at the address listed under "Account Application" on page 41. Checks are accepted at full value subject to collection. Payment by a check drawn on any member of the Federal Reserve System can normally be converted into Federal funds within two business days after receipt of the check. Checks drawn on some non-member banks may take longer.

2. By Bank Wire. Investors may make an initial investment in a Fund using the wire system for transmittal of money among banks. The investor should first telephone the Transfer Agent at 612-667-8833 or 800-338-1348 to obtain an account number. The investor should then instruct a bank to wire the investor's money immediately to:
     Norwest Bank Minnesota, N.A.
     ABA 091 000 019
     For Credit to: Norwest Advantage Funds
          0844-131
          Re:  [Name of Fund]
               [Designate A Shares or B Shares]
          Account No.:
          Account Name:

The investor should then promptly complete and mail the account application form. There may be a charge by the investor's bank for transmitting the money by bank wire, and there also may be a charge for the use of Federal funds. The Trust does not charge investors for the receipt of wire transfers. Payment by bank wire is treated as a Federal funds payment when received.

3. Through Financial Institutions. Shares may be purchased and redeemed through certain broker-dealers, banks and other financial institutions ("Processing Organizations"). The Transfer Agent, Forum and their affiliates may be Processing Organizations. Processing Organizations may receive as a broker-dealer's reallowance a portion of the sales charge paid by their customers who purchase A Shares of a Fund, may receive payments from Forum with respect to sales of B Shares and may receive payments as a processing agent from the Transfer Agent. In addition, financial institutions, including Processing Organizations, may charge their customers a fee for their services and are responsible for promptly transmitting purchase, redemption and other requests to the Funds.

Investors who purchase shares through a Processing Organization will be subject to the procedures of their Processing Organization, which may include charges, limitations, investment minimums, cutoff times and

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

restrictions in addition to, or different from, those applicable to shareholders who invest in a Fund directly. These investors should acquaint themselves with their institution's procedures and should read this Prospectus in conjunction with any materials and information provided by their institution. Customers who purchase a Fund's shares through a Processing Organization may or may not be the shareholder of record and, subject to their institution's and the Funds' procedures, may have Fund shares transferred into their name. There is typically a three-day settlement period for purchases and redemptions through broker-dealers. Certain Processing Organizations may also enter purchase orders with payment to follow.

Certain shareholder services may not be available to shareholders who have purchased shares through a Processing Organization. These shareholders should contact their Processing Organization for further information. The Trust may confirm purchases and redemptions of a Processing Organization's customers directly to the Processing Organization, which in turn will provide its customers with confirmations and periodic statements. The Trust is not responsible for the failure of any Processing Organization to carry out its obligations to its customer. Certain states, such as Texas, permit shares of the Funds to be purchased and redeemed only through registered broker-dealers, including the Funds' distributor.

Subsequent Purchases
Subsequent purchases may be made by mailing a check, by sending a bank wire or through the shareholder's Processing Organization as indicated above. All payments should clearly indicate the shareholder's name and account number.


Account Application

Investors may obtain the account application form necessary to open an account by writing the Trust at the following address:
     Norwest Advantage Funds
     [Name of Fund]
     Norwest Bank Minnesota, N.A.
     Transfer Agent
     733 Marquette Avenue
     Minneapolis, MN  55479-0040

To participate in shareholder services not referenced on the account application form and to change information on a shareholder's account (such as addresses), investors or existing shareholders should contact the Trust. The Trust reserves the right in the future to modify, limit or terminate any shareholder privilege upon appropriate notice to shareholders and to charge a fee for certain shareholder services, although no such fees are currently contemplated. Any privilege and participation in any program may be terminated by the shareholder at any time by writing to the Trust.


General Information

Fund shares are continuously sold on every weekday except customary national business holidays and Good Friday ("Fund Business Day"). The purchase price for Fund shares equals their net asset value next-determined after acceptance of an order plus, in the case of the A Shares, any applicable sales charge imposed at the time of purchase.

Investments in a Fund may be made either through certain financial institutions or by an investor directly. An investor who invests in a Fund directly will be the shareholder of record. All transactions in Fund shares are effected through the Transfer Agent which accepts orders for redemptions and for subsequent purchases only from shareholders of record. Shareholders of record will receive from the Trust periodic statements listing all account activity during the statement period.

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Alternative Distribution Arrangements

Investors should compare sales charges and fees before selecting a particular class of shares. Investors should consider whether, during the anticipated life of their investment in a Fund, the accumulated distribution services fee and maintenance fee and contingent deferred sales charges on B Shares prior to conversion would be less than the initial sales charge on A Shares purchased at the same time and whether that differential would be offset by the higher yield of A Shares. A summary of the charges applicable to shares of each Fund is listed under "Prospectus Summary - Expense Information." Sales personnel of selected broker-dealers distributing a Fund's shares may receive differing compensation for selling A Shares and B Shares.

Because initial sales charges are deducted at the time of purchase, investors purchasing a Fund's A Shares receive fewer shares than if the sales charge were not deducted and, accordingly, do not have the entire purchase price invested. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time should consider whether, in light of the initial sales charge and its effect on the amount of the purchase price invested, purchases of A Shares are more or less advantageous than purchases of B Shares with their associated accumulated continuing distribution and maintenance charges. For example, based on estimated current fees and expenses, an investor subject to the 4.5% initial sales charge who elects to reinvest all dividends and distributions would have to hold the shareholder's investment approximately six years for the B Shares' distribution services fee and maintenance fee to exceed the initial sales charge. The foregoing example does not take into account the time value of money, fluctuations in net asset value or the effects of different performance assumptions.


A Shares

The public offering price of each Fund's A Shares is their next-determined net asset value plus an initial sales charge assessed as follows (no sales charge is assessed on the reinvestment of dividends or distributions):

                                                            Broker-Dealers'
                                                            Reallowance
                    Sales Charge As a                       As a
                    Percentage of                           Percentage of
Amount of Purchase  Offering Price      Net Asset Value*    Offering Price
Less than $50,000            4.50%      4.71%               4.05%
$50,000 to $99,999           3.50       3.63                3.15
$100,000 to $499,000         2.50       2.56                2.25
$500,000 to $999,000         2.00       2.04                1.80
$1,000,000 and over          None       None                None

*    Rounded to the nearest one-hundredth percent

Forum may pay a broker-dealers' reallowance to selected broker-dealers purchasing shares as principal or agent, which may include banks, bank affiliates and Processing Organizations. Normally, Forum will reallow discounts to selected broker-dealers in the amounts indicated in the table above. In addition, Forum may elect to reallow the entire sales charge to selected broker-dealers for all sales with respect to which orders are placed with Forum. The broker-dealers' reallowance may be changed from time to time. Forum may make additional payments (out of its own resources) to selected broker-dealers of up to 1.00% of the value of Fund shares purchased at net asset value.

No sales charge is assessed on purchases by: (a) any bank, trust company or other institution acting on behalf of its fiduciary customer accounts or any other account maintained by its trust department (including a pension, profit sharing or other employee benefit trust created pursuant to a plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended) and (b) trustees and officers of the Trust; directors, officers and full-time employees of Forum, of Norwest Corporation or of any of their affiliates; the spouse, direct ancestor or direct descendant (collectively, "relatives") of any such person; any trust or individual retirement account or self-employed retirement plan for the benefit of any such person or relative; or the estate of any such person or relative. These shares may not be resold except to the Funds and share purchases under clause (b) must be made for investment purposes.

In addition, no sales charge is assessed on purchases (a) by any registered investment adviser with whom Forum has entered into a Share purchase agreement and which is acting on behalf of its fiduciary customer accounts, or (b) of A Shares of a Fund made through the Directed Dividend Option from a fund that charges a front-end sales charge. See "Dividends and Tax Matters."

Reinstatement Privilege. An investor who has redeemed A Shares of a Fund may, within 60 days following the redemption, purchase without a sales charge A Shares in an amount up to the amount of the redemption. Investors who desire to exercise this "Reinstatement Privilege" should contact the Trust for further information.

Investors in Other Fund Families. No sales charge is assessed on purchases of A Shares of a Fund with the proceeds of a redemption at net asset value, within the preceding 60 days, of shares of a mutual fund that does not impose on the redeemed shares at the time of their purchase a sales charge equal to or greater than that applicable to the A Shares of that Fund. Investors should contact the Trust for further information and to obtain the necessary forms.

Reduced Initial Sales Charges. To qualify for a reduced sales charge, an investor or the investor's Processing Organization must notify the Transfer Agent at the time of purchase of the investor's intention to qualify and must provide the Transfer Agent with sufficient information to verify that the purchase qualifies for the reduced sales charge. Reduced sales charges may be modified or terminated at any time and are subject to confirmation of an investor's holdings. Further information about reduced sales charges is contained in the SAI.

Self-Directed 401(k) Programs. Purchases of A Shares of a Fund through self-directed 401(k) programs and other qualified retirement plans offered by Norwest, Forum or their affiliates in accumulated amounts of less than $100,000 are subject to a reduced sales charge applicable to a single purchase of $100,000.

Cumulative Quantity Discount (Right of Accumulation). An investor's purchase of additional A Shares of a Fund may qualify for rights of accumulation ("ROA") under which the applicable sales charge will be based on the total of the investor's current purchase and the net asset value (at the end of the previous Fund Business Day) of all A Shares of that Fund held by the investor. For example, if an investor owned A Shares of a Fund worth $500,000 at the then current net asset value and purchased A Shares of that Fund worth an additional $50,000, the sales charge for the $50,000 purchase would be at the 2.0% rate applicable to a $550,000 purchase, rather than at the 3.5% rate applicable to a $50,000 purchase.

In addition, an investor in a Fund that has previously purchased A Shares of any other fund of the Trust that is sold with a sales charge equal to or greater than the sales charge imposed on the A Shares of the Fund ("Eligible Fund") may also qualify for ROA and may aggregate existing investments in A Shares of Eligible Funds with current purchases of A Shares of the Fund to determine the applicable sales charge. In addition, purchases of A Shares of a Fund by an investor and the investor's spouse, direct ancestor or direct descendant may be combined for purposes of ROA.

Statement of Intention. A Shares investors may also obtain reduced sales charges based on cumulative purchases by means of a written Statement of Intention, expressing the investor's intention to invest $50,000 or more in A Shares of a Fund within a period of 13 months. Each purchase of shares under a Statement of Intention will be made at net asset value plus the sales charge applicable at the time of the purchase to a single transaction of the dollar amount indicated in the Statement.

Investors wishing to enter into a Statement of Intention in conjunction with their initial investment in shares of a Fund should complete the appropriate portion to the account application form. Current Fund shareholders can obtain a Statement of Intention form by contacting the Transfer Agent.

Contingent Deferred Sales Charge. A Shares of a Fund on which no initial sales charge was assessed due to the amount purchased in a single transaction or pursuant to the Cumulative Quantity Discount or a Statement of Intention and that are redeemed (including certain redemptions in connection with an exchange) within specified periods after the purchase date of the shares will be subject to contingent deferred sales charges equal to the percentages set forth below of the dollar amount subject to the charge. The charge will be assessed on an amount equal to the lesser of the cost of the shares being redeemed and their net asset value at the time of redemption. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from the reinvestment of dividends and distributions.

                                                     Contingent Deferred Sales
                                                     Charge as a % of Dollar
Amount of Purchase            Period Shares Held     Amount Subject to Charge
$1,000,000 to $2,499,999      Less than one year               1.00%
                              One to two years                 0.75%
$2,500,000 to $4,999,999      Less than one year               0.50%
Over $5,000,000               Less than one year               0.25%

No contingent deferred sales charge is charged on redemptions to the same extent as described under "B Shares - Contingent Deferred Sales Charge" below. The contingent deferred sales charge on shares purchased through an exchange from another fund of the Trust is based upon the original purchase date and price of the other Fund's shares. For A shareholders with a Statement of Intention that do not purchase $1,000,000 of a Fund's A Shares pursuant to their Statement, no contingent deferred sales charge is imposed. The Statement of Intention provides for a contingent deferred sales charge in certain other cases. Further information about the contingent deferred sales charge is contained in the SAI.


B Shares

Distribution Plan. B Shares of a Fund are sold at their net asset value per share without the imposition of a sales charge at the time of purchase. With respect to B Shares, each Fund has adopted a distribution plan pursuant to Rule 12b-1 (the "Plan") under the 1940 Act providing for distribution payments, at an annual rate of up to 0.75% of the average daily net assets of the Fund attributable to the B Shares (the "distribution services fee"), by each Fund to Forum, to compensate Forum for its distribution activities. The distribution payments due to Forum from each Fund comprise (i) sales commissions at levels set from time to time by the Board ("sales commissions") and (ii) an interest fee calculated by applying the rate of 1% over the prime rate to the outstanding balance of uncovered distribution charges (as described below). The current sales commission rate is 4.0% and Forum currently expects to pay sales commissions to each broker-dealer at the time of sale of up to 4.0% of the purchase price of B Shares of each Fund sold by the broker-dealer.

Under the distribution services agreement between Forum and the Trust, Forum will receive, in addition to the distribution services fee, all contingent deferred sales charges due upon redemptions of B Shares. The combined contingent deferred sales charge and distribution services fee on B Shares are intended to finance the distribution of those shares by permitting an investor to purchase shares through broker-dealers without the assessment of an initial sales charge and, at the same time, permitting Forum to compensate broker-dealers in connection with the sales of the shares. Proceeds from the contingent deferred sales charge with respect to a Fund are paid to Forum to defray the expenses related to providing distribution-related services in connection with the sales of B Shares, such as the payment of compensation to broker-dealers selling B Shares. Forum may spend the distribution services fees it receives as it deems appropriate on any activities primarily intended to result in the sale of those shares.

Under the Plan, a Fund will make distribution services fee payments to Forum only for periods during which there are outstanding uncovered distribution charges attributable to that Fund. Uncovered distribution charges are equivalent to all sales commissions previously due (plus interest), less amounts received pursuant to the Plan and all contingent deferred sales charges previously paid to Forum. At May 31, 1995, unrecovered distribution expenses for Income Stock Fund, ValuGrowth Stock Fund, Small Company Stock Fund and Contrarian Stock Fund, were

$103,456, $120,114, $33,652 and $16,433, respectively, or approximately 3.32%,
3.37%, 3.49% and 3.55% of each respective Fund's net assets attributable to B Shares as of the same date.

The amount of distribution services fees and contingent deferred sales charge payments received by Forum with respect to a Fund is not related directly to the amount of expenses incurred by Forum in connection with providing distribution services to the B Shares and may be higher or lower than those expenses. Forum may be considered to have realized a profit under the Plan if, at any time, the aggregate amounts of all distribution services fees and contingent deferred sales charge payments previously made to Forum exceed the total expenses incurred by Forum in distributing B Shares.

Pursuant to the Plan, each Fund has agreed also to pay Forum a maintenance fee in an amount equal to 0.25% of the average daily net assets of the Fund attributable to B Shares for providing personal services to shareholder accounts. The maintenance fee may be paid by Forum to broker-dealers in an amount not to exceed 0.25% of the value of the B Shares held by the customers of the broker-dealers. The distribution services fee and the maintenance fee are each accrued daily and paid monthly and will cause a Fund's B Shares to have a higher expense ratio and to pay lower dividends than A Shares of that Fund. Notwithstanding the discontinuation of distribution services fees with respect to a Fund, the Fund may continue to pay maintenance fees.

The distribution services fees payable to Forum by a Fund with respect to each day are accrued on that day as a liability of the Fund with respect to the B Shares and as a result of the accrual reduce the net assets of the B Shares. However, a Fund does not accrue future distribution services fees as a liability of the Fund with respect to the B Shares or reduce the Fund's current net assets in respect of distribution services fees which may become payable under the Plan in the future.

In the event that the Plan is terminated or not continued with respect to a Fund, the Fund will continue to pay distribution services fees to Forum (but only with respect to sales that occurred prior to the termination or discontinuance of the Plan) until the earlier of (a) four years after the date of termination or discontinuance or (b) such time as there exist no uncovered distribution charges attributable to that Fund under the Plan. In deciding whether to purchase B Shares of a Fund, investors should consider that payments of distribution services fees could continue until such time as there are no uncovered distribution charges under the Plan attributable to that Fund. In approving the Plan, the Board determined that there was a reasonable likelihood that the Plan would benefit each Fund and its B shareholders.

Periods with a high level of sales of B Shares of a Fund accompanied by a low level of redemptions of those shares that are subject to contingent deferred sales charges will tend to increase uncovered distribution charges. Conversely, periods with a low level of sales of B Shares of a Fund accompanied by a high level of redemptions of those shares that are subject to contingent deferred sales charges will tend to reduce uncovered distribution charges. A high level of sales of B Shares during the first few years of operations, coupled with the limitation on the amount of distribution services fees payable by a Fund with respect to B Shares during any fiscal year, would cause a large portion of the distribution services fees attributable to a sale of the B Shares to be accrued and paid by the Fund to Forum with respect to those shares in fiscal years subsequent to the years in which those shares were sold. The payment delay would in turn result in the incurrence and payment of increased interest fees under the Plan.

Contingent Deferred Sales Charge. B Shares of a Fund which are redeemed within six years of purchase will be subject to contingent deferred sales charges equal to the percentages set forth below of the dollar amount subject to the charge. The amount of the contingent deferred sales charge, if any, will vary depending on the number of years between the payment for the purchase of B Shares of a Fund and their redemption.

The contingent deferred sales charge will be assessed on an amount equal to the lesser of the cost of the shares being redeemed and their net asset value at the time of redemption. Accordingly, no sales charge will be imposed on increases in net asset value above the initial purchase price. In addition, no charge will be assessed on shares derived from the reinvestment of dividends and distributions.

     Contingent Deferred Sales

                        Charge as a % of Dollar
Year Since Purchase     Amount Subject to Charge
First                            4.0%
Second                           3.0%
Third                            3.0%
Fourth                           2.0%
Fifth                            2.0%
Sixth                            1.0%
Seventh                          None

Redemptions of shares will be effected in the manner that results in the imposition of the lowest deferred sales charge. Redemptions with respect to a shareholder's investment in a Fund will automatically be made first from any A Shares in the Fund, second from B Shares of the Fund acquired pursuant to reinvestment of dividends and distributions, third from B Shares of the Fund held for over six years and fourth from the longest outstanding B Shares of the Fund held for less than six years.

No contingent deferred sales charge is imposed on (i) redemptions of shares acquired through the reinvestment of dividends and distributions, (ii) involuntary redemptions by a Fund of shareholder accounts with low account balances, (iii) redemptions of shares following the death or disability of a shareholder if the Fund is notified within one year of the shareholder's death or disability and (iv) redemptions to effect a distribution (other than a lump sum distribution) from an IRA, Keogh plan or Section 403(b) custodial account or from a qualified retirement plan. See the SAI for further information.

Conversion Feature. After seven years from the end of the calendar month in which the shareholder's purchase order for B shares was accepted, the Shares will automatically convert to A Shares of that Fund. The conversion will be on the basis of the relative net asset values of the Shares, without the imposition of any sales load, fee or other charge. For purposes of conversion, B Shares of a Fund purchased by a shareholder through the reinvestment of dividends and distributions will be considered to be held in a separate sub-account. Each time any B Shares in the shareholder's account (other than those in the sub-account) convert, an equal pro rata portion of those shares in the sub-account will also convert. The conversion of B Shares to A Shares is subject to the continuing availability of certain opinions of counsel and the conversion of a Fund's B Shares to A Shares may be suspended if such an opinion is no longer available at the time the conversion is to occur. In that event, no further conversions of the Fund's B Shares would occur, and shares might continue to be subject to a distribution services and maintenance fee for an indefinite period.




6.   How to Sell Shares

General Information

Fund Shares may be sold (redeemed) at their net asset value on any Fund Business Day subject to a contingent deferred sales charge imposed, in the case of A Shares, on some redemptions made within two years of purchase and, in the case of B Shares, on most redemptions made within six years of purchase. There is no minimum period of investment and no restriction on the frequency of redemptions.

Fund shares are redeemed as of the next determination of the Fund's net asset value following acceptance by the Transfer Agent of the redemption order in proper form (and any supporting documentation which the Transfer Agent may require). Redeemed shares are not entitled to receive dividends declared after the day the redemption becomes effective.

Normally, redemption proceeds are paid immediately, but in no event later than seven days following acceptance of a redemption order. Proceeds of redemption requests (and exchanges), however, will not be paid unless any check

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

to purchase the shares being redeemed has been cleared by the shareholder's bank, which may take up to 15 days. This delay may be avoided by paying for shares through wire transfers. Unless otherwise indicated, redemption proceeds normally are paid by check mailed to the shareholder's record address. The right of redemption may not be suspended nor the payment date postponed for more than seven days after the tender of the shares to a Fund except when the New York Stock Exchange is closed (or when trading thereon is restricted) for any reason other than its customary weekend or holiday closings, for any period during which an emergency exists as a result of which disposal by the Fund of its portfolio securities or determination by the Fund of the value of its net assets is not reasonably practicable and for such other periods as the SEC may permit.


Redemption Procedures

Shareholders who have invested directly in a Fund may redeem their Shares as described below. Shareholders who have invested through a Processing Organization may redeem their shares through the Processing Organization as described above. Shareholders who wish to redeem shares by telephone or receive redemption proceeds by bank wire must elect these options by properly completing the appropriate sections of their account application form. These privileges may not be available until several weeks after a shareholder's application is received. Shares for which certificates have been issued may not be redeemed by telephone.

1. By Mail. Shareholders may redeem shares by sending a written request to the Transfer Agent accompanied by any share certificate that may have been issued to the shareholder to evidence the shares being redeemed. All written requests for redemption must be signed by the shareholder with signature guaranteed, and all certificates submitted for redemption must be endorsed by the shareholder with signature guaranteed. See "How to Sell Shares - Other Redemption Matters."

2. By Telephone. A shareholder who has elected telephone redemption privileges may make a telephone redemption request by calling the Transfer Agent at 800-338-1348 or 612-667-8833 and providing the shareholder's account number, the exact name in which his shares are registered and the shareholder's social security or taxpayer identification number. In response to the telephone redemption instruction, the Trust will mail a check to the shareholder's record address or, if the shareholder has elected wire redemption privileges, wire the proceeds. See "How to Sell Shares - Other Redemption Matters."

3. By Bank Wire. For redemptions of more than $5,000, a shareholder who has elected wire redemption privileges may request a Fund to transmit the redemption proceeds by Federal funds wire to a bank account designated in writing by the shareholder. To request bank wire redemptions by telephone, the shareholder also must have elected the telephone redemption privilege. Redemption proceeds are transmitted by wire on the day after a redemption request in proper form is received by the Transfer Agent.


Other Redemption Matters

Signature Guarantee. A signature guarantee is required for the following: any endorsement on a share certificate and for instructions to change a shareholder's record name or address, designated bank account for wire redemptions, Automatic Investment or Withdrawal Plan, dividend election, telephone redemption or exchange option election or any other option election in connection with the shareholder's account. Signature guarantees may be provided by any bank, broker-dealer, national securities exchange, credit union, savings association or other eligible institution that is authorized to guarantee signatures, and is acceptable to the Transfer Agent. Whenever a signature guarantee is required, the signature of each person required to sign for the account must be guaranteed.

Shareholders who wish to accomplish redemptions or exchanges by telephone must elect those privileges. The Trust will employ reasonable procedures in order to verify that telephone requests are genuine, including recording telephone instructions and causing written confirmations of the resulting transactions to be sent to shareholders. If the Trust did not employ such procedures, it could be liable for losses arising from unauthorized or fraudulent telephone instructions. Shareholders should verify the accuracy of telephone instructions immediately upon receipt

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

of confirmation statements. During times of drastic economic or market changes, telephone redemption and exchange privileges may be difficult to implement. In the event that a shareholder is unable to reach the Transfer Agent by telephone, requests may be mailed or hand-delivered to the Transfer Agent.

Due to the cost to the Trust of maintaining smaller accounts, the Trust reserves the right to redeem, upon not less than 60 days' written notice, all shares in any Fund account whose aggregate net asset value is less than $1,000 immediately following any redemption.




7.   Other Shareholder Services

Exchanges

Shareholders of A Shares and B Shares may exchange their shares for A Shares and B Shares, respectively, of the other funds of the Trust that offer those shares. As of the date of this Prospectus, the funds of the Trust that offer A Shares and B Shares, which are offered through separate prospectuses, are Adjustable U.S. Government Reserve Fund, Government Income Fund, Income Fund, Total Return Bond Fund, Tax-Free Income Fund, Colorado Tax-Free Fund and Minnesota Tax-Free Fund. It is anticipated that the Trust may in the future create additional funds that will offer Shares which will be exchangeable with the Funds' Shares. In addition, A Shares may be exchanged for Investor Shares of Ready Cash Investment Fund and Municipal Money Market Fund of the Trust. B Shares may be exchanged for Exchange Shares of Ready Cash Investment Fund. Prospectuses for the shares of the funds listed above, as well as a current list of the funds of the Trust that offer shares exchangeable with the Shares of the Funds, can be obtained through Forum by contacting the Transfer Agent.

The Funds do not charge for exchanges, and there is currently no limit on the number of exchanges a shareholder may make. The Funds reserve the right, however, to limit excessive exchanges by any shareholder. Exchanges are subject to the fees (other than contingent deferred sales charges) charged by, and the limitations (including minimum investment restrictions) of, the fund into which a shareholder is exchanging.

Exchanges may only be made between identically registered accounts or to open a new account. A new account application is required to open a new account through an exchange if the new account will not have an identical registration and the same shareholder privileges as the account from which the exchange is being made. Shareholders may only exchange into a fund if that fund's shares may legally be sold in the shareholder's state of residence.

The Funds and Federal tax law treat an exchange as a redemption and a purchase. Accordingly, a shareholder may realize a capital gain or loss depending on whether the value of the shares redeemed is more or less than the shareholder's basis in the shares at the time of the exchange transaction. Exchange procedures may be amended materially or terminated by the Trust at any time upon 60 days' notice to shareholders. See "Additional Purchase and Redemption Information" in the SAI.

Sales Charges. The exchange of A Shares may result in additional sales charges. If an exchange of A Shares is made into a fund that imposes an initial sales charge, the shareholder is required to pay an amount equal to any excess of that Fund's initial sales charge attributable to the number of shares being acquired in the exchange over any initial sales charge paid by the shareholder for the shares being exchanged. For example, if a shareholder paid a 2% initial sales charge in connection with a purchase of shares and then exchanged those shares into A Shares of another fund with a 3% initial sales charge, the shareholder would pay an additional 1% sales charge on the exchange. A Shares acquired through the reinvestment of dividends or distributions are deemed to have been acquired with a sales charge rate equal to that applicable to the shares on which the dividends or distributions were paid.

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

Shares of a Fund ("Original Shares") may be exchanged without the payment of any contingent deferred sales charge. A and B Shares acquired as a result of such exchange ("New Shares") and subsequently redeemed will nonetheless be subject to the contingent deferred sales charge applicable to the Original Shares as if those shares were being redeemed at that time. For purposes of computing both the contingent deferred sales charge payable upon redemption of the New Shares and, in the case of B Shares, the time remaining before the New B Shares convert to A Shares of that Fund, the deferred sales charge and the time remaining applicable to the Original Shares will apply to the New Shares rather than the deferred sales charge and time remaining that would otherwise apply. The deferred sales charge and time remaining applicable to Shares first purchased by a shareholder will apply to New Shares resulting from both an initial and any subsequent exchanges.

1. Exchanges By Mail. Exchanges may be made by sending a written request to the Transfer Agent accompanied by any share certificates for the shares to be exchanged. All written requests for exchanges must be signed by the shareholder, and all certificates submitted for exchange must be endorsed by the shareholder with signature guaranteed. See "How to Sell Shares - Other Redemption Matters."

2. Exchanges By Telephone. A shareholder who has elected telephone exchange privileges may make a telephone exchange request by calling the Transfer Agent at 800-338-1348 or 612-667-8833 and providing the shareholder's account number, the exact name in which the shareholder's shares are registered and the shareholder's social security or taxpayer identification number. See "How to Sell Shares - Other Redemption Matters."


Automatic Investment Plan

Under the Funds' Automatic Investment Plan, shareholders may authorize monthly amounts of $50 or more to be withdrawn automatically from the shareholder's designated bank account (other than passbook savings) and sent to the Transfer Agent for investment in either A or B Shares of a Fund. Shareholders wishing to use this plan must complete an application which may be obtained by writing or calling the Transfer Agent. The Trust may modify or terminate the automatic investment plan with respect to any shareholder in the event that the Trust is unable to settle any transaction with the shareholder's bank. If the Automatic Investment Plan is terminated before the shareholder's account totals $1,000, the Trust reserves the right to close the account in accordance with the procedures described under "How to Sell Shares - Other Redemption Matters."


Individual Retirement Accounts

The Funds may be a suitable investment vehicle for part or all of the assets held in individual retirement accounts ("IRAs"). An IRA account application form may be obtained by contacting the Trust at 800-338-1348 or 612-667-8833. Individuals may make tax-deductible IRA contributions of up to a maximum of $2,000 annually. However, the deduction will be reduced if the individual or, in the case of a married individual filing jointly, either the individual or the individual's spouse is an active participant in an employer-sponsored retirement plan and has adjusted gross income above certain levels.


Automatic Withdrawal Plan

A shareholder whose Shares in a single account total $1,000 or more may establish a withdrawal plan to provide for the preauthorized payment from the shareholder's account of $250 or more on a monthly, quarterly, semi-annual or annual basis. Under the withdrawal plan, sufficient shares in the shareholder's account are redeemed to provide the amount of the periodic payment and any taxable gain or loss is recognized by the shareholder upon redemption of the shares. Shareholders wishing to utilize the withdrawal plan may do so by completing an application which may be obtained by writing or calling the Transfer Agent. The Trust may suspend a shareholder's withdrawal plan without notice if the account contains insufficient funds to effect a withdrawal or if the account balance is less than $1,000 at any time.

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Reopening Accounts

A shareholder may reopen an account, without filing a new account application form, at any time within one year after the shareholder's account is closed, provided that the information on the account application form on file with the Trust is still applicable.




8.   Dividends and Tax Matters

Dividends

Dividends of Income Stock Fund's, ValuGrowth Stock Fund's, Small Company Stock Fund's, and Contrarian Stock Fund's net investment income are declared and paid monthly. Dividends of International Fund's net investment income are declared and paid annually. Distributions of net capital gain, if any, realized by a Fund are distributed annually. Dividends paid by a Fund with respect to each class of shares of the Fund will be calculated in the same manner at the same time on the same day. The per share dividends on a Fund's B Shares will be lower than the per share dividends on A Shares as a result of the distribution services fees and maintenance fees applicable to B Shares.

Shareholders may choose to have dividends and distributions of a Fund reinvested in shares of that Fund (the "Reinvestment Option"), to receive dividends and distributions in cash (the "Cash Option") or to direct dividends and distributions to be reinvested in shares of another fund of the Trust (the "Directed Dividend Option"). All dividends and distributions are treated in the same manner for Federal income tax purposes whether received in cash or reinvested in shares of a fund.

Under the Reinvestment Option, all dividends and distributions of a Fund are automatically invested in additional shares of that Fund. All dividends and distributions are reinvested at a Fund's net asset value as of the payment date of the dividend or distribution. Shareholders are assigned this option unless one of the other two options is selected. Under the Cash Option, all dividends and distributions are paid to the shareholder in cash. Under the Directed Dividend Option, shareholders of a Fund whose shares in a single account of that Fund total $10,000 or more may elect to have all dividends and distributions reinvested in shares of another fund of the Trust, provided that those shares are eligible for sale in the shareholder's state of residence. For further information concerning the Directed Dividend Option, shareholders should contact the Transfer Agent.


Taxes

Each Fund intends to continue to qualify (and International Fund intends to qualify) for each fiscal year to be taxed as a "regulated investment company" under the Internal Revenue Code of 1986 (the "Code"). As such, the Funds will not be liable for Federal income and excise taxes on the net investment income and capital gain distributed to their shareholders. Because each Fund intends to distribute all of its net investment income and net capital gain each year, each Fund should thereby avoid all Federal income and excise taxes.

Dividends paid by a Fund out of its net investment income (including realized net short-term capital gain) are taxable to shareholders of the Fund as ordinary income notwithstanding that the dividends are reinvested in additional shares of the Fund.

Distributions of net long-term capital gain, if any, realized by a Fund are taxable to shareholders of the Fund as long-term capital gain, regardless of the length of time the shareholder may have held shares in the Fund at the time of distribution. If a shareholder holds shares for six months or less and during that period receives a distribution taxable to the shareholder as long-term capital gain, any loss realized on the sale of the shares during that six-month period would be a long-term capital loss to the extent of the distribution.

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Any dividend or distribution received by a shareholder on shares of a Fund will have the effect of reducing the net asset value of the shares by the amount of the dividend or distribution. Furthermore, a dividend or distribution made shortly after the purchase of shares by a shareholder, although in effect a return of capital to that particular shareholder, would be taxable to the shareholder as described above.

It is expected that a portion of each Fund's dividends from net investment income will be eligible for the dividends received deduction for corporations.

Each Fund is required by Federal law to withhold 31% of reportable payments (which may include dividends, capital gain distributions and redemptions) paid to a shareholder who fails to provide the Fund with a correct taxpayer identification number or to make required certifications, or who is subject to backup withholding.

Reports containing appropriate information with respect to the Federal income tax status of dividends and distributions paid during the year by each Fund will be mailed to shareholders shortly after the close of each year.

International Fund/International Portfolio. The Portfolio is not required to pay Federal income taxes on its net investment income and capital gain, as it is treated as a partnership for Federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to have been "passed through" to the Fund in proportion to its holdings of the Portfolio, regardless of whether such interest, dividends or gains have been distributed by the Portfolio or losses have been realized by the Portfolio. Investment income received by the Fund from sources within foreign countries may be subject to foreign income or other taxes. The Fund intends to elect, if eligible to do so, to permit its shareholders to take a credit (or a deduction) for foreign income and other taxes paid by the Portfolio. Shareholders of the Fund will be notified of their share of those taxes and will be required to include that amount as income. In that event, the shareholder may be entitled to claim a credit or deduction for those taxes.




9.   Other Information

Banking Law Matters

Federal banking laws and regulations generally permit a bank or bank affiliate to act as investment adviser, transfer agent, or custodian to an investment company and to purchase shares of the investment company as agent for and upon the order of a customer and, in connection therewith, to retain a sales charge or similar payment. Counsel to the Trust believes that Norwest and any other bank or bank affiliate that may serve as a Processing Organization or perform sub-transfer agent or similar services or purchase shares as agent for its customers may perform the services described in this Prospectus for the Trust and its shareholders without violating applicable Federal banking laws or regulations.

Federal or state statutes or regulations and judicial or administrative decisions or interpretations relating to the activities of banks and their affiliates, however, could prevent a bank or bank affiliate from continuing to perform all or a part of the activities contemplated by this Prospectus. If a bank or bank affiliate were prohibited from so acting, changes in the operation of the Trust could occur and a shareholder serviced by a bank or bank affiliate may no longer be able to avail itself of those services. It is not expected that shareholders would suffer any adverse financial consequences as a result of any of these occurrences.


Determination of Net Asset Value

The Trust determines the net asset value per share of each Fund as of 4:00 P.M., Eastern time, on each Fund Business Day by dividing the value of the Fund's net assets (i.e., the value of its securities and other assets less its liabilities) by the number of shares outstanding at the time the determination is made. Securities owned by a Fund

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for which market quotations are readily available are valued at current market value or, in their absence, at fair value as determined by the Board. The Trust does not determine net asset value on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas.

The per share net asset values of each class of shares of a Fund are expected to be substantially the same. Under certain circumstances, however, the per share net asset value of each class may vary. Due to the higher expenses of B Shares, the net asset value of B Shares will generally be lower than the net asset value of the other classes. The per share net asset value of each class of a Fund eventually will tend to converge immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differential among the classes.

International Fund's trading in securities on European, Far Eastern and other international securities exchanges and over-the-counter markets is normally completed well before the close of business of each Fund Business Day. In addition, trading in foreign securities generally or in a particular country or countries may not take place on all Fund Business Days. Trading does take place in various foreign markets, however, on days on which the Fund's net asset value is not calculated. Calculation of the net asset value per share of the Fund may not occur contemporaneously with the determination of the prices of the foreign securities used in the calculation. Events affecting the values of foreign securities that occur after the time their prices are determined and before the Fund's determination of net asset value will not be reflected in the Fund's calculation of net asset value unless the Adviser or Schroder determines that the particular event would materially affect net asset value, in which case an adjustment will be made.

All assets and liabilities of the International Fund denominated in foreign currencies are converted into United States dollars at the mean of the bid and asked prices of such currencies against the United States dollar last quoted by a major bank prior to the time of conversion.


Performance Information

A Fund's performance may be quoted in advertising in terms of yield or total return. All performance information is based on historical results and is not intended to indicate future performance. A Fund's yield is a way of showing the rate of income the Fund earns on its investments as a percentage of the Fund's share price. To calculate standardized yield, a Fund takes the interest income it earned from its investments for a 30-day period (net of expenses), divides it by the average number of shares entitled to receive dividends, and expresses the result as an annualized percentage rate based on the Fund's share price at the end of the 30-day period. A Fund's total return shows its overall change in value, including changes in share price and assuming all the Fund's dividends and distributions are reinvested. A cumulative total return reflects a Fund's performance over a stated period of time. An average annual total return reflects the hypothetical annually compounded return that would have produced the same cumulative total return if the Fund's performance had been constant over the entire period. Because average annual returns tend to smooth out variations in the Funds' returns, shareholders should recognize that they are not the same as actual year-by-year results. To illustrate the components of overall performance, a Fund may separate its cumulative and average annual returns into income results and capital gain or loss. Published yield quotations are, and total return figures may be, based on amounts actually invested in a Fund net of sales loads that may be paid by an investor. A computation of yield or total return that does not take into account the sales load paid by an investor will be higher than a computation based on the public offering price of shares purchased that take into account payment of the sales load.

The Funds' advertisements may reference ratings and rankings among similar mutual funds by independent evaluators such as Morningstar, Inc., Lipper Analytical Services, Inc. and IBC/Donoghue, Inc. In addition, the performance of the Funds may be compared to recognized indices of market performance. The comparative material found in the Funds' advertisements, sales literature or reports to shareholders may contain performance ratings. This material is not to be considered representative or indicative of future performance. All performance information for a Fund is calculated on a class basis.

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The Trust and Its Shares

The Trust was originally organized under the name "Prime Value Funds, Inc." as a Maryland corporation on August 29, 1986, and on July 30, 1993, was reorganized as a Delaware business trust. The Trust has an unlimited number of authorized shares of beneficial interest. The Board may, without shareholder approval, divide the authorized shares into an unlimited number of separate portfolios or series (such as the Funds) and may divide portfolios or series into classes of shares (such as A and B Shares), and the costs of doing so will be borne by the Trust. Currently the authorized shares of the Trust are divided into thirty-one separate series.

Other Classes of Shares. In addition to the Shares, each Fund may create and issue shares of other classes of securities. Each Fund currently offers three classes of shares: A Shares; B Shares; and I Shares. I Shares are offered to fiduciary, agency and custodial clients of bank trust departments, trust companies and their affiliates without any sales charges or distribution service or maintenance fees. Each class of a Fund may have a different expense ratio and different sales charges (including distribution fees) and each class' performance will be affected by its expenses and sales charges. For more information on any other class of shares of the Funds investors may contact the Transfer Agent at 612-667-8833 or 800-338-1348. Investors may also contact their Norwest sales representative or the Funds' distributor to obtain information about the other classes. Sales personnel of broker-dealers and other financial institutions selling the Fund's shares may receive differing compensation for selling A, B and I Shares of the Funds.

Shareholder Voting and Other Rights. Each share of each fund of the Trust and each class of shares has equal dividend, distribution, liquidation and voting rights, and fractional shares have those rights proportionately, except that expenses related to the distribution of the shares of each class (and certain other expenses such as transfer agency and administration expenses) are borne solely by those shares and each class votes separately with respect to the provisions of any Rule 12b-1 plan which pertain to the class and other matters for which separate class voting is appropriate under applicable law. Generally, shares will be voted in the aggregate without reference to a particular portfolio or class, except if the matter affects only one portfolio or class or voting by portfolio or class is required by law, in which case shares will be voted separately by portfolio or class, as appropriate. Delaware law does not require the Trust to hold annual meetings of shareholders, and it is anticipated that shareholder meetings will be held only when specifically required by Federal or state law. Shareholders have available certain procedures for the removal of Trustees. There are no conversion or preemptive rights in connection with shares of the Trust. All shares when issued in accordance with the terms of the offering will be fully paid and nonassessable. Shares are redeemable at net asset value, at the option of the shareholders, subject to any contingent deferred sales charge that may apply. A shareholder in a portfolio is entitled to the shareholder's pro rata share of all dividends and distributions arising from that portfolio's assets and, upon redeeming shares, will receive the portion of the portfolio's net assets represented by the redeemed shares.

From time to time, certain shareholders may own a large percentage of the shares of a Fund. Accordingly, those shareholders may be able to greatly affect (if not determine) the outcome of a shareholder vote.

The Portfolio normally will not hold meetings of investors except as required by the 1940 Act. Each investor in the Portfolio, such as International Fund, will be entitled to vote in proportion to its relative beneficial interest in the Portfolio. On most issues subject to a vote of investors, as required by the 1940 Act and other applicable law, the Fund will solicit proxies from shareholders of the Fund and will vote its interest in the Portfolio in proportion to the votes cast by its shareholders. If there are other investors in the Portfolio, there can be no assurance that any issue that receives a majority of the votes cast by Fund shareholders will receive a majority of votes cast by all investors in the Portfolio; indeed, if other investors hold a majority interest in the Portfolio, they could hold have voting control of the Portfolio.


Core Trust Structure

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International Fund invests all of its assets in the Portfolio, a separate series of Core Trust, a business trust organized under the laws of the State of Delaware in September 1994. Accordingly, the Portfolio directly acquires its own investment securities and the Fund acquires an indirect interest in those securities. Core Trust is registered under the 1940 Act as an open-end management investment company and currently has seven separate portfolios. The assets of the Portfolio, a diversified portfolio, belong only to, and the liabilities of the Portfolio are borne solely by, the Portfolio and no other portfolio of Core Trust.

The Portfolio. The investment objective and fundamental investment policies of International Fund and the Portfolio can be changed only with shareholder approval. See "Prospectus Summary," "Investment Objectives and Policies," and "Management" for a complete description of the Portfolio's investment objective, policies, restrictions, management, and expenses.

International Fund's investment in the Portfolio is in the form of a non-transferable beneficial interest. As of the date of this Prospectus, the Fund is the only institutional investor that has invested all of its assets in the Portfolio. The Portfolio may permit other investment companies or institutional investors to invest in it. All investors in the Portfolio will invest on the same terms and conditions as the Fund and will pay a proportionate share of the Portfolio's expenses.

The Portfolio will not sell its shares directly to members of the general public. Another investor in the Portfolio, such as an investment company, that might sell its shares to members of the general public would not be required to sell its shares at the same public offering price as the Fund, could have different advisory and other fees and expenses than the Fund. Therefore, Fund shareholders may have different returns than shareholders in another investment company that invests exclusively in the Portfolio. There is currently no such other investment company that offers its shares to members of the general public. Information regarding any such funds in the future will be available from Core Trust by calling 212-363-3300.

Certain Risks of Investing in the Portfolio. The Fund's investment in the Portfolio may be affected by the actions of other large investors in the Portfolio, if any. For example, if the Portfolio had a large investor other than the Fund that redeemed its interest in the Portfolio, the Portfolio's remaining investors (including the Fund) might, as a result, experience higher pro rata operating expenses, thereby producing lower returns.

The Fund may withdraw its entire investment from the Portfolio at any time, if the Board determines that it is in the best interests of the Fund and its shareholders to do so. The Fund might withdraw, for example, if there were other investors in the Portfolio with power to, and who did by a vote of the shareholders of all investors (including the Fund), change the investment objective or policies of the Portfolio in a manner not acceptable to the Board. A withdrawal could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) by the Portfolio. That distribution could result in a less diversified portfolio of investments for the Fund and could affect adversely the liquidity of the Fund's portfolio. If the Fund decided to convert those securities to cash, it usually would incur brokerage fees or other transaction costs. If the Fund withdrew its investment from the Portfolio, the Board would consider what action might be taken, including the management of the Fund's assets in accordance with its investment objective and policies by the Adviser and Schroder, the Fund's investment adviser and subadviser, respectively, or the investment of all of the Fund's investable assets in another pooled investment entity having substantially the same investment objective as the Fund. The inability of the Fund to find a suitable replacement investment, in the event the Board decided not to permit the Adviser and Schroder to manage the Fund's assets, could have a significant impact on shareholders of the Fund.

Each investor in the Portfolio, including the Fund, will be liable for all obligations of the Portfolio, but not any other portfolio of Core Trust. The risk to an investor in the Portfolio of incurring financial loss on account of such liability, however, would be limited to circumstances in which the Portfolio was unable to meet its obligations. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

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No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, the Statement of Additional Information and the Funds' official sales literature in connection with the offering of the Funds' shares, and if given or made, such information or representations must not be relied upon as having been authorized by the Trust. This Prospectus does not constitute an offer in any state in which, or to any person to whom, such offer may not lawfully be made.




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